UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 3)
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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  Preliminary Proxy Statement
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  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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  Definitive Proxy Statement
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  Definitive Additional Materials
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  Soliciting Material Pursuant to Rule §240.14a-12
GYRODYNE COMPANY OF AMERICA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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  No fee required.
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  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.
  Title of each class of securities to which transaction applies:

2.
  Aggregate number of securities to which transaction applies:

3.
  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.
  Proposed maximum aggregate value of transaction:

5.
  Total fee paid:

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  Fee paid previously with preliminary materials.
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  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.
  Amount Previously Paid: $14,488.93
2.
  Form, Schedule or Registration Statement No.: Form S-4 333-191820
3.
  Filing Party: Gyrodyne, LLC
4.
  Date Filed: October 21, 2013

The information in this proxy statement/prospectus is not complete and may be changed. Gyrodyne, LLC may not sell or issue these securities until the registration statement filed with the Securities and Exchange Commission of which this proxy statement/prospectus forms a part is effective. This proxy statement/prospectus is not an offer to sell these securities and Gyrodyne, LLC is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

One Flowerfield, Suite 24 Saint James, New York 11780	PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED JUNE 25, 2014 PROXY STATEMENT OF GYRODYNE COMPANY OF AMERICA, INC. PROSPECTUS OF GYRODYNE, LLC 1,482,680 common shares

Dear Shareholders:
I cordially invite you to a special meeting of shareholders of Gyrodyne Company of America, Inc., which we will hold at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on August 14, 2014, at 11:00 a.m., Eastern Time. At the special meeting, we will ask you to authorize a plan of merger and the transactions contemplated thereby, including the merger of Gyrodyne and Gyrodyne Special Distribution, LLC with and into a limited liability company, Gyrodyne, LLC. Shareholders of record at the close of business on June 30, 2014, will be entitled to vote at the special meeting or its adjournment or postponement, if any.
Gyrodyne has had a stated goal of providing one or more tax efficient liquidity events to its shareholders and taking into account, among other factors, Gyrodyne’s receipt of a private letter ruling from the Internal Revenue Service that permitted Gyrodyne to distribute, by means of a special dividend, the approximately $98,685,000 in gains realized from its receipt of additional damages in July 2012 in connection with judgments in Gyrodyne’s favor in condemnation litigation with the State of New York regarding 245.5 acres of Gyrodyne’s Flowerfield property in St. James and Stony Brook, New York, subject to a 4% excise tax but without incurring a REIT-level 35% capital gains tax. On September 12, 2013 and further to such goal, our board of directors concluded that it is in the best interests of Gyrodyne and its shareholders to liquidate the Company for federal income tax purposes. In adopting a plan of liquidation within the meaning of the Internal Revenue Code, for federal income tax purposes, our board of directors also determined to pursue the actual disposition of Gyrodyne’s remaining assets in an orderly manner designed to obtain the best value reasonably available for such assets. The completion of the merger would complete the liquidation for tax purposes even though the actual disposition of the properties within the same period had not necessarily occurred. Our board of directors believed that the prompt completion of the liquidation for tax purposes by means of the merger while permitting a longer period to dispose of the remaining assets would help obtain better values by enabling the sales to take place without the potential timing constraints created by completing the merger as promptly as practicable. In addition, the ability to extend the time of holding the properties would permit Gyrodyne to seek enhancements of the value of Flowerfield including by pursuing various development or zoning opportunities.
The first of two special dividends was paid on December 30, 2013 to shareholders of record as of November 1, 2013 in the form of $68,000,000, or $45.86 per share, in cash, and nontransferable interests in a newly formed New York limited liability company, Gyrodyne Special Distribution, LLC, valued at $30,685,000, or $20.70 per share. Gyrodyne Special Distribution, LLC was formed to hold Gyrodyne’s properties in Flowerfield as well as its medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. The transfer of such properties by Gyrodyne to Gyrodyne Special Distribution, LLC in December 2013 resulted in the recognition of approximately $28.4 million of capital gain income by Gyrodyne in 2013. Giving effect to offsetting deductions, Gyrodyne had approximately $18 million in REIT income for 2013. In order to satisfy applicable REIT distribution requirements, Gyrodyne declared the second special dividend in December 2013 to shareholders of record as of December 31, 2013. The second special dividend was paid on January 31, 2014 in the form of nontransferable dividend notes aggregating $16,150,000 (or $10.89 per share) in principal amount.
The plan of merger is designed to facilitate the liquidation of Gyrodyne for federal income tax purposes and to reassemble as equity interests in Gyrodyne, LLC, the interests in Gyrodyne Special Distribution, LLC distributed in the first special dividend, the dividend notes issued in the second special dividend and the common shares of Gyrodyne, thereby resulting in a simplified capital structure and permitting holders of nontransferable interests in Gyrodyne Special Distribution, LLC and holders of nontransferable dividend notes as well as Gyrodyne shareholders to receive freely transferable common shares of Gyrodyne, LLC, the entity that will hold and operate the Flowerfield, Port Jefferson, Cortlandt Manor and Fairfax properties, pending their sale or other disposition. In essence, having made the first special dividend to achieve the benefits of the private letter ruling and the second special dividend to make a required distribution of 2013 REIT income, the merger will effect the final step in the plan of liquidation within the meaning of the Internal Revenue Code, while simplifying the corporate structure and interrelationships of Gyrodyne and Gyrodyne Special Distribution, LLC. Based on the number of common shares of Gyrodyne outstanding on June 30, 2014, the record date, Gyrodyne expects to issue approximately 1,482,680 common shares of Gyrodyne, LLC in connection with the merger. The common shares of Gyrodyne, LLC are intended to become publicly traded on NASDAQ under the symbol “GYRO.” No assurance can be given that NASDAQ will permit trading of the common shares of Gyrodyne, LLC. The merger, which will effect the completion of the plan of liquidation for purposes of the Internal Revenue Code, will result in holders of Gyrodyne common stock receiving approximately 15.2% of the common shares of Gyrodyne, LLC in the aggregate (0.152 common shares of Gyrodyne, LLC per share of Gyrodyne common stock, or an aggregate of 225,367 common shares of Gyrodyne, LLC), holders of nontransferable dividend notes receiving approximately 29.2% of the common shares of Gyrodyne, LLC in the aggregate (0.292 common shares of Gyrodyne, LLC per $10.89 principal amount Dividend Note and accrued interest thereon, or an aggregate of 432,943 common shares of Gyrodyne, LLC), and holders of nontransferable interests in Gyrodyne Special Distribution, LLC receiving approximately 55.6% of the common shares of Gyrodyne, LLC in the aggregate (0.556 common shares of Gyrodyne, LLC per GSD interest, or an aggregate of 824,370 common shares of Gyrodyne, LLC), subject to adjustment in the discretion of the Gyrodyne board of directors. In addition, shareholders will consider such other matters as may properly come before the meeting. Our board of directors believes that the proposal being submitted for shareholder action is in the best interests of Gyrodyne and its shareholders and recommends a vote “FOR” the proposal.
This proxy statement/prospectus is the proxy statement of Gyrodyne Company of America, Inc. for the special meeting and also the prospectus of Gyrodyne, LLC for the common shares representing limited liability company interests in Gyrodyne, LLC that will be issued to Gyrodyne shareholders, holders of nontransferable dividend notes and holders of nontransferable interests in Gyrodyne Special Distribution, LLC, in connection with the merger, if it is implemented. This proxy statement/prospectus contains information about the special meeting and will serve as your guide to the matters on which you will be asked to vote. In particular, you should carefully read the section captioned “Risk Factors” beginning on page [•] for a discussion of certain risk factors relating to the merger.
Your vote is very important to us and it is important that your shares be represented at the special meeting. The plan of merger and the transactions contemplated thereby cannot be completed unless shareholders of at least two-thirds of all outstanding shares of Gyrodyne common stock entitled to vote thereon vote in favor of such proposal. Whether or not you plan to attend the special meeting, I encourage you to promptly vote your shares by proxy by following the instructions beginning on page [•] of this proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.
If you have any questions or need assistance voting your shares of Gyrodyne common stock, please call MacKenzie Partners, Inc., our proxy solicitor, toll-free at 1-800-322-2885.
Thank you for your continued support of Gyrodyne. I look forward to seeing you at the meeting.
Sincerely,
Frederick C. Braun III
President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the plan of merger or the transactions contemplated thereby, passed upon the merits or fairness of the plan of merger and the transactions contemplated thereby, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated [•], 2014 and is first being mailed to shareholders on or about [•], 2014.

One Flowerfield, Suite 24 Saint James, New York 11780	NOTICE OF SPECIAL MEETING OF SHAREHOLDERS to be held on August 14, 2014

NOTICE IS HEREBY GIVEN, pursuant to the by-laws, that a special meeting of shareholders (the “special meeting”) of Gyrodyne Company of America, Inc. (the “Company” or “Gyrodyne”) will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780, on August 14, 2014, at 11:00 a.m., Eastern Time.
At the special meeting, shareholders will be asked to consider and vote upon a proposal to authorize a proposed Plan of Merger (as described below) and the transactions contemplated thereby under the New York Business Corporation Law, including the merger of Gyrodyne and Gyrodyne Special Distribution, LLC (“GSD”) into Gyrodyne, LLC (“Gyrodyne, LLC”) (the “Proposal”), and to transact such other business as may properly come before the special meeting or any adjournment thereof.
Our board of directors unanimously recommends that you vote “FOR” the Proposal.
The proposal is described more fully in the proxy statement/prospectus accompanying this notice, which you are urged to read carefully. In particular, see sections titled “Risk Factors” and “Federal Income Tax Considerations” of this proxy/prospectus.
Our board of directors has fixed the close of business on June 30, 2014 as the record date for determining shareholders entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. In addition to this notice, enclosed in this mailing are the proxy statement/prospectus, proxy card and attendance registration form.
To obtain an admittance card for the special meeting, please complete the enclosed attendance registration form and return it with your proxy card. If your shares are held by a bank or broker, you may obtain an admittance card by returning the attendance registration form your bank or broker forwarded to you. If you do not receive an attendance registration form, you may obtain an admittance card by sending a written request, accompanied by proof of share ownership, to the undersigned. For your convenience, we recommend that you bring your admittance card to the special meeting so you can avoid registration and proceed directly to the special meeting. However, if you do not have an admittance card by the time of the special meeting, please bring proof of share ownership to the registration area where our staff will assist you.
YOUR VOTE IS IMPORTANT
The transactions contemplated by THE PLAN OF MERGER cannot be completed unless shareholders of at least two-thirds of all outstanding shares of Gyrodyne common stock ENTITLED TO VOTE THEREON vote in favor of THE proposal. if you abstain from voting, your abstention will have the same effect as a “no” vote for purposes of determining whether approval of THE proposal has been obtained. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING, BUT WILL HELP ASSURE A QUORUM AND AVOID FURTHER PROXY SOLICITATION COSTS. ATTENDANCE AT THE SPECIAL MEETING IS LIMITED TO SHAREHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY. FOR IDENTIFICATION PURPOSES, “STREET NAME” SHAREHOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.
By Order of the Board of Directors,
Peter Pitsiokos
Corporate Secretary
[•], 2014
In addition to delivering the proxy materials for the special meeting to shareholders by mail, this proxy statement/prospectus also is available at http://www.gyrodyne.com/proxy.php

REFERENCES TO ADDITIONAL INFORMATION
This document incorporates by reference important business and financial information about Gyrodyne from documents that it has filed with the SEC but that are not being included in or delivered with this document. The SEC allows us to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement/prospectus.
The following Gyrodyne filings with the SEC are incorporated by reference:
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  Gyrodyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;
•
  Gyrodyne’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014; and
•
  Gyrodyne’s Current Reports on Form 8-K dated December 27, 2013, January 2, 2014, January 10, 2014 and March 18, 2014.
Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this proxy statement/prospectus, nor are any other documents or information that is deemed to have been “furnished” and not “filed” with the SEC.
We also incorporate by reference into this proxy statement/prospectus additional documents that we may file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.
You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You also may obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings also are available to the public from commercial document retrieval services and at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Gyrodyne through the Investor Relations section of our website, www.gyrodyne.com, and the “SEC Filings” tab therein. The information provided on our website is not part of this proxy statement/prospectus, and therefore is not incorporated by reference herein.
You also may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
Gyrodyne Company of America, Inc.
Attn: Investor Relations
One Flowerfield, Suite 24
Saint James, New York 11780
Telephone: (631) 584-5400
Facsimile: (631) 584-7075
If you would like to request documents from us, please do so by [•], 2014, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.
If you have any questions concerning the special meeting, the proposal to be considered at the special meeting or this proxy statement/prospectus, or if you would like additional copies of this proxy statement/prospectus or need help voting your shares of Gyrodyne Common Stock, please contact our proxy solicitor: MacKenzie Partners, Inc., toll-free at 1-800-322-2885.

ABOUT THIS DOCUMENT
Gyrodyne has supplied all information contained in, or incorporated by reference into, this proxy statement/prospectus relating to Gyrodyne. Gyrodyne, LLC has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Gyrodyne, LLC. GSD has supplied all information contained in, or incorporated by reference into, this proxy statement/prospectus relating to GSD. Each of Gyrodyne, Gyrodyne, LLC and GSD have contributed information relating to the transactions contemplated herein, including the merger.
This proxy statement/prospectus forms a part of a registration statement on Form S-4 (Registration No. 333-191820) filed by Gyrodyne, LLC with the SEC. It constitutes a prospectus of Gyrodyne, LLC under Section 5 of the Securities Act, with respect to the common shares representing limited liability company interests in Gyrodyne, LLC to be issued to holders of (i) Gyrodyne common stock, (ii) GSD common shares and (iii) Dividend Notes in the merger. It also constitutes a proxy statement under Section 14(a) of the Exchange Act and a notice of special meeting and action to be taken with respect to the Gyrodyne special meeting of shareholders at which Gyrodyne shareholders will consider and vote on the proposal to adopt the merger agreement and to authorize the transactions contemplated by the merger agreement, including the merger.
You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this document. This document is dated [•], 2014. You should not assume that the information contained in this document is accurate as of any date other than the date hereof. You should not assume that the information contained in any document incorporated by reference herein is accurate as of any date other than the date of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document. Neither the mailing of this document to the shareholders of Gyrodyne, nor the taking of any actions contemplated hereby by Gyrodyne, Gyrodyne, LLC or GSD at any time will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

SUMMARY TERM SHEET
This Summary Term Sheet, together with the following section entitled “Questions and Answers,” highlights selected information from this proxy statement/prospectus and does not contain all of the information that may be important to you. You should read carefully the entire proxy statement/prospectus and the additional documents referred to in this proxy statement/prospectus for a more complete understanding of the matters being considered at the special meeting. This summary includes references to other parts of this proxy statement/prospectus to direct you to a more complete description of the topics presented in this summary. In this proxy statement/prospectus, “we,” “us,” “our,” “Gyrodyne” and the “Company” refer to Gyrodyne Company of America, Inc., “Gyrodyne, LLC” refers to Gyrodyne, LLC and “GSD” refers to Gyrodyne Special Distribution, LLC. This proxy statement/prospectus is dated [•], 2014 and is first being mailed to shareholders on or about [•], 2014.
Gyrodyne Company of America, Inc. (see page •)
Gyrodyne, a self-managed and self-administered real estate investment trust (or REIT) formed under the laws of the State of New York, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area. Prior to the payment of the First Special Dividend described below, Gyrodyne owned a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property that is the subject of development plans and is referred to in this proxy statement/prospectus as “Flowerfield.” Prior to payment of the First Special Dividend described below, Gyrodyne also owned medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. Gyrodyne is also a limited partner in Callery Judge Grove, L.P., the only assets of which consist of potential future payments upon the achievement of certain development benchmarks by the purchaser in the 2013 sale by the partnership of an undeveloped 3,700 plus acre property in Palm Beach County, Florida. The shares of common stock of Gyrodyne, par value $1.00 per share (“Gyrodyne Common Stock”), are traded on NASDAQ under the symbol GYRO. Gyrodyne’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Gyrodyne, LLC (see page •)
Gyrodyne, LLC, a New York limited liability company and direct wholly-owned subsidiary of Gyrodyne, was formed on October 3, 2013 solely in connection with the transactions contemplated by the Plan of Liquidation and the Plan of Merger (each as described below). Gyrodyne, LLC has not commenced any operations, has only nominal assets solely related to its entry into the Plan of Merger and has no liabilities or contingent liabilities, nor any outstanding commitments, other than as set forth in the Plan of Merger. Gyrodyne, LLC’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Gyrodyne Special Distribution, LLC (see page •)
Gyrodyne Special Distribution, LLC, a New York limited liability company, was formed on October 15, 2013 in connection with the transactions contemplated by the Plan of Liquidation and the Plan of Merger. As part of an internal restructuring, all of Gyrodyne’s real estate assets were contributed to GSD in December 2013. As part of the First Special Dividend (as described below), all of the economic interest in GSD was distributed to the shareholders of Gyrodyne. Gyrodyne is the managing member of GSD. GSD’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Risk Factors (see page •)
There are a number of risks and uncertainties relating to the Plan of Liquidation, the Plan of Merger and the respective transactions contemplated thereby. In addition to the other information included in this proxy statement/prospectus and found in the Annexes attached hereto, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Information,” or incorporated in to this proxy statement/prospectus by reference, you should carefully consider the information about these risks set forth under “Risk Factors” beginning on page [•], together with the other information included or incorporated by reference in this proxy statement. These risks include, without limitation, the following:
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  If our shareholders do not authorize the Plan of Merger, we may encounter difficulties in our business operations;
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  If the Merger is consummated, we cannot assure you of the exact timing and amount of any distribution to our shareholders;
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  Our board of directors may abandon or delay implementation of the Plan of Liquidation or the Plan of Merger even if the Plan of Merger is authorized by our shareholders;
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  We may be the potential target of a reverse acquisition or other acquisition;
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  Our directors and executive officers may have interests that are different from, or in addition to, those of our shareholders generally;
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  Tax treatment of liquidating distributions may vary from shareholder to shareholder;
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  The corporate structure and interrelationships of Gyrodyne and GSD present risks of conflicts between the entities and their equity holders as long as they are operated as separate entities; and
•
  Conflicts of interest may exist between the shareholders of Gyrodyne and the holders of Dividend Notes.
The Special Meeting (see page •)
Date, Time and Place
The special meeting will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on August 14, 2014, at 11:00 a.m., Eastern Time.
Purpose
At the special meeting, shareholders will be asked to consider and vote upon a proposal to authorize a proposed Plan of Merger and the transactions contemplated thereby under the New York Business Corporation Law, including the merger of Gyrodyne and GSD into Gyrodyne, LLC (the “Proposal”), and to transact such other business as may properly come before the special meeting or any adjournment thereof.
Record Date; Stock Entitled to Vote; Quorum
All shareholders who hold shares of Gyrodyne Common Stock of record at the close of business on June 30, 2014 (the “record date”) are entitled to notice of and to vote at the special meeting. Each share of Gyrodyne Common Stock issued and outstanding on the record date is entitled to one vote at the special meeting on the proposal presented. Shareholders do not have cumulative voting rights. A quorum will be present at the special meeting if a majority of the outstanding Gyrodyne Common Stock entitled to vote at the special meeting are represented in person or by proxy.
On the record date, [1,482,680] shares of Gyrodyne Common Stock were issued and outstanding and held by [1,540] holders of record. On such date, [46,625] shares of Gyrodyne Common Stock were held by our directors, executive officers and their affiliates. This proxy statement/prospectus and the enclosed proxy card were mailed starting on or about [•], 2014.
Vote Required
An affirmative vote of the holders of at least two-thirds of all outstanding shares of Gyrodyne Common Stock entitled to vote thereon is required to authorize the Proposal. If you abstain from voting, your abstention will have the same effect as an “Against” vote for purposes of determining whether approval of the Proposal has been obtained. In such cases, broker non-votes also will have the same effect as an “Against” vote.

The Company has not sought nor does it intend to seek a vote on the Plan of Liquidation because it is effecting a liquidation for tax purposes. Although effecting a liquidation for tax purposes is a byproduct of the Merger (a merger of a corporation into a LLC is a liquidation for tax purposes), it does not require a separate shareholder vote under either New York Business Corporation Law or federal tax law. If the Merger is not authorized by its shareholders, Gyrodyne could seek a shareholder vote regarding a plan of dissolution under New York Business Corporation Law to effect the Plan of Liquidation, but the Company has no current plans to do so. As a result, in this proxy statement/prospectus, the Company is neither seeking a vote on the Plan of Liquidation (i.e., the liquidation for tax purposes) nor a dissolution under New York Business Corporation Law, rather shareholders are only voting on the proposal to authorize a proposed Plan of Merger and the transactions contemplated thereby under New York Business Corporation Law, including the merger of Gyrodyne and GSD into Gyrodyne, LLC.
Proxies
Except for certain items for which brokers are prohibited from exercising their discretion, a broker who holds shares in “street name” has the authority to vote on routine items when it has not received instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If the broker crosses out, does not vote with respect to, or is prohibited from exercising its discretion, resulting in a broker non-vote, the effect of the broker non-vote on the result of the vote depends upon whether the vote required for that proposal is based upon a proportion of the votes cast (no effect) or a proportion of the votes entitled to be cast (effect of a vote against). If the broker returns a properly executed proxy, but does not vote or abstain with respect to a proposal and does not cross out the proposal, the proxy will be voted “FOR” the proposal and in the proxy holder’s discretion with respect to any other matter that may come before the meeting or any adjournments or postponements thereof. Approval of the Proposal is a matter for which brokers are prohibited from exercising their discretion. Therefore, shareholders will need to provide brokers with specific instructions on whether to vote in the affirmative for or against the Proposal.
Background; The Tax Liquidation (see page [•])
Adoption of the Plan of Liquidation
Further to the Company’s previously stated goal of providing one or more tax efficient liquidity events to its shareholders and taking into account, among other factors, the Company’s receipt of a private letter ruling from the Internal Revenue Service (the “PLR”) (as described below), our board of directors concluded that it is in the best interests of Gyrodyne and its shareholders to liquidate the Company for federal income tax purposes. See “Background; The Tax Liquidation — The Special Dividend.” On September 12, 2013, our board of directors adopted a Plan of Liquidation and Dissolution (the “Plan of Liquidation”). In adopting the Plan of Liquidation for federal income tax purposes, our board of directors also determined to pursue the actual disposition of our remaining assets in an orderly manner designed to obtain the best value reasonably available for such assets. The completion of the merger would complete the liquidation of the Company for federal income tax purposes within the two year period from the adoption of the Plan of Liquidation, as provided by Section 562(b)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”) even though the actual disposition of the properties within the same period had not necessarily occurred. Our board of directors believed that the prompt completion of the Tax Liquidation by means of the merger while permitting a longer period to dispose of the remaining assets would help obtain better values by enabling the sales to take place without the potential timing constraints created by completing the merger as promptly as practicable. In addition, the ability to extend the time of holding the properties would permit Gyrodyne to seek enhancements of the value of Flowerfield including by pursuing various development or zoning opportunities. In this proxy statement/prospectus, we refer to such liquidation as the “Tax Liquidation.”
The First Special Dividend (see page •)
On September 13, 2013, our board of directors declared the First Special Dividend, in the amount of $98,685,000, or $66.56 per Gyrodyne share, of which approximately $68,000,000, or $45.86 per share, was to be paid in cash. On such date, the Company announced that the balance of the First Special Dividend

($30,685,000) was payable in the form of cash proceeds from any further asset dispositions effected prior to payment of the dividend, Dividend Notes (as described below), interests in Gyrodyne, LLC or any other limited liability company to which Gyrodyne might transfer its remaining assets (or into which it may merge), or a combination of such forms at the discretion of our board of directors. Distribution of non-cash consideration was necessary because the Company did not have sufficient cash on hand to cover the full amount of the First Special Dividend.
In connection with the First Special Dividend, our board of directors requested the opinion of Valuation Research Corporation (“Valuation Research”) as to the solvency of Gyrodyne after giving effect to the First Special Dividend. On September 13, 2013, at a meeting of our board of directors, Valuation Research delivered its opinion that, immediately after the completion of the First Special Dividend, (i) each of our fair value and the present fair saleable value of our aggregate assets exceeds the sum of our total liabilities (including, without limitation, the stated liabilities, the identified contingent liabilities and the Dividend Notes (if issued in an amount not exceeding the non-cash portion of the First Special Dividend)); (ii) we will be able to pay our debts (including our respective stated liabilities, identified contingent liabilities and the Dividend Notes (if issued in an amount not exceeding the non-cash portion of the First Special Dividend)), as such debts mature or otherwise become absolute or due; and (iii) we do not have unreasonably small capital.
On December 19, 2013, our board of directors determined that the non-cash portion of the First Special Dividend would be paid by distribution of all of the equity interests in GSD and determined that, after consideration of a management presentation regarding the fair market value of the properties to be transferred to GSD, the aggregate value of the outstanding common membership interest of GSD (“GSD Interests”) to be distributed as the First Special Dividend was $30,685,000 (an amount determined by our board of directors to be equal to the estimated fair market value of the properties, net of all liabilities encumbering such properties, including an aggregate of approximately $14,000,000 in mortgages payable to a subsidiary of Gyrodyne). Gyrodyne contributed to GSD 100 percent economic interest in all of Gyrodyne’s real estate properties (subject to liabilities encumbering such properties, including such mortgages): Flowerfield and the medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. We refer to such properties as the Contributed Properties.
The First Special Dividend was paid on December 30, 2013 to shareholders of record as of November 1, 2013. As required by NASDAQ rules governing special dividends of this magnitude, the ex-dividend date was set one business day following the payment date.
The Second Special Dividend (see page •)
The transfer of the Contributed Properties by Gyrodyne to GSD resulted in the recognition of approximately $28.4 million of capital gain income by Gyrodyne in 2013. Giving effect to offsetting deductions, Gyrodyne determined that it would have approximately $18 million in REIT income for 2013. In order to satisfy applicable REIT distribution requirements, on December 20, 2013, Gyrodyne declared an additional dividend (the Second Special Dividend), payable to Gyrodyne shareholders of record as of December 31, 2013 on January 31, 2014. The Second Special Dividend was paid in the form of interests in a global dividend note due June 30, 2017 (“Dividend Notes”) aggregating $16,150,000 ($10.89 per share) in principal amount. The Dividend Notes bear interest at 5.0% per annum, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 2014, and may be payable in cash or in the form of additional Notes (“PIK Interest”). On June 16, 2014, the initial semi-annual interest payment on the Dividend Notes was paid in kind in the form of uncertificated interests in a global 5% subordinated note due June 30, 2017 in the principal amount of $302,813 that otherwise is identical to the Dividend Note other than as to the initial semi-annual interest payment date thereunder. A copy of the form of the Dividend Notes is attached to this proxy statement/prospectus as Annex D, and this summary is qualified in its entirety by reference to such Annex D.
Revisions to the Merger Agreement (see page •)
On December 19, 2013, the board of directors determined that, having declared the First Special Dividend to achieve the benefits of the private letter ruling and the Second Special Dividend to make the required distribution of 2013 REIT income, that the entire non-cash portion of the First Special Dividend would be satisfied by issuance of all of the equity interests in GSD and that the Second Special Dividend would be paid in the form of Dividend Notes. Our board of directors also determined to amend the merger agreement to provide that both Gyrodyne and GSD would merge into Gyrodyne, LLC and that in such merger the interests in GSD distributed in the First Special Dividend, and the common shares of Gyrodyne would all be converted into equity interests of Gyrodyne, LLC, and the Dividend Notes issued in the Second Special Dividend would be redeemed with equity of Gyrodyne LLC, thereby resulting in a simplified capital structure and permitting holders of interests in GSD and holders of Dividend Notes as well as Gyrodyne shareholders to receive freely transferable common shares of Gyrodyne, LLC. The board also authorized the approval of the merger by Gyrodyne in its capacity as the sole member of GSD and Gyrodyne, LLC. The merger agreement provides that holders of common stock of Gyrodyne will receive approximately 15.2% of the common equity interests in Gyrodyne, LLC in the aggregate, holders of the Dividend Notes ($16,150,000 initial aggregate principal amount and accrued interest thereon) would receive approximately 29.2% of the common equity interests in Gyrodyne, LLC in the aggregate, and holders of shares of GSD would receive approximately 55.6% of the common equity interests of Gyrodyne, LLC in the aggregate. The board of directors determined these allocations based on the mathematical portion of the fair market value of GSD ($30,685,000) as determined by our board of directors, the principal amount of Dividend Notes ($16,150,000) and the assumed pro forma book value of Gyrodyne of $8,450,000 (approximately $5.70 per share). (The board recognized that the GSD interests and Dividend Notes were not transferrable, and the holders would not be able to readily realize value, but as the board of directors intended that such restrictions would be eliminated with the registration of the GSD interests and Dividend Notes either pursuant to the Merger or otherwise, that it was appropriate not to apply a valuation discount based on such temporary liquidity factors.) The merger will effect the final step in the tax liquidation of Gyrodyne while simplifying the corporate structure and interrelationships of Gyrodyne and GSD.
The Plan of Merger (see page [•])
Adoption of the Plan of Merger
In connection with the adoption of the Plan of Liquidation, our board of directors has approved and recommends that you approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby.
The Plan of Merger is designed to facilitate the Tax Liquidation and to provide a simplified capital structure that results in holders of nontransferable GSD Interests and holders of nontransferable Dividend Notes as well as Gyrodyne shareholders holding freely transferable common shares of Gyrodyne, LLC, the entity which will hold and operate Contributed Properties, pending their sale or other disposition. In essence, having made the First Special Dividend to achieve the benefits of the PLR and the Second Special Dividend to make a required distribution of 2013 REIT income, the merger will effect the final step in the Tax Liquidation, while simplifying the corporate structure and interrelationships of Gyrodyne and GSD.
Following the merger, if implemented, it is the current intent of our board of directors that Gyrodyne, LLC would operate with a business plan to pursue the actual disposition of the Contributed Properties, and any other assets, in an orderly manner designed to obtain the best value reasonably available for such assets. If approved, each of Gyrodyne and GSD would be merged with and into Gyrodyne, LLC, which would be the surviving entity in the merger. Gyrodyne, LLC is intended to be a pass-through entity for federal income tax purposes and the common shares representing limited liability company interests in Gyrodyne, LLC (“Gyrodyne, LLC Shares”) are intended to become publicly traded on NASDAQ under the symbol “GYRO.” No assurance can be given that NASDAQ will permit trading of Gyrodyne, LLC Shares. The terms of the merger are set forth in the Amended and Restated Plan of Merger attached as Annex C to this proxy statement/prospectus (the “Plan of Merger”).
At the special meeting, shareholders are being asked to vote “FOR” the Proposal to authorize the Plan of Merger. However, even if our shareholders approve the proposal to authorize the Plan of Merger, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the merger and any other transaction contemplated by the Plan of Merger, in order, for example, to permit us to pursue new strategic opportunities.

Effect of Authorization of the Plan of Merger
If our shareholders approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby, our board of directors will have the power to effect the Tax Liquidation by consummating the merger. Our board of directors would determine whether to consummate the merger exercising its best judgment based on circumstances existing at the time the merger is susceptible of being consummated, and could determine not to consummate the merger if it determined that a more favorable alternative to Gyrodyne and its shareholders then existed. Pursuant to the terms of the Plan of Merger and in accordance with New York law, each of Gyrodyne and GSD will be merged with and into Gyrodyne, LLC, whereupon the separate corporate existence of each of Gyrodyne and GSD will cease and Gyrodyne, LLC will be the surviving entity of the merger. The merger will result in holders of Gyrodyne Common Stock ($16,150,000 initial aggregate principal amount and accrued interest thereon) receiving approximately 15.2% of Gyrodyne, LLC Shares in the aggregate, holders of the Dividend Notes receiving approximately 29.2% of Gyrodyne, LLC Shares in the aggregate, and holders of GSD Interests receiving approximately 55.6% of Gyrodyne, LLC Shares in the aggregate, subject to adjustment in the discretion of the Gyrodyne board of directors. Thus, upon the effectiveness of the merger, subject to adjustment in the discretion of the Gyrodyne board of directors, each issued (i) share of Gyrodyne Common Stock (other than those that elect to exercise their appraisal rights) will be converted into 0.152 Gyrodyne, LLC Shares, (ii) Dividend Note ($10.89 principal amount and accrued interest thereon) will be redeemed for approximately 0.292 Gyrodyne, LLC Shares and (iii) interest of GSD will be converted into approximately 0.556 Gyrodyne, LLC Shares, whereupon holders of such shares automatically will be admitted to Gyrodyne, LLC as members.
The determination of our board of directors as to the number of Gyrodyne, LLC Shares into which each share of Gyrodyne Common Stock and each GSD Interest will be converted, and for which each Dividend Note will be redeemed, will be announced at least ten days prior to the special meeting via press release, a copy of which will be filed with the SEC under cover of a Current Report on Form 8-K. Further, at the effective time of the merger, Gyrodyne, LLC will assume each of the liabilities and obligations of each of Gyrodyne and GSD, including Gyrodyne’s Incentive Compensation Plan.
Pursuant to the Plan of Merger, each certificate (or evidence of shares in book-entry form) representing the number shares of Gyrodyne Common Stock or GSD Interests and the evidence of notes in book-entry form representing the Dividend Notes will be deemed for all purposes to represent the applicable number of Gyrodyne, LLC Shares into which such Gyrodyne Common Stock and GSD Interests is converted, or for which Dividend Notes are redeemed, in the merger, respectively, and such Gyrodyne Common Stock and GSD Interests will be converted, and such Dividend Notes will be redeemed, in the merger, without any action on the part of shareholders.
Effect on Gyrodyne and Gyrodyne Shareholders if the Plan of Merger is Not Authorized (see page •)
If our shareholders do not approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby, we will continue our business operations, which currently include managing GSD and holding mortgages on various GSD properties, as a self-managed and self-administered REIT. In light of our announced intent to liquidate, prospective employees, suppliers, tenants and other third parties may be less likely to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern.
For a description of the tax consequences of such scenario, see “Federal Income Tax Considerations — If the Plan of Merger is Not Authorized.”
Plan for Gyrodyne, LLC Subsequent to the Merger
Although consummation of the merger will complete the Tax Liquidation, our board of directors currently intends that, following the merger, Gyrodyne, LLC will operate with a business plan to pursue the actual disposition of the Contributed Properties in an orderly manner designed to obtain the best value reasonably available for such assets. Proceeds of such dispositions will be used to settle any claims, pending or otherwise, against Gyrodyne and to make distributions to holders of Gyrodyne, LLC Shares. Gyrodyne, LLC intends to effect a dissolution of Gyrodyne, LLC when it has completed the disposition of all of its real property assets, after which Gyrodyne, LLC will dissolve and a final distribution will be made. Under the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC, such dissolution may be effected upon the vote of holders a majority of the Gyrodyne, LLC Shares or, in the board’s discretion and without any separate approval by the holders of the Gyrodyne, LLC Shares at any time the value of the Gyrodyne, LLC’s assets, as determined by the board in good faith, is less than $1,000,000. We are unable to predict the precise nature, amount or timing of such distributions. The actual nature, amount and timing of all distributions will be determined by Gyrodyne, LLC, in its sole discretion, and will depend in part upon the ability to convert our remaining assets into cash and pay and settle our remaining liabilities and obligations.
Conditions to Completion of the Merger
In addition to approval of the Proposal by the holders of shares of Gyrodyne Common Stock in accordance with Section 903(a)(2)(A)(ii) of the New York Business Corporation Law, the completion of the Plan of Merger is subject to satisfaction or, if not prohibited by law, waiver of the following conditions:
•
  approval for listing on NASDAQ of Gyrodyne, LLC Shares, subject to official notice of issuance;
•
  the effectiveness of the registration statement, of which this proxy statement is a part, without the issuance of a stop order or initiation of any proceeding seeking a stop order by the U.S. Securities and Exchange Commission (the “SEC”);
•
  no governmental authority shall have enacted, issued, promulgated, enforced or entered into law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by the Plan of Merger;
•
  all necessary material consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all material filings required to be made, by any party hereto for the authorization, execution and delivery, and performance of the Plan of Merger, and the consummation by Gyrodyne, GSD and Gyrodyne, LLC of the merger, shall have been obtained or made; and
•
  holders of fewer than 5% of the outstanding shares of Gyrodyne Common Stock shall have perfected their statutory appraisal rights to obtain the “fair value” of their shares of Gyrodyne Common Stock.
Termination of the Plan of Merger
We may terminate the Plan of Merger at any time prior to consummation of the merger, even if our shareholders approve the proposal to authorize a merger pursuant to the Plan of Merger and the other conditions to the completion of the merger are satisfied or, if not prohibited by law, waived, or if our board of directors determines that, for any reason, the completion of the merger would be inadvisable or not in the best interests of Gyrodyne or its shareholders.
Description of Gyrodyne, LLC Shares
Gyrodyne, LLC Shares to be received in the Merger represent limited liability company interests in Gyrodyne, LLC. The holders of Gyrodyne, LLC Shares will be entitled to receive distributions and exercise the rights or privileges available to such holders under the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC, which is described below. Immediately after giving effect to the transactions contemplated by the Merger, it is expected that approximately 1,482,680 Gyrodyne, LLC Shares will be outstanding. Gyrodyne, LLC Shares are intended to become publicly traded on NASDAQ under the symbol “GYRO.” No assurance can be given that NASDAQ will permit trading of Gyrodyne, LLC Shares.
Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC
Following completion of the merger, your rights as a holder of Gyrodyne, LLC Shares will be governed by the amended and restated limited liability company agreement of Gyrodyne, LLC (which will be effective immediately prior to or concurrently with the consummation of the merger) (the “Amended and Restated

Limited Liability Company Agreement”). The articles of organization of Gyrodyne, LLC (the “Articles of Organization”), as in effect immediately prior to the consummation of the merger, will be the Articles of Organization after the consummation of the merger.
After the merger, it is anticipated that Gyrodyne, LLC will be managed by a board of directors with the same members as our board of directors, and have the same officers and management personnel as that of Gyrodyne prior to the merger. Further, it is anticipated that our board of directors will form the same committees with identical members and substantially similar governing charters as those of Gyrodyne prior to the merger. See “The Proposal — The Plan of Merger — Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC.”
Comparison of Rights of Gyrodyne Shareholders and Holders of Gyrodyne, LLC Shares
Although, as a result of the merger, Gyrodyne shareholders will own Gyrodyne, LLC Shares and be subject to the governing documents of Gyrodyne, LLC and be governed by the New York Limited Liability Company Law, Gyrodyne, LLC’s organizational documents and the rights of holders of Gyrodyne, LLC Shares will be substantially similar in all material respects to Gyrodyne’s organizational documents and Gyrodyne shareholders’ rights prior to the merger, other than (i) the differences noted in “Comparison of Rights of Holders of Gyrodyne Shareholders and Holders of Gyrodyne, LLC Shares,” including, among others, the differences incident to: holding limited liability company interests instead of corporate stock; the Board’s ability to amend the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC and an ownership limitation of indefinite duration that prohibits members from holding Gyrodyne, LLC Shares representing in excess of 20% of the outstanding Gyrodyne, LLC Shares at any time as well as (ii) the differences in taxation described in “Federal Income Tax Considerations.” See “The Proposal — The Plan of Merger — Comparison of Rights of Gyrodyne Shareholders and Holders of Gyrodyne, LLC’s Shares” and “Federal Income Tax Considerations.”
Comparison of Rights of Holders of GSD Interests and Holders of Gyrodyne, LLC Shares
Although, as a result of the merger, holders of GSD Interests will own Gyrodyne, LLC Shares and be subject to the governing documents of Gyrodyne, LLC, Gyrodyne, LLC’s organizational documents and the rights of holders of Gyrodyne, LLC Shares will still be governed by the New York Limited Liability Company Law. Currently, GSD is managed by Gyrodyne and GSD Interests may not be assigned or transferred, voluntarily or involuntarily, and are not listed on any exchange. See “The Proposal — The Plan of Merger — Comparison of Rights of Holders of GSD Interests and Holders of Gyrodyne, LLC’s Shares.”
Comparison of Rights of Holders of Dividend Notes and Holders of Gyrodyne, LLC Shares
As a result of the merger, holders of Dividend Notes will own Gyrodyne, LLC Shares and be subject to the governing documents of Gyrodyne, LLC. Gyrodyne, LLC’s organizational documents and the rights of holders of Gyrodyne, LLC Shares will be governed by the New York Limited Liability Company Law. The rights of holders of Gyrodyne, LLC Shares will be different from those of holders of Dividend Notes. Such differences include, among others, differences in priority, periodic payments, prepayment/redemption and transferability and assignment, as described in “The Proposal — The Plan of Merger — Comparison of Rights of Holders of Dividend Notes and Holders of Gyrodyne, LLC’s Shares.”
Recommendations of Our Board of Directors; Reasons for the Plan of Liquidation and the Plan of Merger
Board of Directors’ Recommendations (see page •)
Our board of directors unanimously approved and declared advisable the Plan of Merger and the transactions contemplated thereby. Our board of directors recommends that Gyrodyne shareholders vote “FOR” the proposal to authorize the Plan of Merger and the transactions contemplated thereby. See “The Proposal — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
Reasons for the Plan of Merger and the Tax Liquidation
The Plan of Merger is designed to facilitate the Tax Liquidation and to provide a simplified capital structure that results in holders of nontransferable GSD Interests and holders of nontransferable Dividend

Notes as well as Gyrodyne shareholders holding freely transferable common shares of Gyrodyne, LLC, the entity which will hold and operate Contributed Properties, pending their sale or other disposition. In essence, having made the First Special Dividend to achieve the benefits of the PLR and the Second Special Dividend to make a required distribution of 2013 REIT income, the merger will effect the final step in the Tax Liquidation, while simplifying the corporate structure and interrelationships of Gyrodyne and GSD.
The Tax Liquidation, if effected within two years from the Adoption Date, which may be so effected if the merger is approved and consummated, will allow Gyrodyne to report each of the GSD Interests and the $45.86 per share in cash distributed pursuant to the First Special Dividend, as well as the Dividend Notes issued pursuant to the Second Special Dividend, as a return of capital to shareholders up to each shareholder’s basis in its shares, rather than as capital gains.
For a discussion of the material factors considered by our board of directors in reaching its conclusions and the reasons why our board of directors unanimously determined that the Plan of Merger and transactions contemplated thereby, including the utilization of the merger to accomplish the Tax Liquidation, may be in the best interests of the Company and its shareholders, see “The Proposal — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
Interests of the Company’s Directors and Executive Officers (see page •)
In considering the recommendation of our board of directors in favor of the proposal to authorize the Plan of Merger and the transactions contemplated thereby, you should be aware that consummation of the transactions contemplated thereby will result in the payment of certain pre-existing benefits to our directors and executive officers. See “Background; The Tax Liquidation — Interests of Our Directors and Executive Officers.”
Statutory Appraisal Rights
Pursuant to Section 910 of the New York Business Corporation Law, holders of Gyrodyne Common Stock have statutory appraisal rights, which may entitle them to receive the “fair value” of their shares if they dissent from the Proposal. In order to properly exercise dissenters’ rights, dissenting shareholders will be required to follow the procedure outlined in “The Proposal — The Plan of Merger — Statutory Appraisal Rights to Transactions Contemplated by the Plan of Merger” and “Statutory Appraisal Rights to Transactions Contemplated by the Proposal.”
Federal Income Tax Considerations (see page •)
Pursuant to the receipt of the PLR, we designated the First Special Dividend as a dividend paid with respect to our taxable year ending December 31, 2012, and paid an approximately 4% excise tax (equal to approximately $3,400,000), in connection with the payment of the First Special Dividend.
If the Proposal to authorize the Plan of Merger and the transactions contemplated thereby is approved and consummated, the Special Dividends, and any additional distributions of cash, will generally be treated as a return of capital and tax-free reduction of a recipient shareholder’s basis in its shares, with any distributions in excess of such shareholder’s basis constituting a capital gain. If the Plan of Merger is not authorized, the Special Dividends will instead be treated as a capital gain dividend to shareholders that received the Special Dividends. Certain foreign shareholders are subject to additional rules. For more information, see “Federal Income Tax Considerations.”
Accounting Treatment of the merger (see page •)
For accounting purposes, we expect that the merger will be treated as a transaction between entities under common control. The accounting basis used to record the consolidated assets and liabilities of Gyrodyne, LLC will be the liquidation value of Gyrodyne’s assets and liabilities in accordance with the liquidation basis of accounting.
Regulatory Matters (see page •)
No state or federal regulatory approval is required in connection with the Plan of Liquidation or the Plan of Merger.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Plan of Liquidation and the Plan of Merger. These questions and answers may not address all questions that may be important to you as a Gyrodyne shareholder. Please refer to the “Summary Term Sheet” preceding this section and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents referred to in this proxy statement/prospectus, all of which you should read carefully.
Q:
  Why am I receiving these materials?
A:
  Our board of directors is furnishing this proxy statement/prospectus and form of proxy card to Gyrodyne shareholders in connection with the solicitation of proxies to be voted at the special meeting of shareholders or at any adjournments or postponements of the special meeting.
Q:
  When and where is the special meeting?
A:
  The special meeting will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on August 14, 2014, at 11:00 a.m., Eastern Time.
Q:
  Who is entitled to vote at the special meeting?
A:
  Only holders of record of shares of Gyrodyne Common Stock at the close of business on the record date, June 30, 2014, are entitled to notice of and to vote at the special meeting. Each share of Common Stock issued and outstanding on the record date is entitled to one vote at the special meeting on the proposal presented. On the record date, [1,482,680] shares of Common Stock were issued and outstanding and held by [1,540] holders of record.
Q:
  May I attend the special meeting and vote in person?
A:
  Yes. All shareholders as of the record date may attend the special meeting and vote in person. Seating will be limited. To obtain an admittance card for the special meeting, please complete the enclosed attendance registration form and return it with your proxy card. If your shares are held in “street name” by a bank or broker, you may obtain an admittance card by returning the attendance registration form your bank or broker forwarded to you. If you do not receive an attendance registration form, you may obtain an admittance card by sending a written request, accompanied by proof of share ownership, to the undersigned. For your convenience, we recommend that you bring your admittance card to the special meeting so you can avoid registration and proceed directly to the special meeting. However, if you do not have an admittance card by the time of the special meeting, please bring proof of share ownership to the registration area where our staff will assist you.
Your vote is very important to us and it is important that your shares be represented at the special meeting. The Plan of Merger and the transactions contemplated thereby cannot be completed unless at least two-thirds of all outstanding shares of Common Stock entitled to vote thereon vote in favor of such proposal. Even if you plan to attend the special meeting in person, we encourage you to promptly vote your shares by proxy by following the instructions beginning on page [•] of this proxy statement/prospectus to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” because you are not the shareholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.
Q:
  What am I being asked to vote on at the special meeting?
A:
  At the special meeting, shareholders will be asked to consider and vote upon a proposal to authorize the Plan of Merger under the New York Business Corporation Law, including the merger of the Company into Gyrodyne, LLC, and to transact such other business as may properly come before the special meeting or any adjournment thereof.

Q:
  What vote is required to approve the Proposal?
A:
  The authorization of the Plan of Merger and the transactions contemplated thereby requires the presence of a quorum and the affirmative vote of at least two-thirds of all outstanding shares of Common Stock entitled to vote thereon. If you abstain from voting, your abstention will have the same effect as an “Against” vote for purposes of determining whether authorization of the Plan of Merger has been obtained. In such cases, broker non-votes also will have the same effect as an “Against” vote.
Q:
  What is the Plan of Liquidation and what effects will it have on Gyrodyne?
A:
  In adopting a plan of liquidation within the meaning of the Internal Revenue Code, for federal income tax purposes, our board of directors also determined to pursue the actual disposition of our remaining assets in an orderly manner designed to obtain the best value reasonably available for such assets and to complete the Tax Liquidation of the Company within the two year period from the adoption of the Plan of Liquidation, as provided by Section 562(b)(1)(B) of the Code. At the special meeting, shareholders are being asked to approve the Proposal to authorize the Plan of Merger, which, if approved, would permit Gyrodyne to accomplish the Tax Liquidation by effecting the merger. However, even if the merger pursuant to the Plan of Merger is authorized by our shareholders, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the transactions contemplated by the Plan of Merger, in order, for example, to permit us to pursue new strategic opportunities.
Q:
  Do you have agreements to sell your assets?
A:
  As of the date of this proxy statement/prospectus, we have not entered into any binding agreements to sell our interests in any of our remaining assets.
Q:
  What happens if the Plan of Merger is not authorized?
A:
  If our shareholders do not approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby, we will continue our business operations as a self-managed and self-administered REIT. In light of our announced intent to liquidate, prospective employees, suppliers, tenants and other third parties may be less likely to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern.
In addition, the tax consequences to those shareholders that received the Special Dividends may be impacted.
Q:
  Can the Plan of Liquidation be amended or abandoned?
A:
  Yes. Even if the shareholders approve the proposal to authorize the Plan of Merger, our board of directors may amend or abandon the Plan of Liquidation if it determines such action is in the best interest of the Company or the shareholders.
Q:
  What is the Plan of Merger and what effects will it have on Gyrodyne?
A:
  Pursuant to the terms of the Plan of Merger and in accordance with New York law, each of Gyrodyne and GSD will be merged with and into Gyrodyne, LLC, whereupon the separate corporate existence of each of Gyrodyne and GSD will cease and Gyrodyne, LLC will be the surviving entity of the merger. The merger will result in holders of Gyrodyne Common Stock receiving approximately 15.2% of Gyrodyne, LLC Shares in the aggregate, holders of the Dividend Notes ($16,150,000 initial aggregate principal amount and accrued interest thereon) receiving approximately 29.2% of Gyrodyne, LLC Shares in the aggregate, and holders of GSD Interests receiving approximately 55.6% of Gyrodyne, LLC Shares in the aggregate, subject to adjustment in the discretion of the Gyrodyne board of directors. Thus, upon the effectiveness of the merger, subject to adjustment in the discretion of the Gyrodyne board of directors, each issued (i) share of Gyrodyne Common Stock (other than those that elect to exercise their appraisal rights) will be converted into 0.152 Gyrodyne, LLC Share, (ii) Dividend Note ($10.89 principal amount and accrued interest thereon) will be redeemed for approximately 0.292 Gyrodyne, LLC Shares and (iii) interest of GSD will be converted into approximately 0.556 Gyrodyne, LLC Shares, whereupon holders of such shares automatically will be admitted to Gyrodyne, LLC as members.

The determination of our board of directors as to the number of Gyrodyne, LLC Shares into which each share of Gyrodyne Common Stock and each GSD Interest will be converted and for which each Dividend Note will be redeemed will be announced at least ten days prior to the special meeting via press release, a copy of which will be filed with the SEC under cover of a Current Report on Form 8-K. Further, at the effective time of the merger, Gyrodyne, LLC will assume each of the liabilities and obligations of each of Gyrodyne and GSD, including Gyrodyne’s Incentive Compensation Plan.
Q:
  Can the Plan of Merger be amended or abandoned?
A:
  Even if the Plan of Merger, including the merger, is authorized by our shareholders, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the transactions contemplated by the Plan of Merger, in order, for example, to permit us to pursue new strategic opportunities.
Q:
  What are the recommendations of our board of directors?
A:
  Our board of directors unanimously approved and declared advisable the Plan of Merger. Our board of directors recommends that Gyrodyne shareholders vote “FOR” the proposal to authorize the Plan of Merger. See “The Proposal — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
Q:
  Are there any interests in the liquidation that differ from my own?
A:
  Yes, some of our directors and officers have interests in the Plan of Liquidation and Plan of Merger that are different from your interests as a shareholder. In considering the recommendation of our board of directors in favor of the proposal to authorize the Plan of Merger, you should be aware that consummation of the transactions contemplated thereby will result in the payment of certain pre-existing benefits to our directors and executive officers. See “Background; The Tax Liquidation — Interests of Our Directors and Executive Officers.”
Q:
  Am I entitled to statutory appraisal or dissenters’ rights in connection with the Plan of Merger?
A:
  If the Plan of Merger is authorized and implemented, holders of shares of Common Stock who did not vote in favor of the proposal to authorize the Plan of Merger and who timely dissent and follow precisely the procedures in Sections 623 and 910 of the New York Business Corporation Law (see Annex E to this proxy statement/prospectus) will have certain rights to demand payment for the “fair value” of their shares of Common Stock. If Gyrodyne fails to make a timely offer to a dissenting shareholder or the dissenting shareholder and Gyrodyne cannot agree on the “fair value” within the statutory period, and if Gyrodyne fails to institute a judicial proceeding to fix “fair value” within the statutory period, any dissenting shareholders may seek judicial determination of the “fair value” in New York State Supreme Court in the judicial district in which the headquarters of Gyrodyne is located. Holders receiving payment for their shares of Common Stock in accordance with dissenter’s rights will not also be entitled to receive Gyrodyne, LLC Shares. No appraisal or dissenters’ rights are available to holders of GSD Interests or Dividend Notes in connection with the Plan of Merger. See “The Proposal — The Plan of Merger — Statutory Appraisal Rights to Transactions Contemplated by the Plan of Merger” and “Statutory Appraisal Rights to Transactions Contemplated by the Proposal.”
Q:
  How will the merger be treated for accounting purposes?
A:
  For accounting purposes, we expect that the merger will be treated as a transaction between entities under common control. The accounting basis used to record the consolidated assets and liabilities of Gyrodyne, LLC will be the liquidation value in accordance with the liquidation basis of accounting.
Q:
  What are the tax implications to shareholders of the approval of the Plan of Merger?
A:
  In general, if our shareholders approve the proposal to authorize the Plan of Merger, a shareholder will recognize, for federal income tax purposes, gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of other property (as determined by our board of directors) distributed to such shareholder in the Special Dividends, if any, and in any other distributions we may make pursuant to the Tax Liquidation, whether by merger or otherwise (including the interests in Gyrodyne, LLC reached by such Shareholders pursuant to the Merger), and

(ii) such shareholder’s adjusted tax basis in its shares of Common Stock. Any gain will be recognized in such year(s) when the shareholder receives a distribution that, in the aggregate with all other distributions received pursuant to the Tax Liquidation, whether by merger or otherwise, is in excess of the shareholder’s basis in its shares of Common Stock; loss will be recognized only in the year in which the final distribution to the shareholder is made, and only if the shareholder has not received distributions equal to the shareholder’s basis in its shares of Common Stock.
For more information, see “Federal Income Tax Considerations.”
WE URGE EACH SHAREHOLDER TO CONSULT WITH ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN OF MERGER.
Q:
  What constitutes a quorum?
A:
  If a majority of the shares outstanding on the record date are present at the special meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the date of this proxy statement/prospectus, we had [1,482,680] shares of Common Stock issued and outstanding and entitled to a vote.
Q:
  What do I need to do now?
A:
  We encourage you to read carefully this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents to which we refer in this proxy statement/prospectus, and then vote your shares of Common Stock by proxy by following the instructions beginning on page [•] of this proxy statement/prospectus to ensure that your shares will be represented at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.
Q:
  What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:
  If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this proxy statement/prospectus and your proxy card have been sent directly to you by the Company.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of the shares of Common Stock held in “street name.” In that case, this proxy statement/prospectus has been forwarded to you by your bank, broker or other nominee, who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You also are invited to attend the special meeting; however, because you are not the shareholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.
Q:
  How do I vote my proxy?
A:
  Shareholders of record can vote by mail if they received a printed copy of the proxy card. Complete and return that proxy card in the reply envelope provided (which does not require postage if mailed in the U.S.). If you are a shareholder of record and you choose to vote by mail, your vote will be counted so long as it is received prior to the closing of the polls at the special meeting, but we urge you to complete, sign, date and return the proxy card as soon as possible.
If your shares are held through a bank, broker or other nominee, this proxy statement/prospectus has been forwarded to you by your bank, broker or other nominee. In order to vote, you should direct your bank, broker or other nominee how to vote your shares by following their instructions for voting.
Q:
  If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
  Except for certain items for which brokers are prohibited from exercising their discretion, a broker who holds shares in “street name” has the authority to vote on routine items when it has not received instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If the broker crosses out, does not vote with respect to, or is prohibited from exercising its discretion, resulting in a broker non-vote, the effect of the broker non-vote on the result of the vote depends upon whether the vote required for that proposal is based upon a proportion of the votes cast (no effect) or a proportion of the votes entitled to be cast (effect of a vote against). If the broker returns a properly executed proxy, but does not vote or abstain with respect to a proposal and does not cross out the proposal, the proxy will be voted “FOR” the proposal and in the proxy holder’s discretion with respect to any other matter that may come before the meeting or any adjournments or postponements thereof. Approval of the Proposal is a matter for which brokers are prohibited from exercising their discretion. Therefore, shareholders will need to provide brokers with specific instructions on whether to vote in the affirmative for or against the Proposal.
Q:
  May I change my vote after I have mailed my signed proxy card?
A:
  Any shareholder of record may revoke or change that shareholder’s proxy at any time before the proxy is voted at the special meeting by (1) sending a written notice of revocation of the proxy to our Corporate Secretary at One Flowerfield, Suite 24, Saint James, New York 11780, (2) properly delivering a subsequently dated proxy, or (3) voting in person at the special meeting. Please note that to be effective, your new proxy card or written notice of revocation must be received by the Corporate Secretary prior to the special meeting.
Q:
  What is a proxy?
A:
  A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Common Stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement/prospectus.” The document used to designate a proxy to vote your shares of Common Stock is called a “proxy card.” Our board of directors has designated Frederick C. Braun III, Gary J. Fitlin and Peter Pitsiokos, and each of them, with full power of substitution, as proxies for the special meeting.
Q:
  If a shareholder gives a proxy, how are the shares voted?
A:
  The individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the Plan of Merger proposal. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card or his replacement) will vote your shares using his or her best judgment.
Q:
  What should I do if I receive more than one set of voting materials?
A:
  You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return each proxy card and voting instruction card that you receive.
Q:
  Who will count the votes?
A:
  The votes will be counted by an independent inspector of election appointed for the special meeting.
Q:
  Who will bear the costs of soliciting votes for the meeting?
A:
  We will bear the entire cost of the solicitation of proxies from our shareholders. The Company has retained MacKenzie Partners, Inc. to assist the Company in soliciting your proxy for an estimated fee of $40,000 plus reasonable out-of-pocket expenses. MacKenzie Partners expects that approximately 25 of its employees will assist in the solicitation. MacKenzie Partners will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of shares of Common Stock. If so, the Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of shares of Common Stock.
Q:
  Where can I find the voting results of the special meeting?
A:
  The Company intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Gyrodyne files with the SEC are publicly available when filed. See “Where Shareholders Can Find More Information.”
Q:
  When do you expect the Plan of Liquidation or the Plan of Merger to be effected?
A:
  In adopting a plan of liquidation within the meaning of the Internal Revenue Code, for federal income tax purposes, our board of directors also determined to pursue the actual disposition of our remaining assets in an orderly manner designed to obtain the best value reasonably available for such assets and to complete the Tax Liquidation of the Company within the two year period from the adoption of the Plan of Liquidation, as provided by Section 562(b)(1)(B) of the Code. Even if the Plan of Merger is authorized by our shareholders, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the transactions contemplated by the Plan of Liquidation and the Plan of Merger, in order, for example, to permit us to pursue new strategic opportunities. However, if authorized on a timely basis, and our board of directors determines to consummate the merger, the Company currently plans to effect the merger by August __, 2014.
Q:
  Who can help answer my questions?
A:
  If you have any questions concerning the special meeting, the proposal to be considered at the special meeting or this proxy statement/prospectus, or if you would like additional copies of this proxy statement/prospectus or need help voting your shares of Common Stock, please contact MacKenzie Partners, Inc. at 1-800-322-2885.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements about Gyrodyne within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “seeks,” “will,” “may,” “should,” “would,” “projects,” “predicts,” “continues” and similar expressions or the negative of these terms constitute forward-looking statements that involve risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and they are included in this proxy statement/prospectus for the purpose of invoking these safe harbor provisions. Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks, uncertainties and changes in condition, significance, value and effect could cause Gyrodyne’s actual results to differ materially from anticipated results, such as risks and uncertainties relating to the process of exploring strategic alternatives, risks associated with our ability to implement the Tax Liquidation, Plan of Liquidation or the Plan of Merger, the risk that the proceeds from the sale of our assets may be substantially below the Company’s estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy our obligations to our current and future creditors, the risk of shareholder litigation against the Tax Litigation, the Plan of Liquidation or the Plan of Merger and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, the ability to obtain additional capital to develop the Company’s existing real estate and other risks detailed from time to time in the Company’s SEC reports. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

RISK FACTORS
In addition to the other information included in this proxy statement/prospectus and found in the Annexes attached hereto, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Information,” or incorporated in to this proxy statement/prospectus by reference, you should carefully consider the following risk factors before deciding whether to vote in favor of the proposal to authorize the Plan of Merger and the transactions contemplated thereby. Additional risks and uncertainties not presently known to us or that are not currently believed to be material, if they occur, also may adversely affect the transactions contemplated by the Plan of Liquidation or the Plan of Merger. See “Where Shareholders Can Find More Information.”
There are risks and uncertainties associated with the transactions.
There are a number of risks and uncertainties relating to the Plan of Liquidation, the Plan of Merger and the respective transactions contemplated thereby. For example:
•
  the transactions may not be consummated (including as a result of a legal injunction) or may not be consummated as currently anticipated;
•
  there can be no assurance that approval of our shareholders will be obtained;
•
  there can be no assurance other conditions relating to implementation of the Plan of Merger will be satisfied or waived or that other events will not intervene to delay or result in our board of directors rescinding the Plan of Liquidation or terminating the Plan of Merger;
•
  if the transactions are not completed, the share price of shares of Common Stock may change to the extent that the current market price of Gyrodyne shares reflects an assumption that the transactions contemplated by the Plan of Liquidation and the Plan of Merger will be consummated;
•
  we may incur significant costs arising from efforts to engage in the transactions contemplated by the Plan of Liquidation and the Plan of Merger, and these expenditures may not result in the successful completion of such transactions; and
•
  even if the transactions contemplated by the Plan of Liquidation and the Plan of Merger are effected, achieving the anticipated benefits of the transactions is subject to a number of uncertainties. Failure to achieve anticipated benefits could result in increased costs and could materially adversely affect our business, financial condition and results of operations and the value of Gyrodyne to our shareholders.
If our shareholders do not authorize the Plan of Merger, we may encounter difficulties in our business operations.
In adopting a plan of liquidation within the meaning of the Internal Revenue Code, for federal income tax purposes, our board of directors also determined to pursue the actual disposition of our remaining assets in an orderly manner designed to obtain the best value reasonably available for such assets and to complete the Tax Liquidation. At the special meeting, shareholders are being asked to approve the Proposal to authorize the Plan of Merger, which, if approved, would permit us to accomplish the Tax Liquidation by effecting a merger with Gyrodyne, LLC. In the event that the Proposal is not approved, we will continue our business operations as a self-managed and self-administered REIT. In light of our announced intent to liquidate, prospective employees, suppliers, tenants and other third parties may be less likely to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern.
If the Merger is consummated, we cannot assure you of the exact timing and amount of any distribution to our shareholders.
Although consummation of the merger will complete the Tax Liquidation, our board of directors currently intends that, following the merger, Gyrodyne, LLC will operate with a business plan to pursue the actual disposition of its current real property assets in an orderly manner designed to obtain the best value reasonably available for such assets. The liquidation process is subject to numerous uncertainties, may fail to create value to our shareholders and may not result in any remaining proceeds for distribution to our shareholders. The board of Gyrodyne, LLC may delay liquidation or determine not to liquidate such entity.

The precise nature and timing of any distribution to our shareholders subsequent to the merger, if effected, will depend on and could be delayed by, among other things, sales of our non-cash assets, claim settlements with creditors, resolution of outstanding litigation matters, and unanticipated or greater-than-expected expenses. Examples of uncertainties that could reduce the value of or eliminate distributions to our shareholders include unanticipated costs relating to:
•
  failure to achieve favorable values for our properties in their disposition;
•
  the defense, satisfaction or settlement of lawsuits or other claims that may be made or threatened against us in the future; and
•
  delays or unanticipated costs in our liquidation, including due to our inability to settle claims.
As a result, we cannot determine with certainty the amount or timing of distributions to our shareholders or to holders of Gyrodyne, LLC Shares.
Our board of directors may abandon or delay implementation of the Plan of Liquidation or the Plan of Merger even if the Plan of Merger is authorized by our shareholders.
Even if the merger pursuant to the Plan of Merger is authorized by our shareholders, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the transactions contemplated thereby and by the Plan of Liquidation, in order, for example, to permit us to pursue new strategic opportunities.
If our board of directors so abandons or delays, all distributions, including the Special Dividends, made to shareholders after the adoption of the Plan of Liquidation but prior to the abandonment or delay, may be treated as capital gain dividends to the extent such distribution do not exceed our actual net capital gain for the applicable taxable year. Dividends in excess of the Company’s earnings and profits would be tax-free to shareholders to the extent of their tax basis in their shares of Common Stock, and thereafter would be taxable as capital gains.
If our Common Stock were delisted from NASDAQ, shareholders may find it difficult to dispose of their shares.
If our Common Stock or, subsequent to the merger, Gyrodyne, LLC Shares were to be delisted from NASDAQ, trading of our Common Stock or, subsequent to the merger, Gyrodyne, LLC Shares most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. Such trading will reduce the market liquidity of our Common Stock or, subsequent to the merger, Gyrodyne, LLC Shares. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our Common Stock or, subsequent to the merger, Gyrodyne, LLC Shares.
If the Plan of Merger is not authorized, the board may decide to pursue the Plan of Liquidation in another manner.
If the Plan of Merger is not approved, the board may determine not to withdraw the Plan of Liquidation but to continue to pursue a Tax Liquidation by other means, including a dissolution under New York law or a merger under different terms than those set forth in the Plan of Merger. In such event, Gyrodyne may suffer from a period of uncertainty (including, if authorization of our shareholders is required in connection with any such alternative transaction), costs of the liquidation may increase, and shareholders may be delayed in their receipt of liquidation proceeds and the amount of such proceeds may be reduced significantly.
We may not be able to settle all of our obligations to creditors at the amount we have estimated.
We have current and may incur future obligations to creditors. Our estimated distribution to shareholders takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the wind-down process, we will attempt to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations for the amount we have estimated for purposes of calculating the likely distribution to shareholders. If we are unable to reach an agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the amounts estimated by us will reduce the amount of remaining proceeds available for distribution to shareholders.
Our shareholders may be liable to our creditors for an amount up to the amount distributed by us if our reserves for payments to creditors are inadequate.
In the event holders of Gyrodyne, LLC Shares receive funds as distributions from Gyrodyne, LLC and there are not left sufficient funds to pay any creditors who seek payment of claims against Gyrodyne, GSD or Gyrodyne, LLC, holders of Gyrodyne, LLC Shares could be held liable for payments made to them and could be required to return all or a part of distributions made to them.
If the Plan of Merger is authorized, but the merger does not occur, shareholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which may be up to two years after our adoption of the Plan of Liquidation.
In general, if our shareholders approve the proposal to authorize the Plan of Merger and the Merger is consummated, a shareholder will recognize, for federal income tax purposes, gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of other property distributed to such shareholder in the Special Dividends, if any, and in any other distributions we may make pursuant to the Tax Liquidation, whether by merger or otherwise, and (ii) such shareholder’s adjusted tax basis in its shares of Common Stock. Liquidating distributions pursuant to the Plan of Liquidation and/or Plan of Merger may occur at various times and in more than one tax year. Any gain will be recognized in such year(s) when the shareholder receives a distribution that, in the aggregate with all other distributions received pursuant to the Tax Liquidation, whether by merger or otherwise, is in excess of the shareholder’s basis in its shares of Common Stock; loss will be recognized only in the year in which the final distribution to the shareholder is made, and only if the shareholder has not received distributions equal to the shareholder’s basis in its shares of Common Stock. Shareholders are urged to consult their tax advisors as to the specific tax consequences to them of a Tax Liquidation pursuant to the Plan of Liquidation and/or Plan of Merger.
We may be the potential target of a reverse acquisition or other acquisition prior to or after the merger.
Until the merger, we will continue to exist as a public company. Public companies that exist with limited operations have from time to time been the target of “reverse” acquisitions, meaning acquisitions of public companies by private companies in order to bypass the costly and time-intensive registration process to become publicly traded companies. In addition, we could become an acquisition target, through a hostile tender offer or other means, as a result of our cash holdings or for other reasons. In the event of a hostile acquisition bid, approval of the acquisition would be subject to our board of directors and/or shareholder approval. If we become the target of a successful acquisition, notwithstanding the shareholder authorization of the Plan of Merger, our board of directors could potentially decide to either delay or completely abandon the merger, and our shareholders may not receive any proceeds that would have otherwise been distributed in connection with the liquidation and may receive less than they would have received in the liquidation.
Following the merger, Gyrodyne, LLC similarly could become an acquisition target, which would delay or prevent the liquidation of the company’s assets, thereby potentially delaying or reducing any proceeds that would have otherwise been distributed in connection with the liquidation.
Our directors and executive officers may have interests that are different from, or in addition to, those of our shareholders generally.
You should be aware of interests of, and the benefits available to, our directors and executive officers when considering the recommendation of our board of directors in favor of the proposal to authorize the Plan of Merger and the transactions contemplated thereby. Our board of directors and executive officers may have interests in the Plan of Liquidation and the Plan of Merger that may be in addition to, or different from, your interests as a shareholder. In addition, following the merger, our directors and executive officers will be entitled to continuing indemnification and liability insurance. For a more detailed discussion of the interests of our management, see pages [•] of this proxy statement/prospectus.

As described on page [•] of this proxy statement/prospectus, on April 21, 2014 the board of directors of Gyrodyne adopted a retention bonus plan for the benefit of directors, officers and employees of Gyrodyne. See “Background — Interests of Our Directors and Executive Officers — Retention Bonus Plan.” The plan was intended to recognize the nature and scope of the responsibilities related to such business plan, to reward and incent performance in connection therewith, to align the interests of directors, executives and employees with our shareholders and to retain such persons during the term of such plan. As the funding for such plan will reduce the amounts otherwise payable to holders of GSD interests, or, subsequent to the Merger, holders of Gyrodyne, LLC Shares, a conflict of interest between such holder and the beneficiaries of the retention bonus plan could be deemed to exist.
We will continue to incur the expenses of complying with public company reporting requirements.
We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act and it is anticipated that Gyrodyne, LLC will continue to be subject to such requirements during the period its assets are liquidated even though compliance with such reporting requirements involves time and expense.
The board of directors of Gyrodyne, LLC may at any time turn management of its liquidation over to a third party, and some or all of our directors may resign from the board of directors of Gyrodyne, LLC at that time.
The board of directors of Gyrodyne, LLC may at any time turn certain aspects of our management over to a third party to complete the liquidation of our remaining assets and distribute the available proceeds to our shareholders. If management is turned over to a third party, the third party could have control over the liquidation process, including the sale or distribution of any remaining assets and such third party could charge significant fees related thereto, each of which could impact the nature, amount or timing of any liquidating distributions.
Tax treatment of liquidating distributions may vary from shareholder to shareholder.
The tax treatment of any liquidating distributions we make may vary from shareholder to shareholder, and the discussions in this proxy statement/prospectus regarding such tax treatment are general in nature. You should consult your tax advisor instead of relying on the discussions of tax treatment in this proxy for tax advice.
We have not requested a ruling from the Internal Revenue Service with respect to the anticipated tax consequences of the Plan of Liquidation or Plan of Merger, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in this proxy statement/prospectus proves to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to our shareholders and us from the liquidation and distributions. Tax considerations applicable to particular shareholders may vary with and be contingent upon the shareholder’s individual circumstances.
Provisions of Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement, including its classified board of directors and 20% ownership limitation could make it more difficult for a third party to acquire Gyrodyne, LLC, discourage a takeover and adversely affect its members.
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement contains certain provisions that may have the effect of making more difficult, delaying, or deterring attempts by others to obtain control of Gyrodyne, LLC, even when these attempts may be in the best interests of its members. These include provisions on maintaining a classified board of directors, limiting members’ powers to remove directors and an ownership limitation that prohibits members from holding Gyrodyne, LLC Shares representing in excess of 20% of the outstanding Gyrodyne, LLC Shares at any time. These provisions and others that could be adopted in the future may have the effect of discouraging unsolicited takeover proposals and therefore may delay or prevent a change of control not approved by Gyrodyne, LLC’s board of directors or may delay or prevent changes in Gyrodyne, LLC’s control or management, including transactions in which holders of Gyrodyne, LLC Shares might otherwise receive a premium for their shares over then current market prices.

The corporate structure and interrelationships of Gyrodyne and GSD present risks of conflicts between the entities and their equity holders as long as they are operated as separate entities.
As a result of the First Special Dividend, Gyrodyne has been managing GSD pursuant to the terms of GSD’s Amended and Restated Limited Liability Company Agreement, which provides that Gyrodyne, in its capacity as GSD’s managing member, has unilateral authority, without seeking approval of holders of GSD shares, over the management of GSD, including as to the leasing and sale of the Contributed Properties and the execution of any agency and brokerage agreements to facilitate such leases and sales, investing in its real estate holdings through capital improvements and proceeding strategically with seeking to maximize the value of the undeveloped Flowerfield property. Under GSD’s Amended and Restated Limited Liability Company Agreement, Gyrodyne is entitled to market-rate compensation for its services as well as reimbursement for any costs and expenses incurred by and properly allocable to GSD. In connection with such management services, Gyrodyne also is obligated to provide an initial liquidity facility to GSD in an amount not to exceed $2.5 million, which Gyrodyne may determine from time to time.
In carrying out its obligations under GSD’s Amended and Restated Limited Liability Company Agreement, there may be instances where a conflict could arise between what is in the best interest of Gyrodyne and what is in the best interest of GSD. Although such agreement establishes applicable standards, there also may be actual or perceived conflicts between Gyrodyne and GSD in establishing actual compensation and reimbursement under those standards. Gyrodyne shareholders who sold their shares on or following the ex-dividend date of the First Special Distribution will continue to hold their GSD interests indefinitely because such interests are generally non-transferable. Accordingly, conflicts between Gyrodyne and GSE could result in conflicts could arise between Gyrodyne shareholders and those holders of GSD interests who no longer hold Gyrodyne shares.
Conflicts of interest may exist between the shareholders of Gyrodyne and the holders of Dividend Notes.
Although holders of Dividend Notes were all shareholders of Gyrodyne as of the December 31, 2013 record date for the Second Special Dividend, as a result of transfers of shares of Gyrodyne Common Stock subsequent to such date, there now exits certain disparities between the holders of Dividend Notes and the holders of shares of Gyrodyne Common Stock. As the Dividend Notes represent debt obligations of Gyrodyne and the shares are equity of Gyrodyne, the Dividend Notes are entitled to priority in the distribution of assets of Gyrodyne. If GSD sold properties and repaid mortgage debt to Gyrodyne, the board of directors of Gyrodyne would have to determine whether to redeem or repurchase Dividend Notes or retain the cash proceeds of the mortgage debt for other uses. In addition, if the merger is not completed and Gyrodyne continues as operating entity, the future changes in equity value or operating results, whether accretion or diminution, will result in changes to the equity value.

THE SPECIAL MEETING
We are furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by our board of directors for use at the special meeting.
Date, Time and Place
The special meeting will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on August 14, 2014, at 11:00 a.m., Eastern Time.
Purpose
At the special meeting, shareholders will be asked to consider and vote upon a proposal to authorize the Plan of Merger under the New York Business Corporation Law, including the merger of the Company into Gyrodyne, LLC, and to transact such other business as may properly come before the special meeting or any adjournment thereof.
Our board of directors unanimously recommends that you vote “FOR” the Proposal.
Record Date; Stock Entitled to Vote; Quorum
All shareholders who hold Common Stock of record at the close of business on the record date, June 30, 2014, are entitled to notice of and to vote at the special meeting. Each share of Common Stock issued and outstanding on the record date is entitled to one vote at the special meeting on the proposal presented. Shareholders do not have cumulative voting rights. A quorum will be present at the special meeting if a majority of the outstanding Common Stock entitled to vote at the special meeting are represented in person or by proxy.
On the record date, [1,482,680] shares of Common Stock were issued and outstanding and held by [1,540] holders of record. On such date, [46,632] shares of Common Stock were held by our directors, executive officers and their affiliates. This proxy statement/prospectus and the enclosed proxy card were mailed starting on or about [•], 2014.
Vote Required
Proxies solicited by our board of directors will be voted in accordance with the instructions given therein. Where no instructions are indicated, proxies will be voted “FOR” authorization of the Plan of Merger.
An affirmative vote of the holders of at least two-thirds of all outstanding shares of Common Stock entitled to vote thereon is required to authorize the Proposal. If you abstain from voting, your abstention will have the same effect as an “Against” vote for purposes of determining whether approval of the Proposal has been obtained. In such cases, broker non-votes also will have the same effect as an “Against” vote.
The Company has not sought nor does it intend to seek a vote on the Plan of Liquidation because it is effecting a liquidation for tax purposes. Although effecting a liquidation for tax purposes is a byproduct of the Merger (a merger of a corporation into a LLC is a liquidation for tax purposes), it does not require a separate shareholder vote under either New York Business Corporation Law or federal tax law. If the Merger is not authorized by its shareholders, Gyrodyne could seek a shareholder vote regarding a plan of dissolution under New York Business Corporation Law to effect the Plan of Liquidation, but the Company has no current plans to do so. As a result, in this proxy statement/prospectus, the Company is neither seeking a vote on the Plan of Liquidation (i.e., the liquidation for tax purposes) nor a dissolution under New York Business Corporation Law, rather shareholders are only voting on the proposal to authorize a proposed Plan of Merger and the transactions contemplated thereby under New York Business Corporation Law, including the merger of Gyrodyne and GSD into Gyrodyne, LLC.
Proxies
Except for certain items for which brokers are prohibited from exercising their discretion, a broker who holds shares in “street name” has the authority to vote on routine items when it has not received instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If the broker crosses out, does not vote with respect to, or is prohibited from exercising its discretion, resulting in a broker non-vote, the effect of the broker non-vote on the result of the vote depends upon whether the vote required for that proposal is based upon a proportion of the votes cast (no effect) or a proportion of the votes entitled to be cast (effect of a vote against). If the broker returns a properly executed proxy, but does not vote or abstain with respect to the proposal and does not cross out the proposal, the proxy will be voted “FOR” the proposal and in the proxy holder’s discretion with respect to any other matter that may come before the meeting or any adjournments or postponements thereof. Approval of the sale of all of the assets of a corporation and the dissolution of a corporation are both matters for which brokers are prohibited from exercising their discretion. Therefore, shareholders will need to provide brokers with specific instructions on whether to vote in the affirmative for or against the Plan of Merger proposal.
At the time this proxy statement/prospectus was mailed to shareholders, management was not aware of any matter other than the matters described above that would be presented for action at the special meeting. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.
In addition to sending you these materials, some of the Company’s directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail, or in person. You may also be solicited by means of press releases issued by the Company and postings on the Company’s website, www.gyrodyne.com. None of the Company’s officers or employees will receive any extra compensation for soliciting you. The Company has retained MacKenzie Partners, Inc. to assist the Company in soliciting your proxy for an estimated fee of $40,000 plus reasonable out-of-pocket expenses. MacKenzie Partners expects that approximately 25 of its employees will assist in the solicitation. MacKenzie Partners will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of shares of Common Stock. If so, the Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of shares of Common Stock.
Any shareholder executing the enclosed proxy card has the right to revoke it at any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy card bearing a later date, or by attending the special meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to attend the special meeting and to vote personally at the special meeting.

BACKGROUND
Gyrodyne Company of America, Inc.
Gyrodyne, a self-managed and self-administered real estate investment trust formed under the laws of the State of New York, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area. Prior to the payment of the First Special Dividend described below, Gyrodyne owned a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property that is the subject of development plans and is referred to in this proxy statement/prospectus as “Flowerfield.” Prior to payment of the First Special Dividend described below, Gyrodyne also owned medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. Gyrodyne is also a limited partner in the Grove, which in September 2013 sold its only asset, an undeveloped 3,700 plus acre property in Palm Beach County, Florida. Gyrodyne’s Common Stock is traded on NASDAQ under the symbol GYRO. Gyrodyne’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Background: Flowerfield and Other Properties; Condemnation Litigation
Following its inception in 1946 and for the next 25 years, Gyrodyne engaged in design, testing, development, and production of coaxial helicopters primarily for the U.S. Navy. Following a sharp reduction in the Company’s helicopter manufacturing business and its elimination by 1975, the Company began converting its vacant manufacturing facilities and established its rental property operation at its principal location, Flowerfield. The Company has since concentrated its efforts on the management and development of real estate. The Company subsequently completed its conversion to a REIT, effective May 1, 2006. As a REIT that converted from a regular C corporation, Gyrodyne is subject to a federal corporate level tax at the highest regular corporate rate (currently 35%) on all or a portion of any gain recognized from a sale of assets occurring during a specified period after the date of its conversion (the “recognition period,” and such tax, the “built-in gain tax”), to the extent of the built-in gain in those assets on the date of the conversion. The recognition period is generally 10 years.
On November 2, 2005, the State University of New York at Stony Brook (the “University”) filed an acquisition map with the Suffolk County Clerk’s office and vested title in approximately 245.5 acres of property at Flowerfield pursuant to the New York Eminent Domain Procedure Law (the “EDPL”). On March 27, 2006, the Company received payment from the State of New York in the amount of $26,315,000, which the Company had previously elected under the EDPL to accept as an advance payment for such property.
On May 1, 2006, the Company filed a Notice of Claim with the Court of Claims of the State of New York seeking $158 million in damages from the State of New York resulting from the eminent domain taking by the University of the 245.5 acres of the Flowerfield property (the “Condemnation Litigation”).
Thereafter, Gyrodyne acquired ten buildings in the Port Jefferson Professional Park, Port Jefferson Station, New York in June 2007, Cortlandt Medical Center in Cortlandt Manor, New York in July 2008 (and additional properties in Cortlandt Manor in August 2008 and May 2010), and the Fairfax Medical Center, Fairfax City, Virginia in 2009.
The Company has maintained an interest in the Grove, which originally represented a 20% limited partnership interest in the Grove. Based on four subsequent capital raises through 2009, each of which the Company chose not to participate in, the Company’s share was approximately 9.99% as of December 31, 2010, and has since been diluted to 9.32%. On March 18, 2011, the Grove’s lender, Prudential Industrial Properties, LLC (“Prudential”), commenced a foreclosure action against the Grove by filing a complaint in the Circuit Court of Palm Beach County to foreclose upon the Grove property, alleging that the Grove had defaulted on its loan from Prudential and that the Grove was indebted to Prudential in the amount of over $37 million in principal and over $8 million in interest and fees. On September 19, 2013, the Grove property was sold, the foreclosure lawsuit was dismissed and the Grove property was conveyed to Minto, a family-owned real estate development, construction and management company and the Grove’s debt to Prudential was repaid. The investment is held in a taxable REIT subsidiary of the Company with $0 value and the Company has a $1,315,000 deferred tax liability related to the Grove, which represents taxable losses not yet recorded pursuant to the equity method of accounting. Gyrodyne did not receive any distribution in connection with the sale of the Grove property. Under the agreement with Minto, the Grove may receive certain additional payments if certain development benchmarks are achieved by Minto, which could enable future distributions to Gyrodyne. Gyrodyne cannot predict whether these benchmarks will be achieved or as to the timing or amount of any further distributions by the Grove. Gyrodyne does anticipate it will be required to recognize its deferred tax liability during 2014.
In July 2012, the Company received $167,501,656.95 from New York State pursuant to judgments in the Company’s favor in the Condemnation Litigation, which consisted of $98,685,000 in additional damages (the “2012 Proceeds”), $1,474,940.67 in costs, disbursements and expenses, and $67,341,716.28 in interest. As the interest portion was considered REIT taxable income for the 2012 taxable year (although not for purposes of the REIT gross income tests, pursuant to a private letter ruling received by the company in 2011), our board of directors determined that it was in the best interests of shareholders to distribute $56,786,644 in the form of a cash dividend. On November 19, 2012, our board of directors declared a special cash dividend of $38.30 per share, which was paid on December 14, 2012. The declaration of the dividend also required a cash payment to participants of the Company’s Incentive Compensation Plan in the aggregate amount of $4,213,000 to be allocated and paid to Plan participants in accordance with Plan rules. As of December 31, 2012, the Company intended to defer, for federal income tax purposes, recognition of the $98,685,000 gain on receipt of the 2012 Proceeds by investing this amount in qualifying REIT properties.
Background: Strategic Review, PLR
In August 2012, the Company announced that it was undertaking a strategic review, which was designed to maximize shareholder value through one or more potential cash distributions and/or through a potential sale, merger or other strategic combination, consistent with the Company’s stated goal of providing one or more tax efficient liquidity events to its shareholders. In August 2012, the Company retained Rothschild Inc. (“Rothschild”), as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP, as legal advisor, and authorized a committee of its board of directors composed of four directors, Messrs. Bhatia, Levine, Macklin and Salour (the “Strategic Alternatives Committee”), to lead the strategic review process. Such directors were chosen because they previously had served as members of the Board’s Investment Committee. Rothschild’s mandate did not include services in connection with the merger and plan of liquidation. The Strategic Alternatives Committee had over 40 meetings in the August 2012 – August 2013 period and made regular reports on its process to the full board of directors. Commencing in October 2012, the Company solicited interest in proposals to acquire the Company from over 260 entities, and, in March 2013, an information memorandum was circulated to over 30 entities who had executed nondisclosure agreements. In the several months thereafter, members of our board of directors and management met with several bidders, permitted such bidders to conduct due diligence and indicative bids were received from a number of parties. Some of such indicative bids were for the whole Company and others contemplated the sale of a partial interest to a bidder who would assume control, but none of such bids were fully developed or contained value parameters and other terms acceptable to our board of directors and the Strategic Alternatives Committee.
Following a change in tax law in January 2013 reducing the recognition period applicable for the 2012 taxable year to 5 years, the Company applied for a private letter ruling, which we call the “PLR” in this proxy statement/prospectus, from the IRS in March 2013, concluding that the Company’s receipt of the 2012 Proceeds occurred outside of the applicable recognition period for 2012, and therefore permitting the Company to distribute, by means of a dividend such as the First Special Dividend described below, the gains realized from its receipt of the 2012 Proceeds, subject to a 4% excise tax but without incurring the built-in gains tax.
On July 29, 2013, Rothschild, on behalf of the Strategic Alternatives Committee, provided the board with a summary of the evaluation process undertaken by the Strategic Alternatives Committee and the status of the proposals of four bidders for the Company (one for the entire entity and three “partial” bidders who proposed obtaining control while providing existing holders with a cash distribution and a continuing equity interest). The summary contained the Committee’s recommendations that: (i) the Committee did not believe that status quo represented a value-maximizing scenario, (ii) to the extent the Company received a favorable PLR prior to September 15, 2013 (the last day the Company could declare a dividend distribution with respect to the 2012 Proceeds), the Company should distribute the maximum available cash (while leaving the Company with enough cash to effect a liquidation on an orderly basis and liquidate its remaining assets in an orderly, tax-efficient manner); (iii) if the IRS did not respond favorably to the PLR request on a timely basis, that the Company further explore entering into an agreement with one of the three “partial cash” bidders, and (iv) that a potential management plan to run the Company under a plan to invest the 2012 proceeds in triple net-lease properties was not an acceptable alternative in the Committee’s view. The summary also concluded that the Company should discuss the foregoing recommendations with key shareholders under appropriate confidentiality provisions.
In a meeting on August 2, 2013, our board of directors met and considered the status of such bidding process as well as other business alternatives available to the Company, including continuing as an operating REIT, distributing a smaller portion of the 2012 Proceeds, and reinvesting all or part of the 2012 Proceeds in qualifying REIT property. At the meeting, the Strategic Alternatives Committee presented the July 29 summary report to the board and recommended that, if the Company received the PLR, the Company should seek to distribute up to $98.7 million, the full amount of the 2012 Proceeds, and that the Company also would need to provide for funding of that distribution amount plus an amount necessary to keep the Company operational during a liquidation process. The Strategic Alternatives Committee also presented the July 29 summary report to the board and recommended that, in the event that the Company did not receive the PLR, it be authorized to negotiate with bidders regarding potential transactions. The Strategic Alternatives Committee also recommended that the Company enter into confidentiality agreements with the Company’s two largest shareholders. The Company did enter into such agreements and engaged in dialogue with such holders. During such dialogue, the Company, Rothschild and Skadden described the strategic process, the process which led to the PLR and the potential alternatives for the timing, process and amount of possible cash distributions to shareholders. In addition to participating in numerous calls and emails, our board of directors had lengthy informal working sessions on August 27, August 30, and September 6, 2013 as well, to consider the Company’s strategic alternatives, including the impact thereon of the PLR described in the next paragraph. In connection with the August 30, 2013 meeting, Rothschild made a summary presentation which discussed the size of a potential cash distribution, the possible distribution of in-kind securities and the issues associated with borrowing money to fund a distribution. Rothschild noted that its summary reflected certain financing analyses provided by Company management and certain tax and legal considerations provided by counsel. Our board of directors concluded after the August 30 presentation that the Board should focus on the tradeoffs of returning cash to shareholders or investing it with a goal of generating enough income so that the resulting entity could trade on market fundamentals in the future. The presentation also indicated that the Company could seek to effectuate a plan of liquidation, and recommended that the Company continue to analyze whether to pursue a plan of liquidation and determine the amount of the targeted 2013 distribution.
On August 28, 2013, the Company received the PLR, which provides a favorable ruling from the IRS.
In the informal session held on September 6, 2013, our board of directors considered the financial effects of a range of distribution scenarios, ranging from no distribution and reinvestment in REIT qualified assets to a full distribution of the $98.7 million using funded debt. In doing so, it considered the impact of the 4% excise tax applicable to a 2013 distribution of the 2012 Proceeds, transaction costs and payments required to be made to the Incentive Compensation Plan (“ICP”) participants as a result of a special dividend. At the September 6 meeting, Rothschild presented materials designed to facilitate a discussion with respect to the sizing of a potential cash distribution to shareholders, focusing on three alternative scenarios for distributing cash to shareholders: (i) distribute $45.0 million in cash to shareholders in 2013 and reinvest $53.7 million in replacement properties; (ii) distribute $98.7 million in a combination of cash and dividend notes in 2013; and (iii) distribute $98.7 million in a combination of cash and interests in a liquidating trust or a newly formed limited liability company. The presentation also discussed the possibility of a plan of liquidation, and considerations with respect to a partial cash distribution and a full cash distribution of the entire $98.7 million.
At its September 9, 2013 meeting, our board of directors discussed that, in light of the receipt of the PLR and the timeframe necessary to achieve the benefits thereof, and given the lack of any developed acceptable third party acquisition or other control transaction with a third party with respect to the Company, that it appeared unlikely any such transaction would be developed on a basis more favorable to shareholders than the distribution permitted by the PLR. Our board of directors continued to review the issues related to a significant distribution of cash to its shareholders, including whether such distribution should be as part of a Plan of Liquidation.
The Tax Liquidation; Adoption of the Plan of Liquidation
Further to the Company’s previously stated goal of providing one or more tax efficient liquidity events to its shareholders and taking into account, among other factors, the Company’s receipt of the PLR, on September 12, 2013, our board of directors concluded that it was in the best interests of Gyrodyne and its shareholders to liquidate the Company for federal income tax purposes. In adopting the Plan of Liquidation for federal income tax purposes, our board of directors also determined to pursue the actual disposition of our remaining assets in an orderly manner designed to obtain the best value reasonably available for such assets. The completion of the merger into Gyrodyne, LLC, within the two year period from the adoption of the Plan of Liquidation, would complete the Tax Liquidation even though the actual disposition of the properties within the same period had not necessarily occurred. Our board of directors believed that the prompt completion of the Tax Liquidation by means of the Merger while permitting a longer period to dispose of the remaining assets would help obtain better values by enabling the sales to take place without the potential timing constraints created by completing the merger as promptly as practicable. In addition, the ability to extend the time of holding the properties would permit Gyrodyne to seek enhancements of the value of Flowerfield including by pursuing various development or zoning opportunities.
The First Special Dividend
On September 13, 2013, our board of directors declared the First Special Dividend, in the amount of $98,685,000, or $66.56 per Gyrodyne share, of which approximately $68,000,000, or $45.86 per share, was to be paid in cash. On such date, the Company announced that the balance of the First Special Dividend ($30,685,000) was payable in the form of cash proceeds from any further asset dispositions effected prior to payment of the dividend, Dividend Notes (as described below), interests in Gyrodyne, LLC or any other limited liability company to which Gyrodyne might transfer its remaining assets (or into which it might merge), or a combination of such forms at the discretion of our board of directors. Distribution of non-cash consideration was necessary because the Company did not have sufficient cash on hand to cover the full amount of the First Special Dividend.
On December 19, 2013, our board of directors determined that the non-cash portion of the First Special Dividend would be paid by distribution of all of the equity interests in GSD and determined that, after consideration of a management presentation regarding the estimated fair market value of the properties to be transferred to GSD, the aggregate estimated fair value of the GSD Interests to be distributed as the First Special Dividend was $30,685,000 (an amount determined by our board of directors to be equal to the estimated fair market value of the properties, net of all liabilities encumbering such properties, including an aggregate of approximately $14,000,000 in mortgages payable to a subsidiary of Gyrodyne). Gyrodyne contributed to GSD 100 percent of the economic interest in all of Gyrodyne’s real estate properties: Flowerfield and the medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. We refer to such properties as the Contributed Properties. The board determined to transfer the Contributed Properties to GSD and to make the non-cash portion of the First Special Dividend in GSD Interests in order to facilitate its ability to maximize recognition of built-in gains in the Contributed Properties while minimizing built-in gains tax at the corporate level.
The First Special Dividend was paid on December 30, 2013 to shareholders of record as of November 1, 2013. As required by NASDAQ rules governing special dividends of this magnitude, the ex-dividend date was set one business day following the payment date.
Payment of the First Special Dividend was NOT conditioned on the approval of the proposal to authorize the Plan of Merger. However, failure to complete the Tax Liquidation of Gyrodyne by the second anniversary of the adoption date of the Plan of Liquidation will impact the tax characteristics of the First Special Dividend to the recipients. See “Federal Income Tax Considerations.”

In connection with the First Special Dividend, Gyrodyne incurred costs of $3.4 million for the 4% excise tax, $1.6 million for transaction costs, and $5.0 million for ICP payments.
Solvency Opinion
In connection with the First Special Dividend, our board of directors requested the opinion of Valuation Research Corporation as to the solvency of Gyrodyne after giving effect to the First Special Dividend. Valuation Research was chosen to provide the solvency opinion from a short list of well-known providers of solvency opinions provided by Gyrodyne’s advisors. After reviewing the list, our board of directors selected Valuation Research based on a consideration of its qualifications, reputation and fees. Valuation Research has a reputation as a nationally recognized provider of solvency opinions. They are an unaffiliated independent third party that has not worked for Gyrodyne at any time during the last two (2) years. They have prepared hundreds of similar opinions including solvency opinions for real estate or asset intensive entities.
On September 13, 2013, at a meeting of our board of directors, Valuation Research delivered its opinion that, immediately after the completion of the First Special Dividend, (i) each of our fair value and the present fair saleable value of our aggregate assets, exceeds the sum of our total liabilities (including, without limitation, the stated liabilities, the identified contingent liabilities and the Dividend Notes (if issued in an amount not exceeding the non-cash portion of the First Special Dividend)); (ii) we will be able to pay our debts (including our respective stated liabilities, identified contingent liabilities and the Dividend Notes (if issued in an amount not exceeding the non-cash portion of the First Special Dividend)), as such debts mature or otherwise become absolute or due; and (iii) we do not have unreasonably small capital.
Prior to the meeting of our board of directors on September 13, 2013, at which our board of directors approved the First Special Dividend, Valuation Research engaged in various discussions with our management regarding its analysis with respect to the proposed solvency opinion to be delivered by Valuation Research. The topics of these discussions included the objectives of our Plan of Liquidation and the First Special Dividend, our past and current operations and financial condition, our most recent unaudited balance sheet, projected cash flows associated with our dissolution, our public filings with the SEC, our outstanding litigation and our stated liabilities and identified contingent liabilities.
Valuation Research was provided with annual financial projections from the Company for the fiscal years ending 2013 through 2016 (the “Forecast”). The Forecast included revenues estimated by management based on historical rental income generated by its properties. Management also considered its rental contracts, tenant mix and market factors in preparing its Forecast. Expenses including property operating expenses, selling, general and administration, depreciation and interest expenses were also considered in the Forecast as were normal capital expenditures. Management also provided cash flow projections for the same time period as well as monthly budgets for 2013.
In addition, Valuation Research was provided with appraisal reports for the Company’s real estate assets prepared by Cushman & Wakefield dated as of December 1, 2012 (for the Port Jefferson and Flowerfield properties), October 1, 2012 (for the Fairfax property) and December 27, 2012 (for the Cortlandt Manor property). Valuation Research was also provided with a report compiled by Rothschild outlining broker opinions of value for the Company’s real estate assets dated February 2013.
On September 13, 2013, Valuation Research delivered to our management and board of directors its opinion that, as of September 13, 2013, and based on the matters described in the opinion, assuming payment of, and after giving effect to the First Special Dividend, the following tests of solvency and capital adequacy are satisfied for Gyrodyne:
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  each of our fair value and the present fair saleable value of our aggregate assets, exceeds the sum of our total liabilities (including, without limitation, the, stated liabilities, the identified contingent liabilities and Dividend Notes (if issued in an amount not exceeding the non-cash portion of the First Special Dividend));

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  each of our fair value and the present fair saleable value of our aggregate assets exceed our total liabilities (including our stated liabilities, identified contingent liabilities and Dividend Notes (if issued in an amount not exceeding the non-cash portion of the First Special Dividend)), by an amount greater than the amount identified to Valuation Research by us as the par value of our capital stock;
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  we will be able to pay our debts (including our respective stated liabilities, identified contingent liabilities and the Dividend Notes (if issued in an amount not exceeding the non-cash portion of the First Special Dividend)), as such debts mature or otherwise become absolute or due; and
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  we do not have unreasonably small capital.
The full text of the solvency opinion letter, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken by Valuation Research in connection with the solvency opinion is attached to this proxy statement/prospectus as Annex B. Valuation Research Corporation’s solvency opinion has several assumptions and limiting conditions. You are urged to read Valuation Research’s solvency opinion letter in its entirety. The solvency opinion does not constitute a recommendation to you as to how you should vote in connection with the Plan of Merger. The solvency opinion does not address the relative merits of any other transactions or business strategies discussed by our board of directors as alternatives to the First Special Dividend or the underlying business decision of our board of directors to proceed with or affect the First Special Dividend, except with respect to the solvency of Gyrodyne immediately after the First Special Dividend. The solvency opinion is valid only for our pro forma capital structure immediately after and giving effect to the consummation of the First Special Dividend and is not valid for any subsequent dividend, share repurchase, debt or equity financing, restructuring or other actions or events not specifically referred to in the solvency opinion. Furthermore, the solvency opinion does not represent an assurance, guarantee, or warranty that we will not default on any of its debt obligations; Valuation Research does not make any assurance, guarantee, or warranty that any covenants, financial or otherwise, associated with any financing will not be broken in the future. A summary of Valuation Research’s solvency opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Valuation Research’s solvency opinion letter.
In rendering the Opinion, Valuation Research conducted such reviews, analyses and inquiries deemed necessary and appropriate under the circumstances. For instance, Valuation Research reviewed information concerning businesses similar to each of the Company, and investigated their financial performance. As of the date of the Opinion, Gyrdoyne was a REIT with ownership in three (3) medical office parks, a multitenant industrial park and 68 acres of vacant land available for future development. Valuation Research selected public REITS that had similar focus (medical offices and/or multitenant industrial). These companies included Medical Properties Trust Inc. (NYSE: MPW), BioMed Realty Trust Inc. (NYSE: BMR), Healthcare Realty Trust Incorporated (NYSE: HR), Health care REIT, Inc. (NYSE: HCN), Healthcare Trust of America, Inc. (NYSE: HTA) and HCP, Inc. (NYSE: HCP).
Additionally, among other things, Valuation Research:
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  reviewed Gyrodyne’s 10-K SEC filings for the fiscal years ended 2011 and 2012, as well as Gyrodyne’s 10-Q SEC filings for the first and second quarter of 2013;
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  reviewed appraisal reports for the Company’s real estate assets prepared by Cushman & Wakefield dated as of December 1, 2012 (Port Jefferson and Flowerfield), October 1, 2012 (Fairfax) and December 27, 2012 (Cortlandt Manor);
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  reviewed a report compiled by Rothschild summarizing broker opinions of value for the Company’s real estate assets dated February 2013 but not containing any independent analysis by Rothschild;
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  reviewed the Plan of Liquidation;
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  reviewed a draft of the document outlining the terms of the Dividend Note (which is attached to this proxy statement/prospectus as Annex D);

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  reviewed a draft of the press release regarding the announcement of our board of directors declaration of the First Special Dividend dated September 13, 2013;
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  reviewed a draft of the resolutions of our board of directors of Gyrodyne dated September 13, 2013;
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  reviewed operating assumptions and forecasts for the Company for the fiscal years ending 2013 through 2016 (the “Forecast”), which included sources and uses of cash and earnings and cash flow assumptions for the Company;
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  had discussions with Management concerning the past, present, and future operating results, financial condition and legal affairs of the Company, among other subjects;
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  visited the Company’s Flowerfield real estate asset located in Long Island, New York and the Port Jefferson real estate asset located in Jefferson Station, New York;
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  reviewed the industry in which the Company operates, which included an analysis of certain companies deemed comparable to the Company by Valuation Research as well as a review of analyst reports involving companies deemed comparable to the Company by Valuation Research;
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  obtained a written representation from a responsible officer of the Company that there are no Identified Contingent Liabilities;
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  obtained a written representation from a responsible officer of the Company that there have not been any material adverse changes in the assets or liabilities of the Company, on a consolidated basis, between June 30, 2013 (the date of the most recent audited balance sheet made available to Valuation Research) and the date hereof, that would reasonably be expected to materially affect, without limitation, the Company’s business operations or conditions (financial or otherwise);
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  received a written representation from a responsible officer of the Company that the financial forecasts prepared by the Company, on a consolidated and pro-forma basis, and provided to Valuation Research reflect Management’s best estimates, and are reasonable and have been prudently prepared;
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  performed a cash flow and debt repayment analysis for the Company;
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  developed indications of value for the Company using generally accepted valuation methodologies; and
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  conducted such other reviews, analyses and inquiries and considered such other economic, industry, market, financial and other information and data deemed appropriate by Valuation Research.
The following is a summary of the material analyses performed by Valuation Research in connection with its solvency opinion.
Solvency Analysis.   In conducting its review and arriving at its solvency opinion, Valuation Research relied on and assumed, without independent verification, that the financial forecasts and projections provided to them by our management have been reasonably prepared and reflect our management’s best currently available estimates. Valuation Research did not make any independent appraisal of any of our properties or assets. The opinion of Valuation Research is based on business, economic, market and other conditions as they existed and could be evaluated by Valuation Research as of September 13, 2013.
Valuation Summary — Balance Sheet Analysis.   Valuation Research estimated the fair value and fair saleable value of our aggregate assets using information including financial forecasts that were provided by our management, prior appraisals and other data provided to Valuation Research or using publicly available data. Valuation Research also conducted due diligence interviews with our senior management and our outside legal advisors with regard to our stated liabilities and identified contingent liabilities. Valuation Research noted that, assuming payment of and after giving effect to the First Special Dividend, the estimated fair value and present fair saleable value of our aggregate assets exceeded our estimated total liabilities (including our stated liabilities, identified contingent liabilities and Dividend Notes (if issued in an amount not exceeding the non-cash portion of the First Special Dividend) by approximately $19.2 million to $25.7 million, or 34.4% to 41.2% of our fair value or present fair saleable value of our aggregate assets. Valuation Research also noted that the excess was greater than the amount identified to Valuation Research by us as the aggregate par value of our capital stock of our issued capital stock plus any additional amounts that our board of directors has determined to be capital. Based on the preceding sentence, Valuation Research concluded that each of our fair value and the present fair saleable value of our aggregate assets, exceeds the sum of our total liabilities (including, without limitation, the stated liabilities, the identified contingent liabilities and Dividend Notes (if issued in an amount not exceeding the non-cash portion of the First Special Dividend)) and statutory capital by approximately $17.7 million to $24.2 million, or 31.7% to 38.8% of our fair value or present fair saleable value of our aggregate assets.
Cash Flow Analysis.   Valuation Research reviewed the projected cash flows provided by our management associated with our dissolution as prepared by management. Valuation Research noted that, taking into account a starting cash balance of $92.3 million, assuming payment of and after giving effect to the First Special Dividend, estimated cash inflows (including net proceeds expected from the sale of real estate) exceeded estimated cash outflows over the projection period, by at least $6.2 million. Based on the excess net cash inflow, Valuation Research concluded that we will be able to pay our respective debts as they mature, and we will have adequate capital to pay our obligations and dissolution costs as they come due.
Terms of the Financial Arrangement with Valuation Research.   Pursuant to its letter agreement with us, Valuation Research has been paid $250,000 for its services in connection with rendering the solvency opinion. If an additional solvency opinion is required in connection with closing this transaction, we have agreed to pay Valuation Research an additional fee. We have not paid Valuation Research any other consideration in the last two years. We also have agreed to reimburse Valuation Research for its out-of-pocket expenses and to indemnify and hold harmless Valuation Research and its affiliates and any person, director or any person controlling Valuation Research or its affiliates, for losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Valuation Research in rendering its opinion. The terms of the fee arrangement with Valuation Research, which we and Valuation Research believe are customary for opinions of this nature, were negotiated at arm’s-length between Valuation Research and us, and our board of directors was aware of the fee arrangement.
Initial Adoption of the Plan of Merger and Changes to Internal Structure
In a meeting held on October 9, 2013, the Board determined that in order to most clearly and directly accomplish its goal of distribution of the $98.7 million as a return of capital to shareholders, and in light of relevant consideration of issues of business continuity, shareholder liquidity and timeliness of execution, the Company would pursue the Tax Liquidation by means of a merger of the Company into Gyrodyne, LLC. The Board determined that accomplishing the Tax Liquidation by means of the merger would allow continuation of Gyrodyne’s operations as Gyrodyne, LLC, thereby allowing the actual disposition of the medical office properties and steps related to the actual disposition of the Flowerfield property to be undertaken in an orderly manner designed to obtain the best value reasonably available for the assets. The Board also believed that the Merger was more readily understandable to its shareholders, while avoiding the potential negative inferences that could be drawn by prospective counterparties who could seek to take advantage of the Company had it been operating under a plan of dissolution. At such meeting, it also determined that, if the merger into Gyrodyne, LLC was not completed by December 31, 2013, the most likely in-kind distribution in the First Special Dividend would be of nontransferable interests in GSD. In order to achieve the full benefits of the First Special Dividend, the Company needed to make a distribution of in-kind assets with a value of at least $30,685,000 in the aggregate.
In order to facilitate the First Special Dividend and the merger pursuant to the Plan of Merger, in October 2013 the Company determined to contribute all of its interests in the Contributed Properties to a new subsidiary entity, GSD, a limited liability company, of which Gyrodyne was the sole member prior to the issuance of interests to Gyrodyne shareholders in the First Special Dividend.
The Second Special Dividend
The transfer of the Contributed Properties by Gyrodyne to GSD resulted in the recognition of approximately $28.4 million of capital gain income by Gyrodyne in 2013. Giving effect to offsetting deductions, Gyrodyne determined that it would have approximately $18 million in REIT income for 2013.

In order to satisfy applicable REIT distribution requirements, on December 20, 2013, Gyrodyne declared an additional dividend (the Second Special Dividend), payable on January 31, 2014 to Gyrodyne record shareholders as of December 31, 2013. The Second Special Dividend was paid in the form of interests in a global dividend note (“Dividend Notes”) aggregating $16,150,000 ($10.89 per share) in principal amount.
Dividend Notes
A copy of the form of the global note evidencing the Dividend Notes is attached to this proxy statement/prospectus as Annex D, and this summary is qualified in its entirety by reference to such Annex D. The Dividend Notes bear interest at 5.0% per annum, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 2014, and payable in cash or in the form of additional Notes (“PIK Interest”).
The Company may, in its sole discretion, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, the Dividend Notes. In connection with each prepayment of principal under the Dividend Notes, the Company also is obligated to pay all accrued and unpaid interest thereunder. The Company is required to effect any optional prepayment on a pro rata basis, provided that such restriction does not apply to, and the Company may redeem from a holder one or more Dividend Notes with an aggregate principal amount of $10,000 or less. The Company is permitted to repurchase Dividend Notes on a voluntary basis in a transaction with one or more holders from time to time on such terms as the Company determines, in its sole discretion, and such repurchase shall not be required to be effected on a pro rata basis.
Upon the first to occur of (i) a sale or (ii) a complete liquidation of the Company, the Company shall pay, in cash or in kind, the outstanding principal amount of the Dividend Notes, together with all accrued and unpaid interest on the principal amount being repaid. In the case of a complete liquidation, the valuation of any interest distributed in-kind in redemption of the Dividend Notes shall be made in good faith by our board of directors of the Company and shall be conclusively binding on the Holders.
The Dividend Notes are registered on the books of the Company and may not be assigned or transferred, voluntarily or involuntarily. Any attempted assignment or transfer shall be void, except as provided in the following sentence, in which case the Dividend Notes may be transferred only on the books of the Company. The Company will permit transfers pursuant to the laws of bankruptcy, inheritance, descent or distribution, or to the successor to any holder that is a corporate or other entity. If a transfer is requested, the Company may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law. The Company need not exchange or register the transfer of any Dividend Note or portion of a Dividend Note selected for redemption, except for the unredeemed portion of any Dividend Note being redeemed in part.
For so long as any of the Dividend Notes are outstanding, the Company is prohibited from making any payments with respect to its capital stock, including paying dividends thereon or making distributions in respect thereof, except (i) as specifically permitted under the Plan of Liquidation and (ii) such distributions as are required for the Company to qualify as, and maintain its qualification as, a REIT or to avoid the payment of federal or state income or excise tax.
The Dividend Notes are subordinate to the prior payment in full of all senior debt (whether outstanding on the date of issuance or thereafter created, incurred, assumed or guaranteed) (other than unasserted contingent indemnification obligations and any unasserted contingent expense reimbursement obligations that, at such time, have not been incurred) (“Senior Debt”), which subordination is for the benefit of the holders of Senior Debt. The Dividend Notes contain certain provisions with respect to amendments, defaults and remedies and other terms and will be governed by New York law.
Payment of the Second Special Dividend was NOT conditioned on the approval of the proposal to authorize the Plan of Merger. However, failure to complete the Tax Liquidation of Gyrodyne by the second anniversary of the adoption date of the Plan of Liquidation will impact the tax characteristics of the Second Special Dividend to the recipients. See “Federal Income Tax Considerations.”
On June 16, 2014, the initial semi-annual interest payment on the Dividend Notes was paid in kind in the form of uncertificated interests in a global 5% subordinated note due June 30, 2017 in the principal amount of $302,813 that otherwise is identical to the Dividend Note other than as to the initial semi-annual interest payment date thereunder.

Revisions to the Merger Agreement
On December 19, 2013, our board of directors determined that, having declared the First Special Dividend to achieve the benefits of the PLR and the Second Special Dividend to make the required distribution of 2013 REIT income, that the entire non-cash portion of the First Special Dividend would be satisfied by issuance of all of the equity interests in GSD and that the Second Special Dividend would be paid in the form of Dividend Notes. The board also determined to amend the merger agreement to provide that both Gyrodyne and GSD would merge into Gyrodyne, LLC and that in such merger the interests in GSD distributed in the First Special Dividend and the common shares of Gyrodyne would be converted into, and the Dividend Notes issued as the Second Special Dividend would be redeemed for, an equity interest of Gyrodyne, LLC, thereby resulting in a simplified capital structure and permitting holders of interests in GSD and holders of Dividend Notes as well as Gyrodyne shareholders to receive freely transferable common shares of Gyrodyne, LLC. The board also authorized the approval of the merger by Gyrodyne in its capacity as the sole member of GSD and Gyrodyne, LLC. The merger agreement provides that holders of common stock of Gyrodyne will receive approximately 15.2% of the common equity interests in Gyrodyne, LLC in the aggregate, holders of the Dividend Notes ($16,150,000 initial aggregate principal amount and accrued interest thereon) would receive approximately 29.2% of the common equity interests in Gyrodyne, LLC in the aggregate, and holders of shares of GSD would receive approximately 55.6% of the common equity interests of Gyrodyne, LLC in the aggregate. The board of directors determined these allocations based on the mathematical portion of the fair market value of GSD ($30,685,000) as determined by our board of directors, the principal amount of Dividend Notes ($16,150,000) and the assumed pro forma book value of Gyrodyne of $8,450,000 (approximately $5.70 per share). (Our board of directors recognized that the GSD interests and Dividend Notes were not transferrable, and the holders would not be able to readily realize value, but as the board of directors intended that such restrictions would be eliminated with the registration of interests and Dividend Notes either pursuant to the Merger or otherwise, that it was appropriate not to apply a valuation discount based on such temporary liquidity factors.) The merger will effect the final step in the tax liquidation of Gyrodyne while simplifying the corporate structure and interrelationships of Gyrodyne and GSD.
Management Services Arrangements
Under GSD’s Amended and Restated Limited Liability Company Agreement, Gyrodyne, in its capacity as managing member of GSD, is entitled to market-rate compensation for its services as well as reimbursement for any costs and expenses incurred by and properly allocable to GSD. Gyrodyne also is obligated to provide an initial liquidity facility to GSD in an amount not to exceed $2.5 million, which Gyrodyne may determine from time to time.
Taking into account a number of factors, including the need to maintain such market-rate compensation for federal income tax purposes and following a management services benchmarking study commissioned by Gyrodyne, our board intends to implement a management services arrangement under which GSD will pay certain fees to or reimburse Gyrodyne as follows:
•
  GSD will reimburse Gyrodyne for 85% of Gyrodyne’s General and Administrative (G&A) Expenses and pay a fee to Gyrodyne equal to 8.5% of such reimbursed amount; plus
•
  GSD will reimburse Gyrodyne for all rental expenses, whether value added (such as contractor and payroll expenses) or non-value added (such as such as utilities and taxes) paid by Gyrodyne in respect of the Contributed Properties; plus
•
  GSD will pay a fee to Gyrodyne equal to 8.5% of all value added rental expenses paid by Gyrodyne in respect of the Contributed Properties, but no fee will be payable in respect of non-value added rental expenses; plus
•
  GSD will reimburse 100% (without mark-up) of any bonuses (under the Retention Bonus Plan (See “Interests of Our Directors and Executive Officers — Retention Bonus Plan”) or otherwise) paid by Gyrodyne to its employees and directors and related payroll taxes on account of any sales of the Contributed Properties; plus

•
  Gyrodyne will be entitled to interest at the rate of 5.0% per annum on any funds advanced by Gyrodyne pursuant to the liquidity facility made available to GSD.
The foregoing management services arrangements are subject to change pending further analysis and completion of documentation of such arrangements and formal adoption by our board. If the foregoing management services arrangements would have been in place during the fiscal year ended December 31, 2013, the aggregate fees payable by GSD to Gyrodyne, excluding reimbursable amounts and amounts payable in respect of the mortgages and the liquidity facility, would have been approximately $277,000. Upon such adoption of definitive documentation with respect to the management services arrangements, Gyrodyne will file a current report on Form 8-K containing disclosure of the terms of such arrangements as so adopted, which disclosure will identify any modifications of the foregoing. Any outstanding management services arrangements will cease to exist upon effectiveness of the Merger.
Interests of Our Directors and Executive Officers
Members of our board of directors and one of our executive officers may have interests in the approval of the proposal to authorize the Plan of Merger that are different from, or are in addition to, the interests of our shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the Plan of Merger.
In connection with any liquidating distributions, members of our board of directors and our executive officers who hold shares of our Common Stock will be entitled to the same cash distributions as our shareholders based on their ownership of shares of our Common Stock, which is detailed below.
Golden Parachute Compensation
SEC rules would require us to disclose and conduct an advisory vote on the compensation that would be payable to our named executive officers based on or that otherwise relates to the Plan of Merger. Consummation of the merger, however, will not trigger any payments under either Gyrodyne’s Incentive Compensation Plan or under its executive employment agreements. See “The Proposal: Authorization of the Plan Of Merger — Structure and Completion of the Merger — Gyrodyne Incentive Arrangements, Benefit Plans and Pension Plans”. Accordingly, there are no payments to approve in connection with the Plan of Merger and we are not asking our shareholders to conduct such vote. At our last annual meeting held on December 27, 2013, our shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
The following describes existing arrangements under which our officers and directors may be entitled to receive special payments, with certain exceptions, upon a merger, acquisition, consolidation, or sale or other disposition of all or substantially all of our assets.
Employment Agreements
On May 17, 2013, the Company entered into new employment agreements with Frederick C. Braun III and Gary J. Fitlin, respectively (the “Employment Agreements”), each dated May 15, 2013 and effective April 1, 2013, pursuant to which Messrs. Braun and Fitlin continued to serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively. Pursuant to the Employment Agreements, each of Mr. Braun and Mr. Fitlin earn a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control (the “Change-in-Control Bonus”). The Employment Agreements define a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Pursuant to the terms of the Employment Agreements, there is no required minimum period of employment, and either the Company or the executive may terminate at any time, with or without cause. If the executive is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If the executive is terminated for cause (as defined in the Employment Agreements), he will be paid the pro rata share of his base salary through the date of termination. Each of the executives may also terminate upon 60 days’ prior written notice.

Incentive Compensation Plan
The Company established an incentive compensation plan in 1999, and our board of directors approved amendments to the plan on February 2, 2010 which are set forth in an Amended and Restated Incentive Compensation Plan dated as of February 2, 2010 (as amended, the “Incentive Compensation Plan”), a copy of which was included as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on February 8, 2010. Our board of directors approved the amendments to the Incentive Compensation Plan to better align the interests of the participants with those of the Company’s shareholders as the Company pursued its strategic plan to position itself over a reasonable period of time for one or more liquidity events that will maximize shareholder value. Full-time employees and members of our board of directors are eligible to participate, and rights of all participants vested immediately on February 2, 2010.
Peter Pitsiokos, along with each of our directors, is a participant in the Incentive Compensation Plan. Neither Frederick C. Braun III (the Company’s Chief Executive Officer), who joined the Company in February 2013, nor Gary Fitlin (the Company’s Chief Financial Officer), who joined the Company in 2009, is a participant in the Incentive Compensation Plan. Each of Stephen V. Maroney, the Company’s former Chief Executive Officer and a director who resigned in August 2012, and Naveen Bhatia, a former director who resigned in September 2013, is a participant in the Incentive Compensation Plan.
Benefits under the Incentive Compensation Plan are realized upon either a change-in-control of the Company, or upon the issuance by the Company of an “Excess Dividend” following certain asset sales.
“Change-in-control” is defined to include one or more sales or transfers by the Company during the twelve-month period ending on the date of the most recent transfer of assets having a total gross fair market value equal to or more than 90% of the total gross fair market value of all of the assets of the Company immediately before such transfer or transfers. In the event of a change-in-control, the Incentive Compensation Plan provides for a cash payment equal to the difference between the Incentive Compensation Plan’s “establishment date” price of $15.39 per share and the per share price of the Common Stock on the closing date, multiplied by the equivalent of 110,000 shares of Common Stock (such number of shares subject to adjustments to reflect changes in capitalization).
An “Excess Dividend” is defined as a dividend in excess of income from operations, paid to shareholders following certain sales of assets, in which the sale of assets equals or exceeds 15 percent of the total gross fair market value of all assets of the Company immediately prior to the sales. In the event of an Excess Dividend, the Company shall pay to the plan participants a “Disposition Dividend” which in the aggregate is equal to the Excess Dividend paid per share multiplied by the number of Incentive Compensation Units in the plan, currently 110,000. This Disposition Dividend is allocated to the plan participants according to their weighted percentages, as described below.
Payments under the Incentive Compensation Plan may be deemed to be a form of deferred compensation (within the meaning of Section 409A of the Code), and if the Incentive Compensation Plan fails certain tests, the Company may have certain income tax withholding obligations under Section 409A and face interest and penalties if it fails to, or has failed to, fulfill these obligations.
For any individual who becomes a participant with an effective date after December 31, 2009, the average trading price of the Company’s stock for the 10 trading days ending on the trading day prior to the participant’s initial date of participation will replace the price of $15.39 for the purpose of calculating the benefit. Currently, Peter Pitsiokos is the only executive officer who is a participant in the Incentive Compensation Plan, as is each of the directors. Neither Frederick C. Braun III (the Company’s Chief Executive Officer), who joined the Company in February 2013, nor Gary Fitlin (the Company’s Chief Financial Officer), who joined the Company in 2009, is a participant in the Incentive Compensation Plan. The payment amount would be distributed to eligible participants based upon their respective weighted percentages (ranging from 0.5% to 18.5%). Stephen V. Maroney, the Company’s former Chief Executive Officer who resigned in August 2012 and Peter Pitsiokos, the Company’s Chief Operating Officer, are currently entitled to 18.5% and 13.5%, respectively, of any distribution under the Incentive Compensation Plan with the balance being distributable to other eligible employees (11.5%) and members of our board of directors (56.5%), except that the amount payable to Mr. Maroney is subject to a limitation under the

Incentive Compensation Plan that prevents former officers and/or directors from benefiting from any post-departure increase in the valuation of the Company. See “Compensation Discussion and Analysis.” There are currently 110,000 units granted under the Incentive Compensation Plan, equal to 110,000 shares of Common Stock.
In July 2012, the Company received $167,530,657 from the State of New York in payment of the judgments in the Company’s favor in the Company’s condemnation litigation with the State; as of December 31, 2013 the Company intended to defer recognition of $98,685,000 for federal income tax purposes and recognize $68,845,657 as REIT taxable income in 2012. On November 19, 2012, the Company declared a special cash dividend of $56,786,644 or $38.30 per share of Common Stock, which was paid on December 14, 2012, to shareholders of record on December 1, 2012, and approved an aggregate payment of $4,213,000 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan. On September 13, 2013, our board of directors declared the First Special Dividend, consisting of $98,685,000 or $66.56 per share of Common Stock, payable on December 30, 2013 to shareholders of record as of November 1, 2013, and approved an aggregate payment of up to $7,321,600 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan.
Retention Bonus Plan
In connection with the determination by our board of directors that it is in the best interests of Gyrodyne and its shareholders to pursue the actual disposition of Gyrodyne’s remaining assets and to complete the Tax Liquidation by means of the merger, if approved and consummated, Gyrodyne, LLC would operate with a business plan to dispose of the Contributed Properties, and any other assets, in each case in an orderly manner designed to obtain the best value reasonably available for such assets, at a board meeting held on April 21, 2014, our board of directors determined to develop a new bonus plan designed to recognize the nature and scope of the responsibilities related to such business plan, to reward and incent performance in connection therewith, to align the interests of directors, executives and employees with our shareholders and to retain such persons during the term of such plan.
The new bonus plan would include a bonus pool that would be funded with an amount equal to 5% of the specified appraised value of each of the Contributed Properties (to be set forth in the plan), when the gross selling price of such a property is equal to or greater than 100% of its appraised value. Additional funding of the bonus pool would occur on a property-by-property basis when the gross sales price of a property is in excess of its appraised value as follows: 10% on the first 10% of appreciation, 15% on the next 10% of appreciation and 20% on appreciation greater than 20%. Furthermore, if a specified property is sold on or before a designated date to be specified in the plan, an additional amount equal to 2% of the gross selling price of such property also would be funded into the bonus pool.
The bonus pool would be distributable in the following proportions to the named participants in the bonus plan for so long as they are directors or employees of Gyrodyne, GSD or Gyrodyne, LLC: 15% for the Chairman, 50% for the directors other than the chairman (10% for each of the five directors) and 35% (the “Employee Pool”) for the Company’s executives and employees. Such share of Bonus Pool is earned only upon the completion of the sale of a property at a gross selling price equal to or greater than its appraised value and is paid to the named beneficiaries of the Bonus Pool or their designees within 60 days of the completion of such sale or, if later, within 60 days of receipt of any subsequent post-completion installment payment related to such sale. All allocations to individual beneficiaries of the Employee Pool shall be determined from time to time by the board of directors of Gyrodyne or its successor in consultation with its President.
Upon adoption of definitive documentation with respect to the bonus plan, Gyrodyne will file a current report on Form 8-K containing disclosure of the terms of such plan as so adopted, which disclosure will identify any modifications of the foregoing.
If the merger is not approved or otherwise not consummated, it is expected that the foregoing bonus payments made by Gyrodyne will be reimbursed by GSD under the terms of GSD’s Amended and Restated Limited Liability Company Agreement, pursuant to which Gyrodyne is entitled to market-rate compensation for its services as well as reimbursement for any costs and expenses incurred by and properly allocable to GSD (See “Management Services Arrangements”).

Indemnification and Insurance
In connection with the Tax Liquidation of the Company pursuant to the Plan of Liquidation, we will continue to indemnify our directors and officers to the maximum extent permitted in accordance with applicable law, our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) and Amended and Restated By-laws (“By-laws”), and any contractual arrangements, for actions taken in connection with the Plan of Liquidation and the winding up of our business and affairs. Our board of directors is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect. If the Plan of Merger is consummated, such obligations will be assumed by and become obligations of Gyrodyne LLC.
As a result of these benefits, our directors generally could be more likely to vote to approve the Plan of Merger than our other shareholders.
Other than as set forth above, it is not currently anticipated that the Plan of Liquidation or the Plan of Merger will result in any material benefit to any of our executive officers or to directors who participated in the vote to adopt the Plan of Merger.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
Set forth below is selected consolidated financial data of Gyrodyne for each of the five years ended December 31, 2013, which we are providing to assist you in your analysis of the financial aspects of the merger. Neither GSD nor Gyrodyne, LLC has any independent assets or operations.
The following is a summary of selected statement of operations and balance sheet data for each of the periods indicated. The selected financial data presented below for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 are derived from our audited consolidated financial statements and related notes.
The selected consolidated financial data presented below should be read in conjunction with our consolidated financial statements and the notes to the consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated herein by reference. The historical results included below and elsewhere in this proxy statement/prospectus are not necessarily indicative of the future performance of Gyrodyne, GSD or Gyrodyne, LLC. We have not presented historical financial information for Gyrodyne, LLC because it was formed in October 2013 and has no operations, assets or liabilities other than those incident to its formation and the Plan of Merger. GSD was formed in October 2013 and had operations for one day, December 31, 2013. GSD was included in the consolidated financial statements of Gyrodyne.

	Three Months Ended, March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Statement of Operations Data
Total gross revenues	$1,300,035	$5,029,969	$4,989,108	$5,519,704	$5,550,863	$4,834,416
Total rental expenses	711,602	2,514,530	2,308,036	2,347,400	2,218,589	1,953,613
Condemnation income/(costs)	—	(2,360)	167,370,518	(333,308)	(109,354)	(1,307,184)
Mortgage interest expense	—	5,748	965,506	1,193,875	1,117,963	942,986
Federal tax provision (benefit)	—	(61,553,442)	61,649,000	—	109,000	(4,130,000)
Net income (loss)	(671,658)	46,055,205	99,048,253	(1,124,665)	(1,081,465)	1,522,890
Net loss from Non-controlling Interests in GSD	(683,730)	8,001
Net income (loss) Attributable to Gyrodyne	12,072	46,063,206	99,048,253	(1,124,665)	(1,081,465)	1,522,890
Balance Sheet Data
Real estate operating assets, net	$30,355,108	$30,357,365	$32,533,102	$32,976,274	$33,071,570	$32,267,032
Land held for development	$2,420,514	$2,382,313	2,274,312	2,166,066	2,041,037	1,925,429
Total assets	46,420,312	50,981,788	134,518,999	47,806,589	39,768,219	36,105,005
Mortgages including interest rate swap	—	—	5,013,415	21,143,780	21,845,279	18,164,266
Cash distribution paid	—	67,995,704	56,786,652	—	—	—
Total equity	27,355,806	27,997,481	64,768,002	23,987,799	14,961,340	14,633,741
Total Gyrodyne stockholders’ equity	8,981,069	9,365,095	64,768,002	23,987,799	14,961,340	14,633,741
Other Data
Funds from operations(1)	$(409,988)	$(14,470,658)	$(5,712,917)	$(179,490)	$(233,911)	$(1,892,197)
Adjusted funds from operations(1)	63,934	209,943	(48,911)	183,201	(124,557)	(585,013)
Cash flows provided by (used in):
operating activities	(4,399,391)	(8,105,339)	161,712,775	(477,273)	(346,936)	(1,705,447)
investing activities	(167,865)	(1,437)	(5,010,995)	(905,834)	(1,524,192)	(6,269,146)
financing activities	—	(73,009,119)	(72,913,052)	9,617,579	3,143,864	7,637,486
Net increase (decrease) in cash and cash equivalents	(4,567,256)	(81,115,895)	83,788,728	8,234,472	1,272,736	(337,107)
Medical property
Rentable square footage	130,910	130,910	131,125	131,113	130,648	127,213
Occupancy Rate	85%	83%	78%	88%	95%	89%
Industrial property
Rentable square footage	130,426	130,426	128,586	128,141	127,062	127,062
Occupancy	81%	84%	85%	83%	81%	83%
Cash dividend declared per share	—	$45.86	$38.30	—	—	—
Net income (loss) per common share attributable to Gyrodyne – basic and diluted	0.01	31.07	66.80	(0.84)	(0.84)	1.18
Funds from operations (FFO) per common share	(0.28)	(9.76)	(3.86)	(0.13)	(0.18)	(1.46)
Company Adjusted funds from operations (“AFFO”) per common shares	0.04	0.14	(0.03)	0.13	(0.09)	(0.45)
Basic and diluted weighted average common shares outstanding	1,482,680	1,482,680	1,482,680	1,340,706	1,290,039	1,290,039

(1)
  The Company calculates funds from operations (“FFO”) in accordance with the White paper on FFO approved by the Board of governors of NAREIT (national Association of Real Estate Investment Trusts) excluding the FFO adjustment for impairment charges. NAREIT recently approved the adjustment to FFO for impairment charges; however the Securities and Exchange Commission did not approve such adjustment. As a result, the Company does not exclude impairment charges from FFO. The white paper defines FFO as net income or loss calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses attributable to the sale of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Under accounting principles generally accepted in the U.S., under the Plan of Liquidation, we expect that the merger will be accounted for under the liquidation basis of accounting whereby Gyrodyne, LLC’s consolidated assets will be stated at their estimated net realizable value and consolidated liabilities, including those estimated costs associated with implementing the Plan of Liquidation, will be stated at their estimated settlement amounts. Accordingly, the condensed consolidated financial statements of Gyrodyne, LLC immediately following the merger will be substantially different compared to the consolidated financial statements of Gyrodyne immediately prior to the merger.
Comparative Historical Per Share Data and Pro Forma Net Assets Per Share Data
The following tables set forth selected historical per share data for Gyrodyne and selected unaudited pro forma per share data after giving effect to the merger. You should read this information in conjunction with the “Selected Historical Financial Data” and the information appearing under “— Unaudited Pro Forma Net Assets Per Share” included elsewhere in this proxy statement/prospectus and the historical financial statements and related notes that are incorporated in this proxy statement/prospectus by reference. In addition, taking into account on a pro forma basis the effect of the merger and the Plan of Liquidation, the consolidated financial statements of Gyrodyne, LLC after the merger will not be identical to those of Gyrodyne prior to the merger. Since the condensed consolidated financial statements of Gyrodyne, LLC will be substantially different compared to those of Gyrodyne, the unaudited pro forma condensed consolidated financial information is presented for informational purposes only and are subject to a number of estimates, assumptions and uncertainties and do not purport to represent what our statement of net assets and statement of changes in net assets would have been if the transactions had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma condensed consolidated financial information is based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.
Historical Data Per Share
The historical book value per share data attributable to Gyrodyne presented below is computed by dividing total stockholders’ equity of $8,981,069, $8,939,014, $64,768,002, $23,987,799, and $14,961,340 on March 31, 2014, December 31, 2013, December 31, 2012, December 31, 2011, and December 31, 2010, respectively, by the number of shares outstanding on those dates.

	Three Months Ended March 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Net Income (Loss) per common share:
Basic & Diluted	$0.01	$31.07	$66.80	$(0.84)	$(0.84)
Distributions declared per common share:	—	—	—	—	—
Special Dividend distributed per common share	—	66.56	$38.30	—	—
Special Dividend declared in December 2013 distributed in January 2014	—	10.89	—	—	—
Book value per share:	$6.06	$6.03	$43.68	$17.89	$11.60

Unaudited Pro Forma Net Assets Per Share
The unaudited pro forma net assets per share information is computed using pro forma net assets after giving effect to the merger, and dividing by the weighted average shares outstanding during each period presented. The unaudited pro forma net assets give effect to the merger, but exclude non-recurring charges and credits directly attributable to the merger.

	Three Months Ended March 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
Net assets per common share:
Basic & Diluted	$29.38	$29.36	$27.86	$30.80
Distributions declared per common share:	—	—	—	—
Special Dividend per common share(A)	—	—	—	—

(A)
  Pro forma financial information assumes the merger/liquidation took place on December 31, 2011, therefore the net assets, as well as the net assets per share assumes that each of the special dividend of $38.30 per share paid in December 2012 and the cash portion of the First Special Dividend of $45.86 per share and the non-cash portion of the First Special Dividend of $20.70 per share and the Second Special Dividend of Dividend Notes of $10.89 per share already have been paid.
Unaudited Pro Forma Condensed Consolidated Financial Data
The following unaudited pro forma condensed consolidated financial data should be read in conjunction with “Selected Historical Financial Data” included elsewhere in this proxy statement/prospectus, and the historical financial statements of Gyrodyne and the notes thereto incorporated by reference into this proxy statement/prospectus.
The unaudited pro forma statement of net assets gives effect to the merger as if the merger had occurred on December 31, 2013.
The unaudited pro forma statement of changes in net assets for the year ended December 31, 2012 are presented as if the Special Dividend and the merger had each occurred on January 1, 2012. The unaudited pro forma condensed consolidated financial information was derived from the historical Gyrodyne unaudited balance sheet, as of March 31, 2014 and the audited balance sheet as of December 31, 2013, the historical Gyrodyne audited statement of operations for the years ended December 31, 2013 and December 31, 2012, and by applying certain pro forma adjustments.
The total transaction costs for 2012 and 2013 are estimated to be approximately $8.0 million, of which approximately $3.4 million relates to the excise tax payable as a result of the Special Dividend. The merger related costs incurred during the first quarter of 2014 were approximately $338,000.
The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and are subject to a number of estimates, assumptions and uncertainties and do not purport to represent what such financial information would have been if the Special Dividend and the merger had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma condensed consolidated financial information is based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.
The pro forma statement of net assets and statement of changes in net assets should be reviewed in conjunction with the tables titled pro forma balance sheet and pro forma statement of operations and the related notes there to.

GYRODYNE, LLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF NET ASSETS
(Liquidation Basis)
(unaudited)

	Three Months Ended March 31, 2014	Year Ended December 31, 2013
Assets
Real estate held for sale	$42,629,000	$42,629,000
Cash and cash equivalents	8,481,571	10,198,628
Investment in Marketable Securities	3,301,875	3,380,864
Rent Receivable	205,547	95,829
Prepaid Expenses and Other Assets	384,682	441,851
Total Assets	55,002,675	56,746,172
Liabilities
Accounts payable	630,277	1,710,257
Accrued liabilities	392,998	396,20 4
Deferred rent liability	101,225	93,922
Tenant security deposits payable	480,392	474,111
Deferred income taxes	1,315,000	1,315,000
Estimated liquidation and operating costs net of receipts	8,521,538	9,225,417
Total Liabilities	11,441,430	13,214,911
Net assets in liquidation	$43,561,245	$43,531,261
Gyrodyne, LLC shares o/s	1,482,680	1,482,680
Net assets per share	$29.38	$29.36

GYRODYNE, LLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
(Liquidation Basis)
Year Ended December 31, 2012 (unaudited)

Year ended December 31, 2012
Gyrodyne Company of America Stockholders’ Equity at December 31, 2011	$23,987,799
Cash dividend distribution in 12/13	(67,995,704)
ICP payment in 12/13 partially pd in 1/14	(5,044,600)
Stockholders’ Equity Balance Prior to Merger	(49,052,505)
Effects of Adopting the Merger and Liquidation Basis of Accounting:
Change in Fair Value of Real Estate Investments (a)	7,486,660
Operating receipts in excess of estimated liquidation and operating costs (b)	141,465,529
Cash dividend distribution 12/12	(56,786,652)
Other decreases in net assets
Change in value of deferred rent (c)	(137,220)
Change in value of prepaid other (d)	(610,994)
Change in pension asset (e)	(1,064,843)
Total Effects of Adoption the Liquidation Basis of Accounting	90,352,480
Net Assets in Liquidation, at January 1, 2012	41,299,975
Changes in Fair Value of Assets and Liabilities:
Change in market value of securities (f)	74,287
Change in fair value of pension liability (e)	(497,278)
Change in assets and liabilities due to activity in assets (g)	434,043
Total changes in Net assets in Liquidation	11,052
Net Assets in Liquidation, December 31, 2012	$41,311,027

See accompanying notes to unaudited pro forma statement of changes in net assets

Gyrodyne, LLC and Subsidiaries

Notes to Pro Forma Condensed Consolidated Statement of Changes in Net Assets
Year Ended December 31, 2012 (unaudited)
(a)
  The fair value of the real estate was determined by a combination of self-contained appraisals prepared by a national valuation company that specializes in real estate and management’s expertise in real estate. The valuation methodology on our income producing real estate was an income capitalization approach based on current rent rolls, lease expiration dates, renewal rates and assumed vacancy rates and capitalization rates. The capitalization rates ranged from 7.5 to 9.5 depending on the property and its location. With respect to our excess land and the Flowerfield Industrial Park, we relied upon a market value approach. In addition, the Company relied upon management’s internal valuation based on discounted cash flows which utilized its own values and metrics under the aforementioned assumptions.
(b)
  Operating receipts in excess of operating and liquidation costs based on 2012 and 2013 actual results plus a 3 year model including operating results and liquidation and dissolution costs through 2016, which liquidation and operating costs include an estimated payment of $3,150,000 under the Retention Bonus Plan (See “Interests of Our Directors and Executive Officers — Retention Bonus Plan”) assuming all properties were sold at appraised value within the target period specified in the plan. If one or more properties are sold in excess of appraised value, the bonus pool will be funded with incremental funds at the rates described on page [•]. In such event, the excess of sales price over appraised value (less selling costs and the incremental payment to the bonus pool) will increase the amount payable to equityholders.
(c)
  To write off deferred rent as it has no estimated net realizable value.
(d)
  To write off of prepaid assets as they have no estimated net realizable value.
(e)
  The Company terminated the pension plan in late 2013 and is awaiting the IRS clearance letter. Based on the results of the actuarial computations including the impact of the increase in the IRS discount rate for 2013, the Company reduced the liability and or asset to expected funding requirements to complete the liquidation and satisfy the related lump sum elections and or the purchase of annuities.
(f)
  Assets and Liabilities Measured at Fair-Value – The Company follows authoritative guidance on fair value measurements, which defines fair-value, establishes a framework for measuring fair-value, and expands disclosures about fair-value measurements. The guidance applies to reported balances that are required or permitted to be measured at fair-value under existing accounting pronouncements.

  The Company follows authoritative guidance on the fair value option for financial assets, which permits companies to choose to measure certain financial instruments and other items at fair-value in order to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently. However, we have not elected to measure any additional financial instruments and other items at fair-value (other than those previously required under other GAAP rules or standards) under the provisions of this standard.

  The relevant accounting guidance emphasizes that fair-value is a market-based measurement, not an entity-specific measurement. Therefore, a fair-value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair-value measurements, the guidance establishes a fair-value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). In instances where the determination of the fair-value measurement is based on inputs from different levels of the fair-value hierarchy, the level in the fair-value hierarchy within which the entire fair-value measurement falls is based on the lowest level input that is significant to the fair-value measurement in its entirety. Our assessment of the significance of a particular input to the fair-value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

	December 31, 2012
Description	Carrying Value	Fair Value (Level 2)
Investment in Marketable Securities	$4,516,472	$4,516,472

  The Company has investments in mortgage backed securities which have either AA or AAA ratings fully guaranteed by US government agencies (the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation). The fair values of mortgage backed securities originated by US government agencies are based on a pricing model that incorporates coupon type, prepayment speeds and the type of collateral backing the securities. A discount rate is applied to the cash flows in the model to arrive at the fair value. Market quotes, current yields, and their spreads to benchmark indices are obtained for each type of security. With this data, a yield curve is derived for each category of mortgage backed securities. Each security is priced by discounting the cash flow stream by the appropriate yield found on the yield curve. As the significant inputs used to derive the value of the mortgage-backed securities are observable market inputs, the fair value of these securities are included in the Level 2 fair value hierarchy.
(g)
  To record changes in estimated net realizable value of other assets and changes in settlement amounts of liabilities.

GYRODYNE, LLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
(Liquidation Basis)
Year Ended December 31, 2013 (unaudited)

Year Ended December 31, 2013
Gyrodyne Company of America Net Assets in Liquidation at December 31, 2012	$41,311,027
Changes in fair value of assets and liabilities:
Change in market value of securities (a)	(139,461)
Change in pension asset (b)	1,454,053
Change in assets and liabilities due to activity in liabilities (c)	905,642
Total Changes in Net Assets in Liquidation	2,220,234
Net Assets in Liquidation, December 31, 2013	$43,531,261

Gyrodyne, LLC and Subsidiaries

Notes to Pro Forma Condensed Consolidated Statement of Changes in Net Assets
Year Ended December 31, 2013 (unaudited)
(a)
  Assets and Liabilities Measured at Fair-Value – The Company follows authoritative guidance on fair value measurements, which defines fair-value, establishes a framework for measuring fair-value, and expands disclosures about fair-value measurements. The guidance applies to reported balances that are required or permitted to be measured at fair-value under existing accounting pronouncements.

  The Company follows authoritative guidance on the fair value option for financial assets, which permits companies to choose to measure certain financial instruments and other items at fair-value in order to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently. However, we have not elected to measure any additional financial instruments and other items at fair-value (other than those previously required under other GAAP rules or standards) under the provisions of this standard.

  The relevant accounting guidance emphasizes that fair-value is a market-based measurement, not an entity-specific measurement. Therefore, a fair-value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair-value measurements, the guidance establishes a fair-value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). In instances where the determination of the fair-value measurement is based on inputs from different levels of the fair-value hierarchy, the level in the fair-value hierarchy within which the entire fair-value measurement falls is based on the lowest level input that is significant to the fair-value measurement in its entirety. Our assessment of the significance of a particular input to the fair-value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

	December 31, 2013
Description	Carrying Value	Fair Value (Level 2)
Investment in Marketable Securities	$3,380,864	$3,380,864

  The Company has investments in mortgage backed securities which have either AA or AAA ratings fully guaranteed by US government agencies (the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation). The fair values of mortgage backed securities originated by US government agencies are based on a pricing model that incorporates coupon type, prepayment speeds and the type of collateral backing the securities. A discount rate is applied to the cash flows in the model to arrive at the fair value. Market quotes, current yields, and their spreads to benchmark indices are obtained for each type of security. With this data, a yield curve is derived for each category of mortgage backed securities. Each security is priced by discounting the cash flow stream by the appropriate yield found on the yield curve. As the significant inputs used to derive the value of the mortgage-backed securities are observable market inputs, the fair value of these securities are included in the Level 2 fair value hierarchy.
(b)
  The Company terminated the pension plan in late 2013 and is awaiting the IRS clearance letter. Based on the results of the actuarial computations including the impact of the increase in the IRS discount rate for 2013, the Company reduced the liability and or asset to expected funding requirements to complete the liquidation and satisfy the related lump sum elections and or the purchase of annuities.
(c)
  All other assets and liabilities under U.S. GAAP were determined to approximate liquidation value.

GYRODYNE, LLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
(Liquidation Basis)
Three Months Ended March 31, 2014 (unaudited)

Three Months Ended March 31, 2014
Gyrodyne Company of America net assets in liquidation at December 31, 2013	$43,531,261
Changes in fair value of assets and liabilities:
Change in market value of securities (a)	29,983
Change in assets and liabilities due to activity in liabilities (b)	1
Total changes in Net assets in liquidation	29,984
Net assets in liquidation, March 31, 2014	$43,561,245

Gyrodyne, LLC and Subsidiaries

Notes to Pro Forma Condensed Consolidated Statement of Changes in Net Assets
Three Months Ended March 31, 2014 (unaudited)
(a)
  Assets and Liabilities Measured at Fair-Value – The Company follows authoritative guidance on fair value measurements, which defines fair-value, establishes a framework for measuring fair-value, and expands disclosures about fair-value measurements. The guidance applies to reported balances that are required or permitted to be measured at fair-value under existing accounting pronouncements.

  The Company follows authoritative guidance on the fair value option for financial assets, which permits companies to choose to measure certain financial instruments and other items at fair-value in order to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently. However, we have not elected to measure any additional financial instruments and other items at fair-value (other than those previously required under other GAAP rules or standards) under the provisions of this standard.

  The relevant accounting guidance emphasizes that fair-value is a market-based measurement, not an entity-specific measurement. Therefore, a fair-value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair-value measurements, the guidance establishes a fair-value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). In instances where the determination of the fair-value measurement is based on inputs from different levels of the fair-value hierarchy, the level in the fair-value hierarchy within which the entire fair-value measurement falls is based on the lowest level input that is significant to the fair-value measurement in its entirety. Our assessment of the significance of a particular input to the fair-value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

	March 31, 2014
Description	Carrying Value	Fair Value (Level 2)
Investment in Marketable Securities	$3,301,875	$3,301,875

  The Company has investments in mortgage backed securities which have either AA or AAA ratings fully guaranteed by US government agencies (the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation). The fair values of mortgage backed securities originated by US government agencies are based on a pricing model that incorporates coupon type, prepayment speeds and the type of collateral backing the securities. A discount rate is applied to the cash flows in the model to arrive at the fair value. Market quotes, current yields, and their spreads to benchmark indices are obtained for each type of security. With this data, a yield curve is derived for each category of mortgage backed securities. Each security is priced by discounting the cash flow stream by the appropriate yield found on the yield curve. As the significant inputs used to derive the value of the mortgage-backed securities are observable market inputs, the fair value of these securities are included in the Level 2 fair value hierarchy.
(b)
  All other assets and liabilities under U.S. GAAP were determined to approximate liquidation value.
The below tables reflect pro forma financial statements in a financial reporting format for companies who are not in a plan of liquidation. The column titled ‘‘pro forma adjustments’’ reflect the adjustments necessary under the merger and to adopt the liquidation basis of accounting. Furthermore, the related notes provide further detail of the related adjustment. The tables and related notes will present the impact on historical reporting from the merger. Following the merger, the Company’s financial statements will be the Statement of Net Assets and Statement of Changes in Net Assets.

Unaudited Pro Forma Condensed Consolidated Balance Sheet March 31, 2014

	Gyrodyne Co of America, Inc.	Gyrodyne, LLC	Pro Forma Adjustments(1)			Pro Forma Adjusted Totals
Assets
Real Estate:
Rental property:
Land	$4,621,293	$—
Building and improvements	32,864,821	—
Machinery and equipment	344,733	—
	37,830,847	—
Less Accumulated Depreciation	(7,475,739)	—
	30,355,108	—
Land held for development:
Land	558,466	—
Land development costs	1,862,048	—
	2,420,514	—
Total Real Estate, net	32,775,622	—	$9,853,378	(a	)	$42,629,000
Cash and Cash Equivalents	8,481,571	—				8,481,571
Investment in Marketable Securities	3,301,875	—				3,301,875
Rent Receivable, net of allowance for doubtful accounts of $76,000	205,547	—				205,547
Deferred Rent Receivable	216,123	—	(216,123)	(b	)	—
Prepaid Expenses and Other Assets	838,236	—	(453,554)	(c	)	384,682
Prepaid Pension Costs	601,338	—	(601,338)	(d	)	—
Total Assets	$46,420,312	$—	$8,582,363			$55,002,675
Liabilities and Equity
Accounts payable	$630,277	$—				$630,277
Accrued liabilities	392,998	—				392,998
Deferred rent liability	101,225	—				101,225
Tenant security deposits payable	480,392	—				480,392
Deferred income taxes	1,315,000	—				1,315,000
Estimated liquidation and operating costs net of receipts	—	—	8,521,538	(e	)	8,521,538
Dividend notes payable	16,144,614	—	(16,144,614)	(f	)	—
Total Liabilities	19,064,506	—	(7,623,076)			11,441,430
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $1 par value; authorized 4,000,000 shares; 1,723,888 shares issued; 1,482,680 shares outstanding, respectively	1,723,888	—				1,723,888
Additional paid-in capital	17,753,505	—				17,753,505
Accumulated other comprehensive loss	148,772	—				148,772
Balance of undistributed income from other than gain or loss on sales of properties	(9,107,399)	—	34,580,176	(g	)	25,472,777
	10,518,766	—				45,098,942
Less Cost of Shares of Common Stock Held in Treasury; 241,208	(1,537,697)	—				(1,537,697)
Total Gyrodyne Stockholders' Equity	8,981,069	—				43,561,245
Non-controlling interest in GSD	18,374,737	—	(18,374,737)	(h	)	—
Total equity	27,355,806	—	16,205,439			43,561,245
Total Liabilities and Equity	$46,420,312	$—	$8,582,363			$55,002,675

Unaudited Pro Forma Condensed Consolidated Balance Sheet December 31, 2013

	Gyrodyne Co of America, Inc.	Gyrodyne, LLC	Pro Forma Adjustments(1)			Pro Forma Adjusted Totals
Assets
Real Estate:
Rental property:
Land	$4,621,293	$—
Building and improvements	32,626,185	—
Machinery and equipment	344,733	—
	37,592,211	—
Less Accumulated Depreciation	(7,234,846)	—
	30,357,365	—
Land held for development:
Land	558,466	—
Land development costs	1,823,847	—
	2,382,313	—
Total Real Estate, net	32,739,678	—	$9,889,322	(a	)	$42,629,000
Cash and Cash Equivalents	13,048,827	—	(2,850,199)	(b	)	10,198,628
Investment in Marketable Securities	3,380,864	—	—			3,380,864
Rent Receivable, net of allowance for doubtful accounts of $74,000	95,829	—	—			95,829
Deferred Rent Receivable	215,709	—	(215,709)	(c	)	—
Prepaid Expenses and Other Assets	892,074	—	(450,223)	(d	)	441,851
Prepaid Pension Costs	608,807	—	(608,807)	(e	)	—
Total Assets	$50,981,788	$—	$5,764,384			$56,746,172
Liabilities and Stockholders’ Equity
Accounts payable	$1,710,257	$—	—			$1,710,257
Accrued liabilities	396,204	—	—			396,204
Deferred rent liability	93,922	—	—			93,922
Tenant security deposits payable	474,111	—	—			474,111
Deferred income taxes	1,315,000	—	—			1,315,000
Estimated liquidation and operating costs net of receipts	—	—	9,225,417	(f	)	9,225,417
ICP payable	2,850,199		(2,850,199)	(g	)	—
Dividend notes payable	16,144,614	—	(16,144,614)	(h	)	—
Total Liabilities	22,984,307	—	(9,769,396)			13,214,911
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $1 par value; authorized 4,000,000 shares; 1,723,888 shares issued; 1,482,680 shares outstanding, respectively	1,723,888	—	—			1,723,888
Additional paid-in capital	17,753,505	—	—			17,753,505
Accumulated other comprehensive loss	118,789	—	—			118,789
Balance of undistributed income from other than gain or loss on sales of properties	(8,693,390)	—	34,166,166	(i	)	25,472,776
	10,902,792	—	34,166,166			45,068,958
Less Cost of Shares of Common Stock Held in Treasury; 241,208	(1,537,697)	—	—			(1,537,697)
Total Gyrodyne Stockholders’ Equity	9,365,095	—	34,166,166			43,531,261
Non-controlling interest in GSD	18,632,386	—	(18,632,386)	(j	)	—
Total Stockholders’ Equity	27,997,481	—	15,533,780			43,531,261
Total Liabilities and Stockholders’ Equity	$50,981,788	$—	$5,764,384			$56,746,172

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Three Months Ended March 31, 2014
	Gyrodyne Co of America, Inc.	Gyrodyne, LLC	Pro Forma Adjustments		Pro Forma Adjusted Totals
Revenues
Rental income	$1,120,645	$—	$414	a	$1,121,059
Rental income – tenant reimbursements	179,390	—	—		179,390
Total Rental income	1,300,035	—	414		1,300,449
Expenses
Rental expenses	711,602	—	283,684	b	995,286
General and administrative expenses	570,750	—	3,448	c	574,198
Strategic alternative expenses	337,742	—	—		337,742
Depreciation	240,893	—	(240,893)	d	—
Total	1,860,987	—	46,239		1,907,226
Other Income (Expense):
Interest income	23,832	—	—		23,832
Interest expense	(134,538)	—	—		(134,538)
Total	(110,706)	—	—		(110,706)
Net Loss	(671,658)	—	(45,825)		(717,483)
Net Loss from Non-Controlling Interest in GSD	683,730	—	(683,730)	e	—
Net Income (Loss) Attributable to Gyrodyne	$12,072	$—	$(729,555)		$(717,483)

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2013
	Gyrodyne Co of America, Inc.	Gyrodyne, LLC	Pro Forma Adjustments		Pro Forma Adjusted Totals
Revenues
Rental income	$4,487,083	$—	$(9,724)	a	$4,477,359
Rental income – tenant reimbursements	542,886	—	—		542,886
Total Rental income	5,029,969	—	(9,724)		5,020,245
Expenses
Rental expenses	2,514,530	—	1,140,616	b	3,655,146
General and administrative expenses	11,551,674	—	46,717	c	11,598,391
Strategic alternative expenses	3,637,123	—	—		3,637,123
Depreciation	953,725	—	(953,725)	d	—
Impairment Charges	2,100,000	—	—	e	2,100,000
Total	20,757,052	—	233,608		20,990,660
Other Income (Expense):
Interest income	236,954	—	—		236,954
Interest expense	(5,748)	—	—		(5,748)
Total	231,206	—	—		231,206
Net Loss Before Condemnation and Provision for Income Taxes	(15,495,877)	—	$(243,332)		$(15,739,209)
Income (expense) on condemnation	(2,360)	—	—		(2,360)
Net Loss Before Provision (Benefit) for Income Taxes	(15,498,237)	—	(243,332)		(15,741,569)
Provision (Benefit) for Income Taxes	(61,553,442)	—	—	f	(61,553,442)
Net Income (Loss)	46,055,205	—	(243,332)		45,811,873
Net Loss from Non-Controlling Interest in GSD	8,001	—	(8,001)	g	—
Net Income (Loss) Attributable to Gyrodyne	$46,063,206	$—	$(251,333)		$45,811,873

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2012
	Gyrodyne Co of America, Inc.	Gyrodyne, LLC	Pro Forma Adjustments		Pro Forma Adjusted Totals
Revenues
Rental income	$4,448,402	$—	$(88,212)	a	$4,360,190
Rental income – tenant reimbursements	540,706	—			540,706
Total Rental income	4,989,108	—	(88,212)		4,900,896
Expenses
Rental expenses	2,308,036	—	512,687	b	2,820,723
General and administrative expenses	6,561,910	—	(286,420)	c	6,275,490
Strategic alternative expenses	1,013,043	—	—		1,013,043
Depreciation	900,095	—	(900,095)	d	—
Total	10,783,084	—	(673,828)		10,109,256
Other Income (Expense):
Interest income	86,217	—	—		86,217
Interest expense	(965,506)	—	—		(965,506)
Total	(879,289)	—	—		(879,289)
Net Income (Loss) Before Condemnation and Provision for Income Taxes	(6,673,265)	—	585,616		(6,087,649)
Income (expense) on condemnation	100,028,802	—	—		100,028,802
Interest income on condemnation	67,341,716	—	—		67,341,716
Net Income Before Provision (Benefit) for Income Taxes	160,697,253	—	585,616		161,282,869
Provision (Benefit) for Income Taxes	61,649,000	—	—	e	61,649,000
Net Income	$99,048,253	$—	$585,616		$99,633,869

Gyrodyne, LLC and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2014

(1)
  Gyrodyne estimates that the fair value of cash equivalents, rent receivable, net of allowance for doubtful accounts, prepaid expenses and other assets, and accounts payable approximates carrying value due to the relatively short maturity/settlement of the instruments.

(a) Total Real Estate, net

The fair value of the real estate was determined by a combination of self-contained appraisals prepared by a national valuation company that specializes in real estate and management’s expertise in real estate. The valuation methodology on our income producing real estate was an income capitalization approach based on current rent rolls, lease expiration dates, renewal rates and assumed vacancy rates and capitalization rates. The capitalization rates ranged from 7.5 to 9.5 depending on the property and its location. With respect to our excess land and the Flowerfield Industrial Park, we relied upon a market value approach. In addition, the Company relied upon management's internal valuation based on discounted cash flows which utilized its own values and metrics under the aforementioned assumptions.
$9,853,378
(b) Deferred Rent Receivable	$(216,123)
Under U.S. GAAP deferred rent has no net realizable value.
(c) Prepaid Expenses and Other Assets
Under U.S. GAAP capitalized fees related to the dividend note payable have no net realizable value	$(34,320)
Under U.S. GAAP deferred leasing costs have no net realizable value	$(419,234)
Under U.S. GAAP deferred leasing costs and capitalized fees related to unassignable loans have no net realizable value	$(453,554)
(d) Prepaid Pension Costs
Pension liability was a GAAP measurement based on the actuarial reports of a going concern. The Company did not make a funding contribution during 2012 or 2013. The Company terminated the pension plan in late 2013 and is awaiting the IRS clearance letter. Based on the results of the actuarial computations including the impact of the increase in the IRS discount rate for 2013, the Company reduced the liability and or asset to expected funding requirements to complete the liquidation and satisfy the related lump sum elections and or the purchase of annuities.	$(601,338)
(e) Estimated liquidation and operating costs net of receipts
The estimated final liquidation costs are based on a multi-year financial model incorporating the operating results and liquidation and dissolution costs through December 31, 2016, the estimated date of completing the business liquidation and dissolution of the Company. Methodologies on the income approach include forecasting income based on lease expiration dates, annual contracted rent escalations, renewal assumptions and the timing on the sale of properties.	$8,521,538
(f) Dividend Notes Payable
Under the merger dividend notes are assumed to be converted into shares of Gyrodyne, LLC	$(16,144,614)
(g) Balance of Undistributed Income
Net impact on equity of above adjustment	$34,580,176
(h) Non-controlling interest in GSD
Book value of the noncash dividend distributed in the form of shares of GSD on December 30, 2013, adjusted to include the post period operating results of GSD	$(18,374,737)

Gyrodyne, LLC and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2013

(1)
  Gyrodyne estimates that the fair value of cash equivalents, rent receivable, net of allowance for doubtful accounts, prepaid expenses and other assets, and accounts payable approximates carrying value due to the relatively short maturity/settlement of the instruments.

(a) Total Real Estate, net

The fair value of the real estate was determined by a combination of self-contained appraisals prepared by a national valuation company that specializes in real estate and management’s expertise in real estate. The valuation methodology on our income producing real estate was an income capitalization approach based on current rent rolls, lease expiration dates, renewal rates and assumed vacancy rates and capitalization rates. The capitalization rates ranged from 7.5 to 9.5 depending on the property and its location. With respect to our excess land and the Flowerfield Industrial Park, we relied upon a market value approach. In addition, the Company relied upon management’s internal valuation based on discounted cash flows which utilized its own values and metrics under the aforementioned assumptions.
$9,889,322
(b) Cash and Cash Equivalents
Balance of the payment under the incentive compensation plan (ICP) to members, including a former member, of the Board of Directors triggered by the dividend	$(2,850,199)
(c) Deferred Rent Receivable
To write off deferred rent as it has no estimated net realizable value	$(215,709)
(d) Prepaid Expenses and Other Assets
To write off of prepaid assets as they have no estimated net realizable value	$(450,223)
(e) Prepaid Pension Costs
Pension liability was a GAAP measurement based on the actuarial reports of a going concern. The Company did not make a funding contribution during 2012 or 2013. The Company terminated the pension plan in late 2013 and is awaiting the IRS clearance letter. Based on the results of the actuarial computations including the impact of the increase in the IRS discount rate for 2013, the Company reduced the liability and or asset to expected funding requirements to complete the liquidation and satisfy the related lump sum elections and or the purchase of annuities.	$(608,807)
(f) Estimated liquidation and operating costs net of receipts

The estimated final liquidation costs are based on a multi-year financial model incorporating the operating results and liquidation and dissolution costs through December 31, 2016, the estimated date of completing the business liquidation and dissolution of the Company, which liquidation and operating costs include an estimated payment of $3,150,000 under the Retention Bonus Plan (See “Interests of Our Directors and Executive Officers — Retention Bonus Plan”) assuming all properties were sold at appraised value within the target period specified in the plan. If one or more properties are sold in excess of appraised value, the bonus pool will be funded with incremental funds at the rates described on page [-]. In such event, the excess of sales price over appraised value (less selling costs and the incremental payment to the bonus pool) will increase the amount payable to equityholders. Methodologies on the income approach include forecasting income based on lease expiration dates, annual contracted rent escalations, renewal assumptions and the timing on the sale of properties.
$9,225,417
(g) ICP Payable
ICP payment shown as paid under liquidation basis	$(2,850,199)
(h) Dividend Notes Payable
Under the merger dividend notes are assumed to be redeemed for shares of Gyrodyne, LLC	$(16,144,614)

(i) Balance of Undistributed Income
Net impact on equity of above adjustment	$34,166,166
(j) Non-controlling interest in GSD
Book value of the noncash dividend distributed in the form of shares of GSD on December 30, 2013, adjusted to include the one day operating results of GSD	$(18,632,386)

Gyrodyne, LLC and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2014

(a) Rental Income
Change in deferred rent receivable	$414
(b) Rental Expenses
Capital Expenditures are written off as the value is already included in the fair value of the real estate	$276,837
Write off of deferred leasing costs, net	6,847
$283,684
(c) General and administrative expenses
Office depreciation	$1,806

Amortization of dividend note origination fees	1,642
$3,448
(d) Depreciation	$(240,893)
(e) To eliminate non-controlling interest in GSD	$(683,730)

Gyrodyne, LLC and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2013

(a) Rental Income
Change in deferred rent receivable	$9,724
(b) Rental Expenses
Capital Expenditures are written off as the value is already included in the fair value of the real estate	$997,585
Write off of deferred leasing costs, net	143,031
$1,140,616
(c) General and administrative expenses
Office depreciation	$6,495
Amortization of loan administration fees	40,222
$46,717
(d) Depreciation	$(953,725)

(e) Impairment charge
Under the applicable accounting guidance for determining the pro forma adjustments, the transaction is assumed to be consummated on January 1, 2013, the first day of the fiscal year preceding the current fiscal year, which would indicate the impairment charges would not apply on a pro forma basis; however, because the impairment charges will not have a continuing impact under the applicable accounting guidance, Gyrodyne is restricted from providing a pro forma adjustment on such item.	$—
(f) Provision (Benefit) for Income Taxes
The income tax provision is related to the First Special Dividend of the GSD Interests, which was reversed into income upon the distribution of GSD to Gyrodyne’s shareholders; however, because such adjustment to the income tax benefit will not have a continuing impact under the applicable accounting guidance, Gyrodyne is restricted from providing a pro forma adjustment on such item.	$—
(g) To eliminate non-controlling interest in GSD	$(8,001)

Gyrodyne, LLC and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2012

(a) Rental Income
Change in deferred rent receivable	$(88,212)
(b) Rental Expenses
Capital Expenditures are written off as the value is already included in the fair value of the real estate	$563,202
Write off of deferred leasing costs, net	(50,515)
$512,687
(c) General and administrative expenses
Office depreciation	$(5,965)
Amortization of loan administration fees	(280,455)
$(286,420)
(d) Depreciation	$(900,095)
(e) Provision (Benefit) for Income Taxes
The income tax provision is related to the First Special Dividend of the GSD Interests, which was reversed into income upon the distribution of GSD to Gyrodyne’s shareholders; however, because such adjustment to the income tax benefit will not have a continuing impact under the applicable accounting guidance, Gyrodyne is restricted from providing a pro forma adjustment on such item.	$—

Note 1 — Basis of pro forma presentation
The Company’s unaudited pro forma condensed consolidated financial information is presenting the conversion of financial statements based on historical cost converted to financial statements based on the liquidation basis of accounting. Under the liquidation basis of accounting the consolidated financial statements are no longer presented (except for periods prior to the adoption of the liquidation basis of accounting): a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows. The consolidated statement of net assets and the consolidated statement of changes in net assets are the principal financial statements presented under the liquidation basis of accounting. Under the liquidation basis of accounting, all of Gyrodyne, LLC and Subsidiaries’ assets have been stated at their estimated net realizable value and are based on current contracts, estimates and other indications of sales value net of estimated selling costs. All liabilities of the Gyrodyne, LLC and

Subsidiaries, including those estimated costs associated with implementing the Plan of Liquidation, have been stated at their estimated settlement amounts. These amounts are presented in the pro forma condensed consolidated statement of net assets. There can be no assurance that these estimated values will be realized. Such amounts should not be taken as an indication of the timing or amount of future distributions or our actual dissolution. The valuation of assets at their net realizable value and liabilities at their anticipated settlement amount represent estimates, based on present facts and circumstances, of the net realizable value of the assets and the costs associated with carrying out the Plan of Liquidation. The actual values and costs associated with carrying out the Plan of Liquidation are expected to differ from amounts reflected in the pro forma condensed consolidated financial statements because of the plan’s inherent uncertainty. These differences may be material. In particular, the estimates of our costs will vary with the length of time necessary to complete the Plan of Liquidation. Accordingly, it is not possible to predict with certainty the timing or aggregate amount which may ultimately be distributed to stockholders and no assurance can be given that the distributions will equal or exceed the estimate presented in the pro forma condensed consolidated statement of net assets in liquidation.
Note 2 — Pro forma adjustments

	March 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
GAAP Stockholders Equity	$27,355,806	$27,997,481	$64,768,002	$23,987,799
Fair value real estate	9,853,378	9,889,322	7,821,586	7,486,660
Cash due to special dividend & incentive compensation Plan	—	(2,850,199)	(73,040,304)	(129,826,956)
Change in other current assets	(669,677)	(665,932)	(548,704)	(748,214)
Charge in Prepaid Pension Costs	(601,338)	(608,807)	—	(1,064,843)
Estimated receipts net of liquidation and operating costs	—	—	—	141,465,529
Estimated liquidation and operating costs net of receipts	(8,521,538)	(9,225,417)	(19,735,631)	—
Pension costs	—	—	492,656	—
Deferred taxes	—	—	61,553,422	—
Incentive compensation plan payable	—	2,850,199	—	—
Dividend notes payable	16,144,614	16,144,614	—	—
Net Assets − Pro forma	$43,561,245	$43,531,261	$41,311,027	$41,299,975

Selected Unaudited Pro Forma Consolidated Financial and Other Data
The Financial Information presents Gyrodyne’s Net Assets and Changes in Net Assets, including per share data, after giving effect to the consummation of the merger and associated Plan of Liquidation. The statements set forth the information as if the merger had become effective on December 31, 2013, with respect to the Statement of Net Assets information, and as of January 1, 2012, with respect to the Statement of Changes in Net Assets for the year ended December 31, 2012 and Statement of Changes in Net Assets for the year ended December 31, 2013. As previously discussed, the pro forma financial data presented are based on the liquidation basis of accounting.
The information is based on, and should be read together with, the historical financial statements, including the notes thereto, of Gyrodyne that have been presented in prior filings with the SEC, and the more detailed unaudited pro forma financial information, including the notes thereto, appearing elsewhere in this joint proxy statement/prospectus. See “Where You Can Find More Information” and “Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.”

We anticipate the merger to provide the most efficient strategy for maximizing shareholder value through one or more tax efficient liquidity events. Company pro forma information, while helpful in illustrating the financial characteristics of the resulting combined company under one set of assumptions, does not reflect benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our company been combined during these periods.
Comparative Per Share Data
The table presents, for the periods indicated, selected historical per share data for Gyrodyne common shares as well as unaudited pro forma per share amounts for Gyrodyne common shares and unaudited pro forma per share equivalent amounts, assuming the issuance of 1,482,680 Gyrodyne, LLC common shares in the merger. The unaudited pro forma amounts included in the table are presented as if the merger had been effective for the periods presented, and are based on the liquidation basis of accounting.
You should read this information in conjunction with, and the information is qualified in its entirety by, the consolidated financial statements and accompanying notes of Gyrodyne, incorporated into this proxy statement/prospectus by reference and the unaudited pro forma consolidated financial information and accompanying discussions and notes. Please see “Where You Can Find More Information”. The unaudited pro forma amounts in the table are presented for informational purposes only. You should not rely on the unaudited pro forma amounts as being indicative of the financial results that would have been achieved had the companies actually been consolidated during the periods presented or the future results that the consolidated companies will experience. The unaudited pro forma financial information is based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.
Dividend Policies
Gyrodyne’s board of directors determines the time and amount of dividends to shareholders. Future Gyrodyne dividends will be authorized at the discretion of Gyrodyne’s board of directors and will depend on Gyrodyne’s actual cash flow, its financial condition, its capital requirements, the actual and contingent liabilities that are or will be incurred to complete its liquidation and the remaining amounts available for liquidating distributions, and for the period prior to the merger, the distribution requirements under the REIT provisions of the Internal Revenue Code and such other factors as Gyrodyne’s board of directors may deem relevant.
Gyrodyne common shareholders will continue to receive liquidating special dividends as authorized by Gyrodyne’s board of directors and declared by Gyrodyne. The merger agreement permits Gyrodyne to pay special dividends following the liquidation of each of its assets after adjusting the proceeds received for any amounts needed to cover the liabilities or contingent liabilities to complete its liquidation. The Company’s ICP will continue to result in liabilities and related payments to its participants under the plan in conjunction with any liquidating dividends, pursuant and limited to the provisions of the Plan.
Merger Fees, Costs and Expenses
All expenses incurred in connection with the merger agreement, the merger and the related transactions are included in the estimated liquidation and operating costs to complete the liquidation.
Pre-Merger Dividend
Gyrodyne Company of America, prior to the merger will pay a special dividend to the holders of Gyrodyne common stock in order to satisfy its REIT distribution requirement and avoid entity-level income tax but will incur excise taxes of approximately 4% on its final taxable year ending with the merger.

Gyrodyne, LLC

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Net Assets
December 31, 2013
In the proposed merger, each Gyrodyne Company of America stockholder will receive 1.0 common shares of Gyrodyne, LLC in exchange for each share of Gyrodyne Company of America that the stockholder owns immediately prior to the effective date of the merger.
The Unaudited Pro Forma Condensed Consolidated Statement of Net Assets and Statement of Changes in Net Assets are prepared under the liquidation basis of accounting. Under the liquidation basis of accounting the consolidated financial statements are no longer presented (except for periods prior to the adoption of the liquidation basis of accounting): a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows. The consolidated statement of net assets and the consolidated statement of changes in net assets are the principal financial statements presented under the liquidation basis of accounting. Under the liquidation basis of accounting, all of Gyrodyne, LLC and Subsidiaries’ assets have been stated at their estimated net realizable value and are based on current contracts, estimates and other indications of sales value net of estimated selling costs. All liabilities of the Gyrodyne, LLC and Subsidiaries, including those estimated costs associated with implementing the Plan of Liquidation, have been stated at their estimated settlement amounts. These amounts are presented in the pro forma condensed consolidated statement of net assets. There can be no assurance that these estimated values will be realized. Such amounts should not be taken as an indication of the timing or amount of future distributions or our actual dissolution. The valuation of assets at their net realizable value and liabilities at their anticipated settlement amount represent estimates, based on present facts and circumstances, of the net realizable value of the assets and the costs associated with carrying out the Plan of Liquidation. The actual values and costs associated with carrying out the Plan of Liquidation are expected to differ from amounts reflected in the pro forma condensed consolidated financial statements because of the plan’s inherent uncertainty. These differences may be material. In particular, the estimates of our costs will vary with the length of time necessary to complete the Plan of Liquidation. Accordingly, it is not possible to predict with certainty the timing or aggregate amount which may ultimately be distributed to stockholders and no assurance can be given that the distributions will equal or exceed the estimate presented in the pro forma condensed consolidated statement of net assets in liquidation.

MARKET PRICE AND DIVIDEND DATA
Markets and Historical Market Prices for Gyrodyne Common Stock
Neither Gyrodyne, LLC Shares nor GSD Interests are currently traded or listed on any stock exchange or market. Gyrodyne Common Stock is traded under the symbol “GYRO” on NASDAQ and we expect Gyrodyne, LLC Shares to trade on NASDAQ under the symbol “GYRO” following the merger. On September 13, 2013, the last trading day completed prior to announcement of the Plan of Liquidation, the closing price per share of Gyrodyne Common Stock was $71.03. Since such date, Gyrodyne has distributed $45.86 in cash per share and made in-kind dividends of $20.70 per share in GSD interests and $10.89 per share in Dividend Notes and accrued interest thereon. On June 24, 2014, the most recent trading day for which prices were available, the closing price closing price per share of Gyrodyne Common Stock was $5.19.
The following table presents the reported high and low sale prices of Gyrodyne Common Stock on NASDAQ for the periods presented and as reported in the report. You should obtain a current stock price quotation for Gyrodyne Common Stock. The historical trading prices of Gyrodyne Common Stock are not necessarily indicative of the future trading prices of Gyrodyne, LLC Shares because, among other things, the current stock price of Gyrodyne Common Stock does not necessarily take into account the changes in Gyrodyne’s form of organization to a limited liability company structure as a result of the merger or the other transactions described in this proxy statement/prospectus.
Period from January 1, 2013 to June 24, 2014

	Sales Price
	High	Low
From April 1, 2014 to June 24, 2014	$6.13	4.97
Quarter Ended March 31, 2014	$12.75	6.00

Year Ended December 31, 2013

	Sales Price
Quarter Ended	High	Low
December 31, 2013	$77.48	$12.43
September 30, 2013	$80.04	$69.29
June 30, 2013	$74.10	$69.01
March 31, 2013	$76.00	$71.36

Year Ended December 31, 2012

	Sales Price
Quarter Ended	High	Low
December 31, 2012	$114.80	$68.01
September 30, 2012	$115.22	$107.00
June 30, 2012	$116.40	$97.86
March 30, 2012	$106.00	$96.61

Year Ended December 31, 2011

	Sales Price
Quarter Ended	High	Low
December 31, 2011	$110.01	$54.99
September 30, 2011	$70.00	$52.03
June 30, 2011	$76.34	$63.52
March 31, 2011	$82.94	$69.75

Dividends
There was a special cash dividend declared on Gyrodyne Common Stock during the year ended December 31, 2012 and none in 2011. If regular dividends are declared in a quarter, those dividends will be paid during the subsequent quarter. There was a special dividend declared in the amount of $38.30 per share to shareholders of record as of December 1, 2012 and paid on December 14, 2012 resulting in a total dividend distribution of $56,786,652. On September 13, 2013, our board of directors declared the First Special Dividend in the amount of $98,685,000, or $66.56 per Gyrodyne share, of which approximately $68,000,000, or $45.86 per share, was paid in cash and the balance of which was paid in the form of GSD Interests. The First Special Dividend was paid on December 30, 2013. On December 21, 2013, our board of directors declared the Second Special Dividend in the amount of $16,150,000, or $10.89 per Gyrodyne to holders of record on December 31, 2013. The Second Special Dividend was paid on January 31, 2014. On June 16, 2014, the initial semi-annual interest payment on the Dividend Notes was paid in kind in the form of uncertificated interests in a global 5% subordinated note due June 30, 2017 in the principal amount of $302,813 that otherwise is identical to the Dividend Note other than as to the initial semi-annual interest payment date thereunder. Future dividend declarations, if any, are at the discretion of our board of directors and will depend on our actual cash flow, our financial condition, capital requirements and such other factors as our board of directors deems relevant.
If the Plan of Merger is approved, the Tax Liquidation is expected to be concluded prior to the second anniversary of the adoption date of the Plan of Liquidation, by a merger of Gyrodyne and GSD with and into Gyrodyne, LLC, which would be the surviving entity, with Gyrodyne shareholders and holders of GSD Interests receiving interests in Gyrodyne, LLC pursuant to the merger. The proportionate interests of all of Gyrodyne shareholders and holders of GSD Interests shall be fixed on the basis of their respective holdings at the close of business on the final record date, and after such date, any distributions made by us shall be made solely to Gyrodyne shareholders and holders of GSD Interests of record on the close of business on the final record date, except to reflect permitted transfers. Our board of directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan of Liquidation or otherwise. The actual nature, amount and timing of all distributions will be determined by our board of directors or a trustee designated by our board of directors, in its sole discretion. See “The Proposal — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
YOU ARE URGED TO READ THE SECTION TITLED “FEDERAL INCOME TAX CONSIDERATIONS,” AND TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU OF THE SPECIAL DIVIDEND, LIQUIDATION FOR TAX PURPOSES AND PLAN OF MERGER IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.

THE PROPOSAL: AUTHORIZATION OF THE PLAN OF MERGER
The discussion of the Plan of Merger and the transactions contemplated thereby contained in this section summarizes the material terms of the Plan of Merger and the transactions contemplated thereby, including the possible merger of the Company into Gyrodyne, LLC. Although we believe that the description covers the material terms of the transactions contemplated by the Plan of Merger, this summary may not contain all of the information that is important to you. For a more complete understanding of the Plan of Merger and the transactions contemplated thereby, we urge you to read carefully this proxy statement/prospectus, the Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex C, and the other documents referred to herein (including the annexes).
Parties to the Merger
Gyrodyne Company of America, Inc.
Gyrodyne, a self-managed and self-administered REIT formed under the laws of the State of New York, is the managing member of Gyrodyne Special Distribution, LLC, an entity formed in October 2013 which, as of the First Special Dividend, owns Flowerfield, a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans, as well as medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. Gyrodyne is also a limited partner in the Grove. Gyrodyne’s Common Stock is traded on NASDAQ under the symbol “GYRO.” Gyrodyne’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Gyrodyne, LLC
Gyrodyne, LLC, a New York limited liability company and direct wholly-owned subsidiary of Gyrodyne, was formed on October 3, 2013 solely in connection with the transactions contemplated by the Plan of Liquidation and the Plan of Merger. Gyrodyne, LLC has not commenced any operations, has only nominal assets solely related to its entry into the Plan of Merger and has no liabilities or contingent liabilities, nor any outstanding commitments, other than as set forth in the Plan of Merger. Gyrodyne, LLC’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Gyrodyne Special Distribution, LLC
GSD, a New York limited liability company, was formed on October 15, 2013 in connection with the transactions contemplated by the Plan of Liquidation and the Plan of Merger. As part of an internal restructuring, all of Gyrodyne’s real estate assets were contributed to GSD in December 2013. As part of the First Special Dividend, all of the economic interest in GSD was distributed to the shareholders of Gyrodyne. Gyrodyne is the managing member of GSD. GSD’s principal executive offices are located at One Flowerfield, Suite 24, Saint James, New York 11780 and its telephone number is (631) 584-5400.
Adoption of the Plan of Merger
In connection with the adoption of the Plan of Liquidation, our board of directors has approved and recommends that you approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby. The Plan of Merger is designed to facilitate the Tax Liquidation. Following the merger, if implemented, it is the current intent of the board that the company would operate with a business plan to pursue the actual disposition of its current real property assets in an orderly manner designed to obtain the best value reasonably available for such assets. If approved, each of Gyrodyne and GSD would be merged with and into Gyrodyne, LLC, which would be the surviving entity in the merger. Gyrodyne, LLC is intended to be a pass-through entity for federal income tax purposes and Gyrodyne, LLC Shares are intended to become publicly traded on NASDAQ under the symbol “GYRO” if the merger is effected as a result of the transactions described in this proxy statement/prospectus. No assurance can be given that NASDAQ will permit trading of Gyrodyne, LLC Shares. The terms of the merger are set forth in the Plan of Merger attached as Annex C to this proxy statement/prospectus.

At the special meeting, shareholders are being asked to vote “FOR” the Proposal to authorize the Plan of Merger. However, even if our shareholders approve the proposal to authorize the Plan of Merger, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the merger and any other transaction contemplated by the Plan of Merger, in order, for example, to permit us to pursue new strategic opportunities.
Effect of Authorization of the Plan of Merger
If our shareholders approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby, our board of directors will have the power to effect the Tax Liquidation by consummating the merger. Our board of directors would determine whether to consummate the merger exercising its best judgment based on circumstances existing at the time the merger is susceptible of being consummated, and could determine not to consummate the merger if it determined that a more favorable alternative to Gyrodyne and its shareholders then existed. Pursuant to the terms of the Plan of Merger and in accordance with New York law, each of Gyrodyne and GSD will be merged with and into Gyrodyne, LLC, whereupon the separate corporate existence of each of Gyrodyne and GSD will cease and Gyrodyne, LLC will be the surviving entity of the merger. Upon the effectiveness of the merger, each share of Gyrodyne Common Stock will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by our board of directors of and each common share of GSD will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by our board of directors of Gyrodyne, whereupon holders of such shares automatically will be admitted to Gyrodyne, LLC as members. The determination of our board of directors as to the number of shares of Gyrodyne, LLC into which each common share of GSD will be converted will be announced at least ten days prior to the special meeting via press release, a copy of which will be filed with the SEC under cover of a Current Report on Form 8-K. Further, at the effective time of the merger, Gyrodyne, LLC will assume each of the liabilities and obligations of each of Gyrodyne and GSD, including Gyrodyne’s Incentive Compensation Plans.
Effect on Gyrodyne and Gyrodyne Shareholders if the Plan of Merger is Not Authorized
If our shareholders do not approve the proposal to authorize the Plan of Merger and the transactions contemplated thereby, we will continue our business operations as a self-managed and self-administered REIT. In light of our announced intent to liquidate and the impact of the Special Dividend, prospective employees, suppliers, tenants and other third parties may refuse to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern.
Plan for Gyrodyne, LLC Subsequent to the Merger
It is the current intent of our board of directors that, although the consummation of the merger will complete the Tax Liquidation, following the merger Gyrodyne, LLC will operate with a business plan to pursue the actual disposition of its current real property assets in an orderly manner designed to obtain the best value reasonably available for such assets. Proceeds of such dispositions will be used to settle any claims, pending or otherwise, against Gyrodyne and to make distributions to holders of Gyrodyne, LLC Shares. When all properties of Gyrodyne, LLC are disposed of, it is intended Gyrodyne, LLC will dissolve and a final distribution will be made.
Our board of directors is, however, currently unable to predict the precise nature, amount or timing of such distributions, other than the Special Dividend. The actual nature, amount and timing of all distributions will be determined by Gyrodyne, LLC’s board of directors, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash and pay and settle our remaining liabilities and obligations. See “The Proposal — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
Sales of our assets by Gyrodyne, LLC could take the form of individual sales of assets, sales of groups of assets organized by business, type of asset or otherwise, a single sale of all or substantially all of our assets, or some other form of sale. Sales of assets will be made on such terms as are approved by Gyrodyne, LLC’s board of directors in its sole discretion. The assets may be sold to one or more purchasers in one or more transactions over a period of time.

It is not anticipated that any further shareholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by Gyrodyne, LLC’s board of directors. The prices at which Gyrodyne, LLC will be able to sell our various assets depends largely on factors beyond our control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, U.S. and foreign regulatory approvals, public market perceptions, and limitations on transferability of certain assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.
Uncertainties as to the precise value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to shareholders in the liquidation of Gyrodyne, LLC. Claims, liabilities and expenses from operations, including operating costs, salaries, income taxes, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses, although currently declining, will continue to be incurred following shareholder approval of the Plan of Merger. Certain professional fees, such as legal expenses and the fees of outside financial advisors have recently increased, however, as a result of the strategic review, the PLR and the liquidation process. These expenses will reduce the amount of assets available for ultimate distribution to shareholders, and, while a precise estimate of those expenses cannot currently be made, management and our board of directors believe that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to shareholders and holders of Gyrodyne, LLC Shares. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to shareholders and holders of Gyrodyne, LLC Shares. If such available cash and amounts received on the sale of assets are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash and other assets to our shareholders and holders of Gyrodyne, LLC Shares will be reduced and could be eliminated. See “The Proposal — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
Following is a table showing management’s estimate of cash proceeds and outlays and of our ultimate distribution to shareholders and holders of Gyrodyne, LLC Shares as of the date of this proxy statement/prospectus. The following estimates are not guarantees and they do not reflect the total range of possible outcomes. For a discussion of the risk factors related to the Plan of Liquidation and any potential proceeds which we may be able to distribute to shareholders and holders of Gyrodyne, LLC Shares, see “The Proposal — The Plan of Merger — Recommendation of our Board of Directors; Reasons for the Plan of Merger.”
Estimated Distribution to Shareholders (including Estimated Distribution to holders of Gyrodyne, LLC Shares)
Assuming the merger is effected and completion of the liquidation of Gyrodyne, LLC’s assets took until December 31, 2016, and giving effect to its estimated cash flow from operation of its existing properties until their sale, the Company expects Gyrodyne, LLC would have a cash balance of approximately $43.6 million at the end of December 31, 2016.

Estimated Cash Proceeds and Outlays; Indicated Distribution
(In millions except Shares Outstanding and per share amounts and related footnotes)

Proceeds
Cash at end of liquidation period (December 31, 2016)	$6.8	(a)
Gross Real Estate Proceeds	45.4	(b)
Gross Cash	$52.2
Uses
Real Estate Selling Costs	2.7	(c)
Retention Bonus Plan for Directors	2.0	(d)
Retention Bonus Plan for Officers and Employees	1.1	(d)
Legacy Incentive Compensation Plan	0.2	(e)
Severance	0.7	(f)
Directors and Officers insurance — Tail Policy	0.4	(g)
Unfunded Pension Plan Costs	0.2	(h)
Deferred Taxes on Grove	1.3	(i)
Total Uses	$8.6
Estimated Distributable Cash	$43.6
Shares Outstanding	1,482,680
Estimated Per Share Distribution, Net of the Special Dividend	$29.38
Special Dividend – Cash Portion	$45.86
Total Distributions	$75.24

(a)
  The cash balance at the end of the liquidation period is based on the March 31, 2014 combined cash balance and marketable securities of $11,783,446 and then adjusted for estimated cash receipts for the operation of the properties net of all rental property related expenditures as well as costs expected to be incurred to maintain the fair value of the property at its estimated gross sales proceeds and the net cash used to settle the working capital accounts. In addition, all general and administrative costs to support the consummation of the merger, operations and the liquidation of the Company have been included, including severance, directors and officer’s insurance policy inclusive of post liquidation tail policy coverage, and financial and legal fees to complete the liquidation. The following table identifies such calculation, excluding the separately disclosed items in the “Uses” section, which are separately listed as they are material specific transaction related expenditures to liquidate the company.
(In millions)

March 31, 2014 cash and investment balance	$11.80	(i)
Interest Income offset by net cash to settle current liabilities	(0.62	(ii)
Free cash flow from rental operations	2.24	(iii)
General and Administrative Expenses	(6.09	(iv)
Merger-related costs	(0.58	(v)
Cash balance at the end of the liquidation period (December 31, 2016)	6.75	(vi)

(i)
  As of March 31, 2014 the Company has a cash and cash equivalent balance of $8.5 million and investments in marketable securities of $3.3 million, which result in a combined balance of $11.8 million.
(ii)
  The Company estimates interest income from both its investments in marketable securities as well as its cash accounts will be offset by the settlement of its working capital accounts resulting in a balance of $(0.62) million. The interest income from both its investment in marketable securities as well as its cash accounts is estimated to be $0.40 million based upon expected historical yields of approximately 2% on the Company’s mortgage backed securities and the Company’s estimate that it will reallocate cash on hand to increase its mortgage backed security portfolio to an average balance of approximately $8 million over the period June 2014 through December 2016. The settlement of the Company’s working capital is estimated to be $(1.02) million, which consists of security deposits returned to tenants of approximately $(0.48) million and accounts payable, accrued expenses and other liabilities of approximately $(1.12) million offset by rent receivable of approximately $0.20 million and prepaids and other assets of approximately $0.38 million, as illustrated on page 50.
(iii)
  The Company estimates the cash proceeds from rental operations net of leasing costs and rental costs and inclusive of expenditures to maintain the properties at its current estimated market value will total $2.24 million. These cash proceeds were estimated assuming the Company generates positive cash flow from rental operations based on maintaining existing occupancy rates in all of its properties from 2014 through 2016, taking into account the anticipated reduction in cash flow from rental operations after giving effect to anticipated sales of its medical office buildings, assuming such sales are completed prior to December 2015.
(iv)
  The General and Administrative expenses are estimated to be $6.09 million. The estimated costs comprise all costs to liquidate the company, excluding rental operating costs, merger related costs and non-operating costs (D&O tail, severance and unfunded pension costs) and including estimated expenses of approximately $500,000 to pursue rezoning strategies in respect of the Flowerfield property, which Gyrodyne believes are necessary to maximize the value of such property. Gyrodyne is unable to predict the impact of any such strategies on the value of such property and, accordingly, the value attributable to such property in the pro forma financial statements represents the current estimated fair market value of the property on an “as is” basis without giving effect to any increased valuation that might result from such rezoning strategies. The General and Administrative expenses were estimated based upon management’s anticipated amounts of the aforementioned costs through December 31, 2016, which primarily includes estimated annual expenses as follows: employee compensation of approximately $0.96 million, directors’ fees of $0.33 million, corporate governance expenses of $0.26 million, insurance of $0.19 million and professional fees of $0.26 million; over an approximately 2.75 year period (from April 2014 through December 2016), such estimated annual expenses are estimated to be approximately $5.5 million in the aggregate.
(v)
  The Company estimates costs to consummate the merger inclusive of accounting and legal of approximately $0.58 million, which estimated amount includes estimated professional fees from April through December 2014 as provided by the Company’s professional service firms.
(vi)
  The ending cash balance of $6.75 million is prior to the directly related real estate selling costs and certain other non-operating final liquidating costs, each of which are separately disclosed in the “uses” section.
(b)
  The estimated gross proceeds from the sale of the real estate assets. The fair value of the real estate was determined by a combination of self-contained appraisals prepared by a national valuation company that specializes in real estate and management’s expertise in real estate. The valuation methodology on our income producing real estate was an income capitalization approach based on current rent rolls, lease expiration dates, renewal rates and assumed vacancy rates and capitalization rates. The capitalization rates ranged from 7.5 to 9.5 depending on the property and its location. With respect to our excess land and the Flowerfield Industrial Park, we relied upon a market value approach. In addition, the Company relied upon management’s internal valuation based on discounted cash flows which utilized its own values and metrics under the aforementioned assumptions.
(c)
  The estimated brokerage fees and other sales related costs of the real estate portfolio are estimated to be 6% of the gross proceeds.
(d)
  The estimated payment under the Retention Bonus Plan (See “Interests of Our Directors and Executive Officers — Retention Bonus Plan”) assuming all properties were sold at appraised value within the target period specified in the plan. If one or more properties are sold in excess of appraised value, the Bonus Pool will be funded with incremental funds at the rates described on page [•]. In such event, the excess of sales price over the appraised value (less selling costs and the incremental payment to the bonus pool) will increase the amount payable to equityholders.
(e)
  The remaining ICP payments to be made in connection with the First Special Dividend, when and to the extent the GSD holders receive cash in respect of their GSD interests, may not exceed $233,200.
(f)
  The Company has compensation arrangements with its Chief Executive Officer and Chief Financial Officer, each executed during the quarter ended June 30, 2013. Each of such compensation arrangements includes a bonus of $125,000 payable upon a change of control as defined in the agreements providing for such compensation arrangements. In addition, each such agreement provides for severance equivalent to 6 months of base salary and the vesting and related payment of the change of control bonus.
The Company also has a compensation arrangement with its Chief Operating Officer executed on May 8, 2014 that provides for severance equivalent to 6 months of base salary.
Under Company policy the aggregate severance commitment contingency to other employees is approximately $120,000.
(g)
  The Company's estimated cost to purchase a D&O policy for the 6 years following the final date of liquidation is approximately $400,000, which amount was estimated based upon discussions with the Company’s insurance broker.
(h)
  The Company terminated its defined benefit pension plan in late 2013. Upon termination, 100% of pension plan benefits vested for all active employees who were enrolled in its plan. Based on management’s review of the Company’s 2014 preliminary pension reports and the Company’s January 1, 2014 actuarial valuation report, each of which is prepared by an outside professional firm with expertise in computations for defined benefit pension plans, the Company estimates approximately $150,000 in underfunded obligations to satisfy either lump sum elections and or the purchase of annuities for active employee participants and former employee beneficiaries under the plan.
(i)
  The payment of the deferred tax liability related to a limited partnership investment in “The Grove.”
Accounting Treatment of the Merger
For accounting purposes, we expect that the merger will be treated as a transaction between entities under common control. The accounting basis used to record the consolidated assets and liabilities of Gyrodyne, LLC will be the liquidation value of Gyrodyne’s assets and liabilities in accordance with the liquidation basis of accounting.
Conditions to Completion of the Merger
In addition to approval of the Proposal by the holders of shares of Common Stock in accordance with Section 903(a)(2)(A)(ii) of the New York Business Corporation Law, the completion of the Plan of Merger is subject to satisfaction or, if not prohibited by law, waiver of the following conditions:
•
  approval for listing on NASDAQ of Gyrodyne, LLC Shares, subject to official notice of issuance;
•
  the effectiveness of the registration statement, of which this proxy statement is a part, without the issuance of a stop order or initiation of any proceeding seeking a stop order by the SEC;
•
  no governmental authority shall have enacted, issued, promulgated, enforced or entered into law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by the Plan of Merger;

•
  all necessary material consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all material filings required to be made, by any party hereto for the authorization, execution and delivery, and performance of the Plan of Merger, and the consummation by Gyrodyne, GSD and Gyrodyne, LLC of the merger, shall have been obtained or made; and
•
  holders of fewer than 5% of the outstanding shares of Common Stock shall have perfected their statutory appraisal rights to obtain the “fair value” of their shares of Common Stock.
Gyrodyne is not aware of any material consents, waivers, approvals, authorizations or orders or any materials filings related to the Merger that have not been obtained or made. In addition, even if all of the foregoing conditions are satisfied, our board of directors has the right to cancel or defer the merger even if our shareholders of Gyrodyne vote to approve the merger and the other conditions to the consummation of the merger are satisfied or waived.
Termination of the Plan of Merger
The Plan of Merger provides that it may be terminated and the merger abandoned at any time prior to its completion, before or after approval of the merger by the shareholders of Gyrodyne or the sole member of Gyrodyne, LLC, by the mutual consent of our board of directors and the sole member of Gyrodyne, LLC.
We have no current intention of abandoning the merger subsequent to the special meeting if shareholder approval is obtained and the other conditions to the merger are satisfied or, if not prohibited by law, waived. However, our board of directors reserves the right to cancel or defer the merger even if our shareholders of Gyrodyne vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived. See “Risk Factors — Our Board of Directors may abandon or delay implementation of the Plan of Liquidation or the Plan of Merger even if the Plan of Merger is authorized by our shareholders.”
Description of Gyrodyne, LLC Shares
Gyrodyne, LLC Shares to be received in the Merger represent limited liability company interests in Gyrodyne, LLC. The holders of Gyrodyne, LLC Shares will be entitled to receive distributions and exercise the rights or privileges available to such holders under the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC, which is described below. Immediately after giving effect to the transactions contemplated by the Merger, it is expected that approximately 1,482,680 Gyrodyne, LLC Shares will be outstanding. Gyrodyne, LLC Shares are intended to become publicly traded on NASDAQ under the symbol “GYRO.” No assurance can be given that NASDAQ will permit trading of Gyrodyne, LLC Shares.
Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC
The discussion of the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC contained in this section summarizes the material terms of the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC. Although we believe that the description covers the material terms of the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC, this summary may not contain all of the information that is important to you. For a more complete understanding of the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC, we urge you to read carefully this proxy statement/prospectus, the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC, a copy of which is attached to this proxy statement/prospectus as Annex F, and the other documents referred to herein (including the annexes).
Organization and Duration
Our wholly-owned subsidiary, a limited liability company, was formed on October 3, 2013 as Gyrodyne, LLC and will remain in existence until dissolved in accordance with its Limited Liability Company Agreement, dated October 3, 2013. Gyrodyne, LLC intends to adopt its Amended and Restated Limited

Liability Company Agreement immediately prior to or concurrently with the consummation of the merger. The Articles of Organization, as in effect immediately prior to the consummation of the merger, will be the Articles of Organization after the consummation of the merger.
Purpose
Under its Amended and Restated Limited Liability Company Agreement, Gyrodyne, LLC will be permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under New York law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that Gyrodyne, LLC’s management shall not cause the Company to engage, directly or indirectly, in any business activity that Gyrodyne, LLC’s board of directors determines would cause us to be treated as an association taxable as a corporation for federal income tax purposes.
Agreement to be Bound by Limited Liability Company Agreement; Power of Attorney
Upon receiving Gyrodyne, LLC Shares, you will be admitted as a member of Gyrodyne, LLC and will be deemed to have agreed to be bound by the terms of its Amended and Restated Limited Liability Company Agreement. Pursuant to this agreement, each member and each person who acquires Gyrodyne, LLC Shares from a member grants to certain of its officers and its board of directors (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of Gyrodyne, LLC’s officers and board of directors the authority to make certain amendments to, and to make consents and waivers under and in accordance with, its Amended and Restated Limited Liability Company Agreement.
Ownership Limitation
Members of Gyrodyne, LLC may not hold Gyrodyne, LLC Shares representing in excess of 20% of the outstanding Gyrodyne, LLC Shares at any time. If a member of Gyrodyne, LLC exceeds 20% ownership, at any time for any reason whatsoever, including but not limited to additional contributions by members, purchases or other acquisitions by members, mergers, consolidations, acquisitions, or other business combinations involving the member, then Gyrodyne, LLC Shares in excess of such 20% ownership limit shall be transferred by such member to an irrevocable trust formed and administered by Gyrodyne, LLC and of which such member shall be the beneficiary. Such LLC Shares held in trust shall have no voting rights when held in the trust and shall be disregarded in computing any required votes under the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC.
At the end of each fiscal quarter, or at such other earlier date as determined by the board of directors of Gyrodyne, LLC, Gyrodyne, LLC, on behalf of the trust, shall have the option to purchase such Gyrodyne, LLC Shares from the trust at a price determined by an independent appraiser or to offer such Gyrodyne, LLC Shares to third parties, including to other member of Gyrodyne, LLC in proportion to their relative ownership percentage, or to other persons at the appraised price. However, in the event such a member’s ownership percentage including Gyrodyne, LLC Shares held beneficially in the trust on behalf of such member, at any time becomes less than the 20% ownership limit due to the sale of Gyrodyne, LLC Shares by such member or due to additional issuances of Gyrodyne, LLC Shares by Gyrodyne, LLC, then the trust (to the extent such member’s Gyrodyne, LLC Shares have not been sold pursuant) has an obligation to return such Gyrodyne, LLC Shares up to the 20% ownership limit.
Duties of Officers and Board of Directors
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide that its business and affairs shall be managed under the direction of its board of directors, which shall have the power to appoint our officers. Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement further provides that the authority and function of its board of directors and officers shall be identical to the authority and functions of a board of directors and officers of a corporation organized under the New York Business Corporation Law, except as expressly modified by the terms of the Amended and Restated Limited Liability Company Agreement.

Prior to the merger, Gyrodyne, LLC will be managed by Gyrodyne, which will own all interests in Gyrodyne, LLC other than the Distributed Interests. The percentage interest in Gyrodyne, LLC represented by the Distributed Interests will be announced prior to their distribution, following completion of additional valuation work by Gyrodyne.
After the merger, it is anticipated that Gyrodyne, LLC will be managed by a board of directors with the same members of our board of directors, and have the same officers and management personnel, as that of Gyrodyne prior to the merger. Further, it is anticipated that the board of directors will form the same committees with identical members and substantially similar governing charters as those of Gyrodyne prior to the merger.
Election of Members of Gyrodyne, LLC’s Board of Directors
At its first annual meeting of members following the consummation of the merger, certain members of Gyrodyne, LLC’s board of directors will be re-elected by its members on a staggered basis.
Removal of Members of Gyrodyne, LLC’s Board of Directors
Any director may be removed, with or without cause, by holders of a majority of the total voting power of all of our outstanding shares then entitled to vote at an election of directors.
Size of Board of Directors
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide that Gyrodyne, LLC’s board of directors shall consist of not less than three (3) nor more than seven (7) directors, who need not be members of Gyrodyne, LLC. Within these limits, the number of directors of Gyrodyne, LLC shall be fixed from time to time by resolution of the board of directors.
Costs and Expenses
Following consummation of the merger, all of Gyrodyne, LLC’s expenses, including all expenses incurred by or attributable solely to Gyrodyne, including expenses incurred in connection with the merger, will be accounted for as expenses of Gyrodyne, LLC.
Limited Liability
The New York Limited Liability Company Law provides that a member who receives a distribution from a New York limited liability company and knew at the time of the distribution that the distribution was in violation of the New York Limited Liability Company Law shall be liable to the company for the amount of the distribution for three years. Under the New York Limited Liability Company Law, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the New York Limited Liability Company Law provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the New York Limited Liability Company Law, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Amended and Restated Limited Liability Company Agreement.
Limitations on Liability and Indemnification of Our Directors and Officers
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement, will indemnify each of its board of directors, officers and employees to the fullest extent permitted by law, against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) arising from the performance of any of their obligations or duties in connection with their service to Gyrodyne, LLC or its Amended and Restated Limited Liability Company

Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been one of our directors or officers, except by reason of acts or omissions constituting fraud, willful misconduct or gross negligence.
In addition, none of Gyrodyne, LLC’s board of directors shall be liable to Gyrodyne, LLC or its members for monetary damages for breach of fiduciary duty as a director, except if a judgment or other final adjudication adverse to such director establishes that such director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Sections 409(c) and 609 of the New York Limited Liability Company Law. If the New York Limited Liability Company Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Gyrodyne, LLC, in addition to the limitation on personal liability provided in its Amended and Restated Limited Liability Company Agreement, shall be limited to the fullest extent permitted by the amended New York Limited Liability Company Law.
Amendment of Our Amended and Restated Limited Liability Company Agreement
Gyrodyne, LLC’s board of directors will generally be able to make amendments to the Amended and Restated Limited Liability Company Agreement without the approval of the members of Gyrodyne, LLC, except for certain amendments described below.
Amendments that do not require a member vote include:
•
  a change in its name, the location of its principal place of business, its registered agent or its registered office;
•
  the admission, substitution, withdrawal or removal of members in accordance with its Amended and Restated Limited Liability Company Agreement;
•
  the merger of Gyrodyne, LLC or any of its subsidiaries into, or the conveyance of all of its assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in its legal form into another limited liability entity;
•
  a change that the Gyrodyne, LLC board of directors determines to be necessary or appropriate for it to continue as a company in which its members have limited liability under the laws of any state or to ensure that neither it, its operating subsidiaries nor any of its respective subsidiaries will be treated as an association taxable as a corporation for federal income tax purposes other than as Gyrodyne, LLC specifically so designates;
•
  an amendment that is necessary, in the opinion of its board of directors, based upon the advice of counsel, to prevent it, its board of directors or officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;
•
  an amendment that its board of directors determines to be necessary or appropriate for the authorization of additional securities, rights to acquire securities or rights with respect to its current securities;
•
  any amendment expressly permitted in its Amended and Restated Limited Liability Company Agreement to be made by its board of directors acting alone;
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  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of its Amended and Restated Limited Liability Company Agreement;
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  any amendment that its board of directors determines to be necessary or appropriate for the formation by it of, or its investment in, any real estate or related interest, as otherwise permitted by its Amended and Restated Limited Liability Company Agreement;
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  a change in its fiscal year or taxable year and related changes;

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  the designation of a new tax matters partner;
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  merger, conversion or conveyance effected in accordance with its Amended and Restated Limited Liability Company Agreement; and
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  any other amendments substantially similar to any of the matters described in the clauses above.
In addition, Gyrodyne, LLC’s board of directors will be able to make amendments to its Amended and Restated Limited Liability Company Agreement without the approval of any member or assignee if our board of directors determines that those amendments:
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  do not adversely affect the members (including treatment of shares compared to another member) in any material respect;
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  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;
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  are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which its board of directors deems to be in the best interests of it and its members;
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  are necessary or appropriate for any action taken by its board of members relating to splits or combinations of shares under the provisions of its Amended and Restated Limited Liability Company Agreement; or
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  are required to effect the intent expressed in this proxy statement/prospectus, the intent of the Tax Liquidation, including the merger, or the intent of the provisions of its Amended and Restated Limited Liability Company Agreement or are otherwise contemplated by its Amended and Restated Limited Liability Company Agreement.
Holders of at least 75% of the outstanding Gyrodyne, LLC Shares would have to vote affirmatively in order to approve any amendment having the effects as described above.
Any other amendments to Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement would require written approval of the holders of the number of shares required to approve the amendment or call a meeting of its member to consider and vote upon the proposed amendment. Such amendment must be approved by holders of a majority of the total voting power of Gyrodyne, LLC Shares.
Merger, Sale or Other Disposition of Assets
Gyrodyne, LLC’s board of directors is generally prohibited, without the prior approval of holders of a majority of the outstanding Gyrodyne, LLC Shares, from causing it to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, provided that its board of directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Gyrodyne, LLC’s board of directors also may sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.
If the conditions specified in the Amended and Restated Limited Liability Company Agreement are satisfied, Gyrodyne, LLC’s board of directors may merge the Company or any of its subsidiaries into, or convey all of its assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity, in each case without any approval of its members.
Termination and Dissolution
Gyrodyne, LLC will continue as a limited liability company until terminated under its Amended and Restated Limited Liability Company Agreement. Gyrodyne, LLC will dissolve upon: (1) the election of its board of directors to dissolve us, if approved by holders of a majority of the outstanding Gyrodyne, LLC

Shares or, in the board’s discretion and without any separate approval by the holders of the Gyrodyne, LLC Shares at any time the value of the Gyrodyne, LLC’s assets, as determined by the board in good faith, is less than $1,000,000; (2) the sale, exchange or other disposition of all or substantially all of its assets; or (3) the entry of a decree of judicial dissolution.
Books and Reports
Gyrodyne, LLC is required to keep appropriate books of its business at its principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, its fiscal year is the calendar year. Gyrodyne, LLC has agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of its income, gain, loss and deduction for our preceding taxable year. In preparing this information, Gyrodyne, LLC will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by Gyrodyne, LLC will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which it holds an interest. It is therefore possible that, in any taxable year, members of Gyrodyne, LLC will need to apply for extensions of time to file their tax returns.
Advance Notice Requirements for Member Proposals and Director Nominations.
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide advance notice procedures for members seeking to bring business before its annual meeting of members or to nominate candidates for election as at its annual meeting of members. Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will also specify certain requirements regarding the form and content of a member’s notice. These provisions might preclude our members from bringing matters before its annual meeting of members or from making nominations for directors at its annual meeting of members if the proper procedures are not followed. Gyrodyne, LLC expects that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Gyrodyne, LLC.
Comparison of Rights of Gyrodyne Shareholders and Holders of Gyrodyne, LLC’s Shares
Comparison of Certain Characteristics of a New York Corporation and a New York Limited Liability Company
The shareholders of Gyrodyne will become members of Gyrodyne, LLC, a newly-formed New York limited liability company. The following is a summary of certain differences between the provisions of the New York Business Corporation Law and the New York Limited Liability Company Law and the relevant sections of Gyrodyne’s governing documents or Gyrodyne, LLC’s amended and restated limited liability company agreement where those documents supersede the New York Business Corporation Law or the New York Limited Liability Company Law.
The following discussion summarizes the material differences between the current rights of Gyrodyne’s shareholders and the rights they will have as Gyrodyne, LLC members when they receive Gyrodyne, LLC Shares in the merger but does not purport to be a complete statement of all such differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. The following comparison of shareholders’ rights is necessarily a summary and is not intended to be complete or to identify all differences that may, under given situations, be material to Gyrodyne, LLC members. This summary is qualified in its entirety by reference to New York Business Corporation Law, New York Limited Liability Company Law, Gyrodyne’s Certificate of Incorporation, as amended, and By-laws and Gyrodyne, LLC’s Articles of Organization and Amended and Restated Limited Liability Company Agreement. The New York Limited Liability Company Law generally permits greater flexibility in the conduct of a company’s affairs in that in many instances it defers to the limited liability company agreement, which can vary the statutory requirements.
Capitalization
Gyrodyne’s Certificate of Incorporation authorizes the issuance of 4,000,000 shares of Common Stock, par value $1.00. A change in the number of authorized shares would require an amendment to Gyrodyne’s

Certificate of Incorporation and shareholder approval. The Company’s Certificate of Incorporation and By-laws and the New York Business Corporation Law describe the rights attributed to such shares.
Under the New York Limited Liability Company Law, there is no requirement that a company set forth the number and type of interests it is authorized to issue. Therefore, there is no restriction on the number of membership interests Gyrodyne, LLC may issue or on the characteristics and relative rights of such interests, except as may be provided in Gyrodyne, LLC’s Limited Liability Company Agreement.
Preemptive Rights
Generally, the New York Business Corporation Law provides holders of the Company’s common stock with the preemptive right to subscribe for any new or increased shares of the common stock issued by the board of directors unless such rights are specifically excluded in the Company’s Certificate of Incorporation. The Amended and Restated Limited Liability Company Agreement that Gyrodyne intends to adopt prior to or concurrently with the consummation of the merger will specifically exclude any such preemptive rights.
Dissenters’ Rights Generally
Generally, the New York Business Corporation Law and New York Limited Liability Company Law provides that, upon compliance with the applicable requirements and procedures, a dissenting shareholder has the right to receive the fair value of his or her shares if he or she objects to: (i) certain mergers, (ii) a consolidation, (iii) a disposition of assets requiring shareholder approval or (iv) certain amendments to the Certificate of Incorporation which adversely affect the rights of such shareholder.
Rights and Options
The New York Business Corporation Law requires shareholder approval of any plan pursuant to which rights or options are to be granted to directors, officers or employees. Neither the New York Limited Liability Company Law nor will Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement require member approval of such plans, although various other relevant legal considerations such as those contained in the Code and Exchange Act may make shareholder approval of certain rights or option plans necessary or desirable.
The Board
New York Business Corporation Law states that a company’s board of directors must consist of one or more directors. The number of directors constituting Gyrodyne board of directors may be fixed by the by-laws, or by action of the shareholders or of the Gyrodyne board of directors under the specific provisions of a by-law adopted by the shareholders. Gyrodyne’s By-laws provide that the number of board of directors all be determined by resolutions of Gyrodyne board of directors or by the shareholders at the annual meeting, but shall not be less than three (3) or more than nineteen (19). The Gyrodyne board of directors is divided into three (3) classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Gyrodyne board of directors. As of September 27, 2013, the Gyrodyne board of directors consists of six (6) directors.
New York Limited Liability Company Law provides that if the articles of organization provide that management of the limited liability company will be vested in a manager or managers or class or classes of managers, then the management of the limited liability will be vested in one or more managers, which may also be called directors. The articles of organization or operating agreement of a limited liability company may fix the number of directors. Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide that the number of directors shall be determined only by resolution of the board of directors, but shall not be less than three (3) or more than seven (7). Following the consummation of the merger, it is expected that Gyrodyne, LLC will have six (6) directors.
Removal of Directors
The Company’s By-laws permit the removal of a member of our board of directors at any time, but only for “cause,” by an affirmative of two-thirds vote of our board of directors then in office or the shareholders at a special meeting called for that purpose.

Similarly, Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide that a member of the board of directors may be removed only for “cause,” as defined therein, by an affirmative of two-thirds vote of the outstanding Gyrodyne, LLC Shares.
Amending the Governing Documents
The New York Business Corporation Law provides that the Company’s Certificate of Incorporation can be amended when authorized by a vote of the board of directors followed by a vote of holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders. Under certain circumstances, the holders of shares of a class must also authorize an amendment when that class would be adversely affected by such amendment. The Company’s By-laws can be amended by a two-thirds vote of our board of directors when such amendment is proposed by a shareholder. When such amendment is proposed by our board of directors, it may be authorized by two-thirds vote of the shareholders or adopted by a two-thirds vote of our board of directors.
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide, generally, that it may be amended by vote of the majority of the board of directors.
Limitation on Liability of Directors and Officers; Indemnification
The Company’s By-laws provide that if a director, officer or employee of the Company is made party to a civil or criminal action or proceeding in any matter arising out of the performance by such person of his duties for, on behalf of, or at the request of the Company, then the Company may, to the full extent permitted by law, advance to such person all sums necessary and appropriate to conduct their defense and indemnify such person for all sums paid by him, including attorneys’ fees, in connection with the action.
Gyrodyne, LLC’s Amended and Restated Limited Liability Company Agreement will provide, generally, that no directors or officers of Gyrodyne, LLC will be personally liable to Gyrodyne, LLC or any of Gyrodyne, LLC’s members for any loss suffered by Gyrodyne, LLC due to an act or omission performed or omitted by such directors or officers unless such actions or omissions were in bad faith or involved intentional misconduct, a knowing violation of law or such director or officer gained financially from such act or omission. All directors and officers of Gyrodyne, LLC are entitled to indemnification from Gyrodyne, LLC for any loss, damage or claim, including attorneys’ fees, suffered as a result of any act or omission by such director or officer, if his conduct did not constitute fraud, gross negligence, knowing breach of Gyrodyne, LLC’s Limited Liability Company Agreement or willful or wanton misconduct. In the event such indemnification is found to be unenforceable as against public policy, Gyrodyne, LLC’s Limited Liability Company Agreement provides for contribution among parties in accordance with their relative fault.
Comparison of Rights of Holders of GSD Interests and Holders of Gyrodyne, LLC Shares
Distributed Interests
The GSD Interests have legal and economic characteristics identical to those of Gyrodyne, LLC Shares as set forth in “The Proposal — The Plan of Merger — Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC,” except as to the management of GSD and the transferability and assignment of GSD Interests as described in this section.
For a more complete understanding of the Amended and Restated Limited Liability Company Agreement of GSD, we urge you to read carefully this proxy statement/prospectus, the Amended and Restated Limited Liability Company Agreement of GSD, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 27, 2013, and the other documents referred to herein (including the annexes).
Management
Through the latest of December 31, 2014, the date of termination of the Plan of Merger and the date up on which all required actions have been taken under applicable law to permit unrestricted transferability thereof, GSD will be managed by Gyrodyne.

Transferability and Assignment
GSD Interests will be recorded on the books of GSD but will not be certificated and at the time of the Special Dividend through the latest of December 31, 2014, the date of termination of the Plan of Merger and the date up on which all required actions have been taken under applicable law to permit unrestricted transferability thereof, such interests will be recorded on the books of GSD but may not be assigned or transferred, voluntarily or involuntarily, by the registered holder and will not be listed on any exchange. Any attempted assignment or transfer during this period shall be void, except as provided in the following sentence, in which case the Distributed Interests may be transferred only on the books of GSD. GSD will permit transfers pursuant to the laws of bankruptcy, inheritance, descent or distribution, or to the successor to any holder that is a corporate or other entity. If a transfer is requested, GSD may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and GSD may require a holder to pay any taxes and fees required by law.
Gyrodyne is also a limited partner in Callery Judge Grove, L.P., the only assets of which consist of potential future payments upon the achievement of certain development benchmarks by the purchaser in the 2013 sale by the partnership of an undeveloped 3,700 plus acre property in Palm Beach County, Florida.
Comparison of Rights of Holders of Dividend Notes and Holders of Gyrodyne, LLC Shares
Dividend Notes
The Dividend Notes have different legal and economic characteristics identical to those of Gyrodyne, LLC Shares as described in this section.
For a more complete understanding of the Dividend Note, we urge you to read carefully this proxy statement/prospectus, the form of the global note evidencing the Dividend Notes, a copy of which is attached to this proxy statement/prospectus as Annex D, and the other documents referred to herein (including the annexes).
Priority
The Dividend Notes represent debt obligations of Gyrodyne and, as such, are entitled to priority over Gyrodyne Common Stock in a liquidation of the Company. Gyrodyne, LLC Shares are equity, and in the event of a liquidation are junior to the payment of any then existing debt obligations.
Periodic Payment
The Dividend Notes bear interest at 5.0% per annum, payable in cash or in the form of PIK Interest, which the Company must pay semi-annually. Holders of Gyrodyne, LLC Shares are not entitled to interest in respect of their Gyrodyne, LLC Shares and will not receive any payments in respect of such Gyrodyne, LLC Shares, except as may be determined by the board of Gyrodyne, LLC or in connection with the liquidation of Gyrodyne, LLC.
Prepayment / Redemption
The Company may, in its sole discretion, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, the Dividend Notes. In connection with each prepayment of principal under the Dividend Notes, the Company is also obligated to pay all accrued and unpaid interest thereunder. Such repurchases are not required to be effected on a pro rata basis. Conversely, except as provided in the Amended and Restated Limited Liability Company Agreement, Gyrodyne, LLC will not be able to redeem Gyrodyne, LLC Shares at any time in its sole discretion nor will Gyrodyne, LLC be able to treat Gyrodyne, LLC Shares disparately.
Transferability and Assignment
The Dividend Notes are registered on the books of the Company but are not certificated. The Dividend Notes may not be assigned or transferred, voluntarily or involuntarily, by the registered holder, except in certain limited circumstances, and is not registered under the Securities Act. Gyrodyne, LLC Shares, however, will be freely transferable, except as provided in the Amended and Restated Limited Liability Company Agreement, including the ownership limitation of indefinite duration that prohibits members from holding Gyrodyne, LLC Shares representing in excess of 20% of the outstanding Gyrodyne, LLC Shares at any time. See “The Proposal — The Plan of Merger — Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC — Ownership Limitation.”
Structure and Completion of the Merger
Capital Stock
Upon the effectiveness of the merger, holders of shares of Common Stock of Gyrodyne and GSD Interests will receive common shares representing limited liability company interests in Gyrodyne, LLC, which we refer to in this proxy statement/prospectus as “Gyrodyne, LLC Shares.” Each share of Common Stock will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by our board of directors of Gyrodyne and announced at least ten days prior to the special meeting and each common share of GSD will be converted into such number of validly issued common shares of Gyrodyne, LLC as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to the special meeting, whereupon holders of such shares automatically will be admitted to Gyrodyne, LLC as members.
The Plan of Merger provides that each share of Gyrodyne Common Stock owned by Gyrodyne as treasury stock will be automatically converted without any other consideration into 0.152 Gyrodyne, LLC Shares. Shares of Gyrodyne Common Stock owned by shareholders with respect to which statutory appraisal has been properly demanded under New York law, unless the holder will have failed to perfect or will have effectively withdrawn or lost rights to statutory appraisal, will be cancelled. Such shareholders will instead be entitled to the statutory appraisal rights provided under New York law as described in this proxy statement/prospectus under the section titled “— Statutory Appraisal Rights to Transactions Contemplated by the Merger” and “Statutory Appraisal Rights to Transactions Contemplated by the Proposal.” If, after completion of the merger, any shareholder fails to perfect, or effectively withdraws or loses, his, her or its demand for statutory appraisal, such shareholder’s shares will be deemed to have been converted into and become exchangeable for, as of the effective time, Gyrodyne, LLC Shares.
The Plan of Merger provides that each limited liability company interest in Gyrodyne, LLC issued and outstanding immediately prior to the effective time will cease to be outstanding, will be automatically canceled and retired, and each person or entity that was a member of Gyrodyne, LLC immediately prior to the merger will automatically cease to be a member of Gyrodyne, LLC. Any consideration paid by a member of Gyrodyne, LLC prior to the merger for any Gyrodyne, LLC Shares shall be returned to such member in connection with such cancelation and retirement.
Gyrodyne Incentive Arrangements, Benefit Plans and Pension Plans
Consummation of the merger will not trigger any payments to participants under any contracts or arrangements, including under Gyrodyne’s Incentive Compensation Plan or under its executive employment agreements.
The Incentive Compensation Plan’s definition of “change-in-control”, which is a trigger for payments, contains an explicit exclusion if any such transaction is consummated with a “Related Person” to Gyrodyne, as such term is defined in Section 409A of the Internal Revenue Code. Under such definition, Gyrodyne and Gyrodyne LLC are “Related Persons” because the majority of equity by value of post-merger Gyrodyne LLC will be deemed to be owned directly or indirectly by Gyrodyne’s pre-merger shareholders, and consequently the merger will not trigger any payments under the Incentive Compensation Plan.
Similarly, the $125,000 bonus payable upon a “change-in-control” under the employment agreement of each of Mr. Braun and Mr. Fitlin, our Chief Executive Officer and Chief Financial Officer, respectively, will not be triggered upon consummation of the merger. “Change-in-control” is defined in these agreements as either a “change in ownership or effective control” of Gyrodyne, or a “change in the ownership of a substantial portion of the assets” of Gyrodyne, as such terms are defined in Section 409A of the Code.
The merger does not qualify as a “change-in-control” under 409A, since it does not result in (A) a “change in ownership” of Gyrodyne (because Gyrodyne will not survive the merger, (B) a change in effective control of Gyrodyne (which would require acquisition of voting power in Gyrodyne, not Gyrodyne LLC), or (C) a “change in ownership of a substantial portion of the assets” of Gyrodyne (since the merger qualifies as a transfer to a related party as described above, it cannot be deemed to constitute a change in ownership of the assets of Gyrodyne).

It is the current intent of our board of directors that Gyrodyne, LLC will operate with a business plan to dispose of its current real property. Proceeds of such dispositions will be used to settle any claims, pending or otherwise, against Gyrodyne and to make distributions to holders of Gyrodyne, LLC Shares. When all properties of Gyrodyne, LLC are disposed of, it is intended Gyrodyne, LLC will dissolve and a final distribution will be made. Such dispositions may trigger payments under the Incentive Compensation Plan either because of the magnitude of the post-disposition dividend or because a disposition constitutes a “change-in-control.” See “Background; The Tax Liquidation — Interests of Our Directors and Executive Officers.” Similarly, the $150,000 “change-in-control” bonuses contained in the employment agreements of Messrs. Braun and Fitlin will be triggered by the implementation of the intended plan to dispose of the Company’s current real property if one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
Exchange of Stock Certificates
Upon the effectiveness of the merger, each certificate (or evidence of shares in book-entry form) representing shares of Gyrodyne Common Stock will be deemed for all purposes to represent the number of Gyrodyne, LLC Shares into which such shares will be converted and exchanged in the merger, without any action on the part of shareholders.
At the completion of the merger, Gyrodyne will close its stock transfer books, and no subsequent transfers of Gyrodyne Common Stock will be recorded on its books.
Representations and Warranties
The Plan of Merger contains representations and warranties by Gyrodyne and Gyrodyne, LLC. These representations and warranties have been made solely for the benefit of the other party to the Plan of Merger and (i) have been qualified by disclosures that were made to the other party in connection with the entry into the Plan of Merger, which disclosures may not be reflected in the Plan of Merger; (ii) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (iii) were made only as of the date of the Plan of Merger or such other date or dates as may be specified in the Plan of Merger and are subject to more recent developments which may not be publicly disclosed. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.
The representations and warranties made by both Gyrodyne and Gyrodyne, LLC relate to, among other things, (i) corporate organization, standing and similar corporate matters; (ii) capital structure; and (iii) approval and authorization of the Plan of Merger.
Indemnification
The Plan of Merger provides that, upon the effective time of the merger, Gyrodyne, LLC will, to the fullest extent permitted by law and as provided in the governance documents of Gyrodyne and any of its subsidiaries immediately prior to the effective time, indemnify and hold harmless, and provide the advancement and reimbursement of reasonable expenses to, all past and present directors and officers of Gyrodyne or any of its subsidiaries.
Closing
The closing of the merger will take place at such time, date and place as Gyrodyne, GSD and Gyrodyne, LLC may agree but in no event will the closing occur prior to (i) the satisfaction or, to the extent not prohibited by law, waiver of the conditions set forth in the Plan of Merger (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent not prohibited by law, waiver of those conditions) (see “— Conditions to Completion of the Merger”) and (ii) a date that is at least twenty days after the mailing of their proxy statement/prospectus (which constitutes the notice of statutory appraisal rights). No appraisal or dissenters’ rights are available to holders of GSD Interests in connection with the Plan of Merger. See “— Statutory Appraisal Rights” and “Statutory Appraisal Rights to Transactions Contemplated by the Proposal.” The merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of New York or at such later time as is specified in the certificate of merger.
Recommendation of Our Board of Directors; Reasons for the Plan of Merger
Board of Directors’ Recommendation regarding the Plan of Merger
Our board of directors unanimously determined that it is in the best interests of the Company, and declared it advisable, to enter into the Plan of Merger. Our board of directors recommends that Gyrodyne shareholders vote “FOR” the proposal to authorize the Plan of Merger and the transactions contemplated thereby.
Reasons for the Plan of Merger
Our board of directors believes that authorization of the Plan of Merger and the transactions contemplated thereby will provide the most effective method of accomplishing the Tax Liquidation. If the proposal to authorize the Plan of Merger and the transactions contemplated thereby is approved, then, pursuant to the Plan of Merger and in accordance with New York law, each of Gyrodyne and GSD would be merged with and into Gyrodyne, LLC, whereupon the separate corporate existence of each of Gyrodyne and GSD will cease and Gyrodyne, LLC will be the surviving entity of the merger.
The following list contains some of the factors that our board of directors considered in connection with its adoption of and entry into the Plan of Merger:
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  the ability to make a distribution such as the Special Dividend in 2013 with return of capital tax treatment to Gyrodyne shareholders pursuant to the PLR and the possibility of accomplishing the Tax Liquidation in 2013, which did not appear to be a possibility if a statutory dissolution has been pursued as the means to accomplish the Tax Liquidation;
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  the preference for a merger structure, which was more readily understandable by shareholders, in accomplishing the Tax Liquidation to enable continued operation of the Contributed Properties under Gyrodyne, LLC, while simplifying the corporate structure and interrelationships of Gyrodyne and GSD, which could result in conflicts between the entities and their equity holders as long as they are operated as separate entities;
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  the Board’s belief that accomplishing the Tax Liquidation via a statutory dissolution would lead to shareholder confusion and the potential negative inferences that could be drawn by prospective counterparties who could seek to take advantage of the Company had it been operating under a plan of dissolution;
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  the ability of Gyrodyne shareholders to retain an interest in a tradable equity security;
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  the extensive process in which the Company engaged to explore its strategic alternatives and our inability to find a strategic buyer for the Company, to find a purchaser for our existing assets or to identify an appropriate alternative to reinvest our cash resources in a manner that provided an acceptable level of return, in light of the related risks and the need to maintain a management structure capable of identifying and implementing such reinvestments, thereby indicating a low probability that we would be presented with or otherwise identify, within a reasonable period of time under current circumstances, any viable opportunities to engage in an attractive alternative transaction;
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  the substantial accounting, legal and other expenses associated with being a small publicly-traded company in light of our expected revenues, which expenses would be eliminated with the dissolution of Gyrodyne, LLC following disposal of the Contributed Properties;
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  the terms and conditions of the Plan of Merger, including that our board of directors may abandon the transactions contemplated thereby in the event that it determines that, in light of new proposals presented or changes in circumstances, the merger is not advisable and in the best interests of the Company and its shareholders;

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  the fact that the New York Business Corporation Law requires that the Plan of Merger be approved by the affirmative vote of holders of two-thirds of all outstanding shares of Common Stock entitled to vote thereon; and
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  our shareholders are entitled to exercise appraisal rights in the event the Plan of Merger is authorized and a shareholder does not wish to hold Gyrodyne, LLC Shares. See “— Statutory Appraisal Rights to Transactions Contemplated by the Plan of Merger” and “Statutory Appraisal Rights to Transactions Contemplated by the Proposal.”
Our board of directors also identified and considered potentially negative factors involved in the merger of the Company pursuant to the Plan of Merger, including the following:
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  the fact that, although tradable, the interests in Gyrodyne, LLC may not be listed for trading on NASDAQ and may be illiquid;
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  the fact that we expect to incur costs to complete the merger and other merger-related transactions, including that a substantial amount of such costs will be incurred by us whether or not the merger is completed;
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  the diversion of our management’s time and attention away from the day-to-day operations of our businesses; and
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  the fact that the expected benefits of the merger may not be realized for a variety of reasons, including as a result of authorities disagreeing with our conclusions on the tax treatment of the merger or changing applicable tax laws and regulations with potentially retroactive effect.
The foregoing discussion of the information and positive and negative factors considered and given weight by our board of directors is not intended to be exhaustive. The members of our board of directors considered their knowledge of our business, financial condition and prospects, and the views of management and our financial and legal advisors. In view of the variety of factors considered, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of our board of directors may have given different weights to different factors.
The consent of each of Gyrodyne, LLC and GSD was obtained when each was wholly-owned and managed by Gyrodyne, as its sole equity holder and member. Accordingly, no separate evaluation for the merger by the sole member of Gyrodyne, LLC or GSD was required and the sole member of each of Gyrodyne, LLC and GSD expressly adopts the conclusions and recommendations of our board of directors described in this proxy statement/prospectus.
Your approval of the Plan of Merger will constitute your approval of all of the transactions contemplated thereby, including the merger and the Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC.
Vote Required for Approval
Pursuant to Section 903 of the New York Business Corporation Law, the proposal will be approved if it is authorized by the affirmative vote of at least two-thirds of all outstanding shares of Gyrodyne Common Stock entitled to vote thereon.
The Company has not sought nor does it intend to seek a vote on the Plan of Liquidation because it is effecting a liquidation for tax purposes. Although effecting a liquidation for tax purposes is a byproduct of the Merger (a merger of a corporation into a LLC is a liquidation for tax purposes), it does not require a separate shareholder vote under either New York Business Corporation Law or federal tax law. If the Merger is not authorized by its shareholders, Gyrodyne could seek a shareholder vote regarding a plan of dissolution under New York Business Corporation Law to effect the Plan of Liquidation, but the Company has no current plans to do so. As a result, in this proxy statement/prospectus, the Company is neither seeking a vote on the Plan of Liquidation (i.e., the liquidation for tax purposes) nor a dissolution under New York Business Corporation Law, rather shareholders are only voting on the proposal to authorize a proposed Plan of Merger and the transactions contemplated thereby under New York Business Corporation Law, including the merger of Gyrodyne and GSD into Gyrodyne, LLC.

Statutory Appraisal Rights to Transactions Contemplated by the Plan of Merger
If the Plan of Merger is authorized and implemented, holders of shares of Common Stock who did not vote for the Plan of Merger and who timely dissent and follow the procedures in Sections 623 and 910 of the New York Business Corporation Law set forth in Annex E to this proxy statement/prospectus (“Dissenting Holders”) will have certain rights to demand payment for the “fair value” of their shares of Common Stock to the extent and on the basis provided in Sections 623 and 910. Failure to follow precisely any required procedure on a timely basis may result in the loss of those rights. Dissenting Holders receiving payment pursuant to those rights would not also be entitled to receive Gyrodyne, LLC Shares. See “Statutory Appraisal Rights to Transactions Contemplated by the Proposal.”
OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
PLAN OF MERGER. THIS IS IDENTIFIED AS ITEM 1 ON THE ENCLOSED PROXY CARD.

DIRECTORS
The By-laws of the Company provide that there shall be not less than three (3), nor more than nineteen (19), directors. Our board of directors is divided into three (3) classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors. Upon the expiration of the term of office for a class of directors, the nominees for that class will stand for election to three-year terms to serve until the election and qualification of their successors. No directors will be elected at the special meeting.
(a)
  Information concerning the nominees and continuing directors of the Company, showing the principal occupation, year when first elected as a director of the Company, and term of office, is as follows:

Name & Principal Occupation or Employment	Age	First Became a Director	Current Board Term Expires
Elliot H. Levine	61	2004	2014
CPA and Senior Member of Levine & Seltzer, LLP Director of the Company
Paul L. Lamb	68	1997	2015
Partner, Lamb & Barnosky, LLP Chairman of the Board of Directors of the Company
Nader G. M. Salour	55	2006	2015
Principal, Cypress Realty of Florida, LLC Director of the Company
Richard B. Smith	59	2002	2015
Vice President, Commercial Banking Division, First National Bank of L.I. Director of the Company
Ronald J. Macklin	52	2003	2016
Vice President and Deputy General Counsel, National Grid Director of the Company
Philip F. Palmedo	80	1996	2016
President, Palmedo Associates Director of the Company

(b)
  Business Experience
Paul L. Lamb, age 68, has been a director since 1997 and became Chairman of our board of directors on March 14, 1999. He is a founding partner of the law firm Lamb & Barnosky, LLP, where he has practiced law since 1984; a past President of the Suffolk County Bar Association; and a Dean of the Suffolk Academy of Law. He holds a B.A. from Tulane University, a J.D. from the University of Kentucky and an LL.M. from the University of London, England. Our board of directors concluded that Mr. Lamb should serve as a director of the Company because he is an experienced attorney in all phases of finance and real estate development, which skill set brings extraordinary value in light of the Company’s business and structure.
Philip F. Palmedo, age 79, was appointed to our board of directors in July 1996. Mr. Palmedo has been President of the management consulting firm Palmedo Associates since 1980 and from 1988 to 1991 was Managing Director and President of Kepler Financial Management. From 1978 to 2000, he was Chairman of International Resources Group, an international professional services firm, and, from 1992 to 1997, was President of the Long Island Research Institute. He was a founder of all four companies. In addition, Mr. Palmedo has been a director of Lixte Biotechnology Holdings, Inc., since 2005. Mr. Palmedo has shepherded numerous fledgling businesses in financial and technological markets and completed several financing agreements. He received his B.A. degree from Williams College and his M.S. and Ph.D. degrees from M.I.T. Our board of directors concluded that Mr. Palmedo should serve as a director of the Company because of his extensive background in successfully guiding a number of entities from initial formation to value recognition.
Elliot H. Levine, age 60, was appointed to our board of directors in October 2004. Mr. Levine is a founding member of the accounting firm Levine & Seltzer, LLP Certified Public Accountants, and a graduate (1975) of Queens College, City University of New York. He became a member of the American Institute of Certified Public Accountants in February 1978. Mr. Levine’s work experience includes five years at Arthur Young, eleven-and-a-half years as partner and director of taxes of Leslie Sufrin & Co. P.C., a one-year tenure as senior tax manager at Margolin, Winer & Evans CPAs and over 16 years as senior member of Levine & Seltzer. Our board of directors concluded that Mr. Levine should serve as a director of the Company because of his 34 years of experience as a certified public accountant and in the real estate industry and field of taxation.
Richard B. Smith, age 59, was appointed to our board of directors in November 2002. Mr. Smith has been a Vice President in the Commercial Banking Division of the First National Bank of Long Island since February 2006. He previously served as Senior Vice President for Private Banking at Suffolk County National Bank from May 2000 to February 2005. Previously, he worked for 10 years at Key Bank (Dime Savings Bank) and for three (3) years at L.I. Trust/Apple Bank. He received an MBA in Finance from SUNY Albany in 1983. Mr. Smith serves as the Mayor of the Incorporated Village of Nissequogue and as a Trustee of the Smithtown Historical Society. He is also a former Trustee for St. Catherine’s Medical Center in Smithtown, New York. Our board of directors concluded that Mr. Smith should serve as a director of the Company because of his background in both the Long Island financial sector and his role in, and experience with, local government issues and zoning matters.
Ronald J. Macklin, age 51, was appointed to our board of directors in June 2003. Mr. Macklin currently serves as Vice President and Deputy General Counsel for National Grid and formerly KeySpan Corporate Services, where he has held various positions within the Office of General Counsel since 1991. Previously, he was associated with the law firms of Rosenman & Colin and Cullen & Dykman. He received a B.A. degree from Stony Brook University and his Juris Doctorate from Union University’s Albany Law School. Our board of directors concluded that Mr. Macklin should serve as a director of the Company because of his legal expertise, which includes his legal experience in corporate transactions, real estate matters, litigation, compliance and business ethics.
Nader G.M. Salour, age 55, was appointed to our board of directors in October 2006 and then elected by the shareholders at the Company’s annual meeting in December 2006. Mr. Salour has been a Principal of Cypress Realty of Florida since 2000. He served as President of Abacoa Development Company from June 1996 to June 2006, and has served as a Director of Abacoa Partnership for Community since December 1997, and as a Director of the Economic Council of Palm Beach County since 2004. Our board of directors concluded that Mr. Salour should serve as a director of the Company because of his extensive experience in the real estate industry, including development, construction, project analysis and financing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table contains Common Stock ownership information for all persons known by the Company to own beneficially more than 5% of the Company’s Common Stock, as of [June 30], 2014, and for the Company’s directors and executive officers. In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose of. Beneficial ownership disclosure rules require Companies to include in Common Stock ownership information that number of shares which an individual has the right to acquire (such as stock options) within 60 days of the date this table was prepared; none of the persons included in the following table have any such rights. Two or more persons may be considered the beneficial owner of the same shares. We obtained the information provided in the following table from filings with the SEC and from information otherwise provided to the Company. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name. In this proxy statement/prospectus, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares.

Title of Class	Name and address of beneficial owner(1)	Amount and nature of beneficial ownership(2)		Percent of Class(7)
Common Stock $1 Par Value	Leap Tide Capital Management, Inc. Jan Loeb 10451 Mill Run Circle, Suite 400 Owings Mills, MD 21117	95,889	(3)	6.47
	Paul L. Lamb	29,578	(4)	1.99
	Philip F. Palmedo	15,650	(5)	1.06
	Nader G.M. Salour	194		*
	Richard B. Smith	1,000		*
	Ronald J. Macklin	66		*
	Elliot H. Levine	137		*
	Peter Pitsiokos	0	(6)	*
	Gary J. Fitlin	0		*
	Frederick C. Braun III	0		*
	All executive officers and Directors as a group (9 persons)	46,625		3.14

(1)
  The address for all individuals is One Flowerfield, Suite 24, Saint James, New York 11780.
(2)
  Except as otherwise indicated, the beneficial owner has sole voting and investment power.
(3)
  On February 12, 2010, Leap Tide Capital Management, Inc. and Jan Loeb filed a Schedule 13G/A with the Securities and Exchange Commission stating that each reporting person beneficially owns 94,666 shares of Common Stock with the sole power to vote or direct the vote and to dispose or direct the disposition of all shares. Based on subsequent information received from Jan Loeb in February 2012, the aggregate ownership of Common Stock amounts to 95,889 shares.
(4)
  Includes 2,277 shares held by Lamb & Barnosky, LLP Profit Sharing Trust and 11,923 shares held by the Paul L. Lamb, P.C. Defined Benefit Plan. Mr. Lamb is a trustee of the Profit Sharing Trust and the Defined Benefit Plan. Additionally, Mr. Lamb has 15,378 shares in an Individual Retirement Account.
(5)
  Does not include his wife’s ownership of 4,125 shares, or 400 shares in a trust for two relatives for which he is the Trustee, in which he denies any beneficial interest.
(6)
  Does not include his wife’s ownership of 7 shares in which he denies any beneficial interest.
(7)
  The percent of class is calculated on the basis of the number of shares outstanding, which are 1,482,680 as of [June 30], 2014.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES WHO ARE NOT DIRECTORS
Frederick C. Braun III, 72, joined the Company in February 2013 as its Chief Executive Officer. He is currently the Chairman of the Brookhaven Industrial Development Agency (“Brookhaven IDA”), a public benefit corporation of the State of New York that assists in the acquisition, construction, reconstruction, and equipping of commercial and industrial facilities, and he has served in such capacity for approximately 25 years. Mr. Braun also serves as a member ex-officio on the Brookhaven IDA’s Audit, Finance and Governance Committees. From 2000 to September 2009, Mr. Braun served as Executive Vice President of State Bank of Long Island, a commercial bank subsidiary of State Bancorp, Inc. (acquired by Valley National Bancorp effective January 1, 2012). Mr. Braun earned a BS degree in Finance from Lehigh University.
Gary J. Fitlin, age 48, joined the Company in October 2009 as its Chief Financial Officer and Treasurer. On August 17, 2012, Mr. Fitlin was also appointed Interim President and Chief Executive Officer following the resignation of Stephen V. Maroney from such positions; he held that position until Mr. Braun’s appointment in February 2013. Prior to joining the Company, Mr. Fitlin was Director of Accounting Implementation for Lexington Realty Trust, a publicly traded real estate investment trust on the NYSE, from July 2006 to March 2008, where he was responsible for mergers and acquisitions. Prior to that, Mr. Fitlin served as Vice President and Corporate Controller for Source Media (f/k/a Thomson Media), a publisher and software solution provider, from June 2005 to July 2006, where he was responsible for global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration. Prior to that, he served as a senior financial officer for various publicly traded companies where he was responsible for mergers and acquisitions, global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration. He is a Certified Public Accountant, an alumnus of Arthur Andersen & Co., and holds a BS degree in Accounting and Economics from the State University of New York at Oswego.
Peter Pitsiokos, age 54, joined the Company in July 1992 as its Assistant Secretary and served as its General Counsel from 1992 – 2004. He has been the Company’s Chief Operating Officer and Chief Compliance Officer since 2004. He has also been Secretary of the Company for over five years. Mr. Pitsiokos was formerly the Executive Assistant District Attorney in Suffolk County, New York. He also served as the Assistant Director of Economic Development and the Director of Water Resources in the Town of Brookhaven. Mr. Pitsiokos also maintained a private law practice in which he represented several national and local owners, managers and developers of real estate. He holds a law degree from Villanova University and a BA degree from Stony Brook University.

EXECUTIVE COMPENSATION
Executive Summary
The following table sets forth the total compensation awarded to, earned by or paid to each of the Company’s executive officers for services rendered during the years ended December 31, 2013, 2012 and 2011:
SUMMARY COMPENSATION TABLE

Name and principal position	Year		Salary ($)	Bonus ($)		Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)		Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Frederick C. Braun III(1)	2013	(B)	206,731	25,000	(A)	0	00	0		0	0		231,731
			0	0		0	0	0		0	0		0
Stephen V. Maroney Former President and CEO	2013		0	0		0	0	933,251	(C)	0	0		933,251
	2012		174,583	0		0	0	779,405	(C)	0	0		953,988
	2011		220,000	25,000	(D)	0	0	0		0	0		245,000
Peter Pitsiokos COO and Secretary	2013		185,712	0		0	0	681,021	(C)	0	0		866,733
	2012		185,712	25,000	(E)	0	0	568,755	(C)	0	0		779,467
	2011		176,869	25,000	(D)	0	0	0		0	0		201,869
Gary Fitlin Interim President and CEO, CFO and Treasurer(H)	2013		250,000	25,000	(A)	0	0	0		0	24,278	(F)	299,278
	2012		195,335	25,000	(E)	0	0	0		0	60,500	(G)	280,835
	2011		158,000	0		0	0	0		0	75,000	(G)	233,000

(A)
  Consists of 2013 performance bonuses issued on February 7, 2014 to each of Mr. Braun and Mr. Fitlin for $25,000.
(B)
  Frederick C. Braun III was appointed President and Chief Executive Officer effective February 25, 2013.
(C)
  On September 13, 2013, our Board declared a Special Dividend of $98,685,000 or $66.56 per share of Common Stock, of which approximately $68,000,000, or $45.86 per share, will be paid in cash. The balance will be payable in the form of interests in a newly formed New York limited liability company, Gyrodyne Special Distribution, LLC. It is expected that such interests collectively will constitute 100% economic interest in all of the Company’s properties: Flowerfield, Port Jefferson, Cortlandt and Fairfax, which, with the exception of Flowerfield, will be subject to an aggregate of $13,840,889 in mortgages payable to a subsidiary of Gyrodyne that will be retained by Gyrodyne, and that Gyrodyne will be its managing member. The $45.86 cash portion of the dividend triggered a payment under the Company’s Incentive Compensation Plan to each of Mr. Maroney and Mr. Pitsiokos of $933,251 and $681,021. The Company declared and paid a special dividend of $38.30 per share in December 2012 which triggered a payment under the Company’s Incentive Compensation Plan to each of Mr. Maroney and Mr. Pitsiokos of $779,405 and $568,755. Mr. Maroney vested in his benefits and will receive future compensation payments under the Incentive Compensation Plan upon any triggering events at the same amounts as if he remained with the Company. Mr. Pitsiokos’ benefit under the Incentive Compensation Plan also vested but he remains with the Company.
(D)
  Consists of 2011 performance bonuses issued on March 14, 2012 to each of Mr. Maroney and Mr. Pitsiokos for $25,000.
(E)
  Consists of 2012 performance bonuses issued on December 21, 2012 to each of Mr. Pitsiokos and Mr. Fitlin for $25,000.
(F)
  Consists of vacation time paid in cash during the fiscal year.

(G)
  Consists of deferred cash compensation that vested annually each October and was paid pursuant to the 2009 employment agreement on October 2012.
(H)
  In addition to serving as CFO and Treasurer, Mr. Fitlin also served as interim President and CEO from August 23, 2012 until February 25, 2013.
The Registrant has concluded that aggregate amounts of perquisites and other personal benefits, securities or property to any of the current executives does not exceed $10,000 and that the information set forth in tabular form above is not rendered materially misleading by virtue of the omission of such personal benefits.
Employment Agreements
During the fiscal years ended December 31, 2012 and 2011, the Company was a party to separate employment agreements with each of Mr. Maroney (the Company’s President and CEO at the time) and Mr. Pitsiokos (the Company’s COO and Secretary). Each employment agreement provided for an annual base salary and discretionary annual incentive cash bonus. The employment agreements also provided for certain severance and change-in-control benefits. On June 12, 2009, the Company and the two officers mutually agreed to terminate the automatic extension provisions of the agreements which had originally provided for an evergreen three-year term. As a result, the term of the employment agreements ended on June 12, 2012.
During the fiscal years ended December 31, 2012, 2011 and 2010, the compensation arrangements between the Company and Gary Fitlin, the Company’s Chief Financial Officer, were set forth in an Offer Letter (the “Offer Letter”) and a Deferred Bonus Agreement (the “Bonus Agreement”), each executed on October 22, 2009. Pursuant to the Offer Letter and the Bonus Agreement, Mr. Fitlin joined the Company at a base salary of $158,000 per year and became eligible to receive deferred bonus payments equal to $75,000 for each full year (or portion thereof) of service during the three-year period ended October 21, 2012. The deferred bonus payments vested on October 21 of each of 2010, 2011 and 2012, respectively. Pursuant to the Bonus Agreement, the aggregate deferred bonus was paid on October 26, 2012. The obligations of the Company and Mr. Fitlin have been fulfilled under the Bonus Agreement.
On May 17, 2013, the Company entered into new employment agreements with Frederick C. Braun III and Gary J. Fitlin, respectively (the “Employment Agreements”), each dated May 15, 2013 and effective April 1, 2013, pursuant to which Messrs. Braun and Fitlin continued to serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively. The Employment Agreements provide for substantially identical compensation and severance provisions. Pursuant to the Employment Agreements, each of Mr. Braun and Mr. Fitlin earn a base salary at the rate of $250,000 per year plus a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control (the “Change-in-Control Bonus”). The Employment Agreements define a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Pursuant to the terms of the Employment Agreements, there is no required minimum period of employment, and either the Company or the executive may terminate at any time, with or without cause. If the executive is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If the executive is terminated for cause (as defined in the Employment Agreements), he will be paid the pro rata share of his base salary through the date of termination. Each of the executives may also terminate upon 60 days’ prior written notice.
The Company entered into a new employment agreement dated May 8, 2014 with Peter Pitsiokos, effective May 15, 2014, pursuant to which Mr. Pitsiokos continued to serve as the Company’s Executive Vice President, Chief Operating Officer, Chief Compliance Officer and Secretary. Pursuant to the employment agreement, Mr. Pitsiokos earns a base salary at the rate of $200,000 per year, and may receive a discretionary bonus at the Company’s sole and absolute discretion as determined and approved by the board based upon the profitability and/or performance of the Company, provided Mr. Pitsiokos is employed by the Company on the date such bonus, if any, is payable. There is no required minimum period of employment, and either the Company or Mr. Pitsiokos may terminate at any time, with or without cause. If Mr. Pitsiokos is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, and (ii) severance pay equal to six months’ base salary from the date of termination. If Mr. Pitsiokos is terminated for cause (as defined in the employment agreement), he will be paid the pro rata share of his base salary through the date of termination. Mr. Pitsiokos may also terminate upon 60 days’ prior written notice.
Outstanding Equity Awards at Fiscal Year End
As of the year ended December 31, 2013, there were no unexercised options, stock that has not vested or equity incentive compensation plan awards held by any of the Company’s named executive officers.
Severance and Change-in-Control Benefits
Pursuant to the Employment Agreements, each of Mr. Braun and Mr. Fitlin earn a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control (the “Change-in-Control Bonus”). The Employment Agreements define a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Consummation of the merger will not trigger any payments under the Employment Agreements. See “The Proposal: Authorization of the Plan Of Merger — Structure and Completion of the Merger — Gyrodyne Incentive Arrangements, Benefit Plans and Pension Plans”. Pursuant to the terms of the Employment Agreements, there is no required minimum period of employment, and either the Company or the executive may terminate at any time, with or without cause. If the executive is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If the executive is terminated for cause (as defined in the Employment Agreements), he will be paid the pro rata share of his base salary through the date of termination. Each of the executives may also terminate upon 60 days’ prior written notice.
Incentive Compensation Upon a Change-in-Control or Payment of Certain Dividends Following an Asset Sale
The Company believes that providing incentive payments in a change-in-control situation is beneficial to shareholders because it encourages management and our board of directors to remain impartial when evaluating a transaction that may be beneficial to shareholders yet could negatively impact the continued employment or board position of an executive officer or director, and to promote long term value maximization. Toward that end, the Company established an incentive compensation plan in 1999, and our board of directors approved amendments to the plan on February 2, 2010 which are set forth in an Amended and Restated Incentive Compensation Plan dated as of February 2, 2010 (as amended, the “Incentive Compensation Plan”), a copy of which was included as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on February 8, 2010. Our board of directors approved the amendments to the Incentive Compensation Plan to better align the interests of the participants with those of the Company’s shareholders as the Company pursued its strategic plan to position itself over a reasonable period of time for one or more liquidity events that will maximize shareholder value. Full-time employees and members of our board of directors are eligible to participate, and rights of all participants vested immediately on February 2, 2010. Neither Frederick C. Braun III (the Company’s Chief Executive Officer), who joined the Company in February 2013, nor Gary Fitlin (the Company’s Chief Financial Officer), who joined the Company in 2009, is a participant in the Incentive Compensation Plan. Each of Stephen V. Maroney, the Company’s former Chief Executive Officer and a director who resigned in August 2012, and Naveen Bhatia, a former director who resigned in September 2013, is a participant in the Incentive Compensation Plan.
The benefits are realized upon either a change-in-control of the Company, or upon the issuance by the Company of an “Excess Dividend” following certain asset sales.

Change-in-control is defined as the accumulation by any person, entity or group of 30% or more of the combined voting power of the Company’s voting stock or the occurrence of certain other specified events. In the event of a change-in-control, the Incentive Compensation Plan provides for a cash payment equal to the difference between the Incentive Compensation Plan’s “establishment date” price of $15.39 per share and the per share price of the Common Stock on the closing date, multiplied by the equivalent of 110,000 shares of Common Stock (such number of shares subject to adjustments to reflect changes in capitalization).
An “Excess Dividend” is defined as a dividend in excess of income from operations, paid to shareholders following certain sales of assets, in which the sale of assets equals or exceeds 15 percent of the total gross fair market value of all assets of the Company immediately prior to the sales. In the event of an Excess Dividend, the Company is obligated to pay to plan participants a “Disposition Dividend” which in the aggregate is equal to the Excess Dividend paid per share multiplied by the number of Incentive Compensation Units in the plan, currently 110,000. This Disposition Dividend is allocated to the plan participants according to their weighted percentages, as described below.
Payments under the Incentive Compensation Plan may be deemed to be a form of deferred compensation (within the meaning of Section 409A of the Code), and if the Incentive Compensation Plan fails certain tests, the Company may have certain income tax withholding obligations under Section 409A and face interest and penalties if it fails to, or has failed to, fulfill these obligations.
For any individual who becomes a participant with an effective date after December 31, 2009, the average trading price of the Company’s stock for the 10 trading days ending on the trading day prior to the participant’s initial date of participation will replace the price of $15.39 for the purpose of calculating the benefit. Currently, Peter Pitsiokos is the only executive officer who is a participant in the Incentive Compensation Plan, as is each of the directors. Neither Frederick C. Braun III (the Company’s Chief Executive Officer), who joined the Company in February 2013, nor Gary Fitlin (the Company’s Chief Financial Officer), who joined the Company in 2009, is a participant in the Incentive Compensation Plan.
The payment amount would be distributed to eligible participants based upon their respective weighted percentages (ranging from 0.5% to 18.5%). Stephen V. Maroney, the Company’s former Chief Executive Officer who resigned in August 2012 and Peter Pitsiokos, the Company’s Chief Operating Officer, are currently entitled to 18.5% and 13.5%, respectively, of any distribution under the Incentive Compensation Plan with the balance being distributable to other eligible employees (11.5%) and members of our board of directors (56.5%). In the case of Mr. Maroney and other former employees, however, as departed employees and director, his payout may not benefit from any post-departure increase in the Company’s stock price above the 10-day average prior to his departure adjusted for any distributions made following his departure. There are currently 110,000 units granted under the Incentive Compensation Plan, equal to 110,000 shares of Common Stock.
In July 2012, the Company received $167,530,657 from the State of New York in payment of the judgments in the Company’s favor in the Company’s condemnation litigation with the State; as of December 31, 2013 the Company intended to defer recognition of $98,685,000 for federal income tax purposes and recognize $68,845,657 as REIT taxable income in 2012. On November 19, 2012, the Company declared a special cash dividend of $56,786,644 or $38.30 per share of Common Stock, which was paid on December 14, 2012, to shareholders of record on December 1, 2012, and approved an aggregate payment of $4,213,000 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan. On September 13, 2013, our board of directors declared a Special Dividend of $98,685,000 or $66.56 per share of Common Stock, of which approximately $68,000,000, or $45.86 per share, will be paid in cash with the balance payable in the form of cash proceeds from any further asset dispositions effected prior to payment of the dividend, notes payable by Gyrodyne (which we refer to as “Dividend Notes”), interests in Gyrodyne, LLC or any other limited liability company to which Gyrodyne may transfer its remaining assets (or into which it may merge), or a combination of such forms at the discretion of our board of directors, payable on December 30, 2013 to shareholders of record as of November 1, 2013. In connection with the Special Dividend, our board of directors also approved an aggregate payment of up to $7,321,600 as required under the terms of the Incentive Compensation Plan to be allocated and paid to individual participants in accordance with the rules of the Incentive Compensation Plan. As to such Incentive Compensation Plan payments corresponding to the non-cash portion of the Special Dividend, the board determined that any such payments will be made only at such times as and proportionately with actual cash distributions made to the shareholders on the Dividend Notes or limited liability company interests.
On December 14, 2012, pursuant to the Incentive Compensation Plan, the Company paid Messrs. Maroney and Pitsiokos $779,405 and $568,755, respectively and other employees and the Board $484,495 and $2,380,345, respectively. In 2013, pursuant to the Plan, Mr. Pitsiokos received $681,021, other employees and the Board earned $201,784 and $2,471,854, respectively and former employees and a former Director received $1,311,596, including Mr. Maroney’s payment of $933,251, and $378,345, respectively.
Consummation of the merger will not trigger any payments under Gyrodyne’s Incentive Compensation Plan. See “The Proposal: Authorization of the Plan Of Merger — Structure and Completion of the Merger — Gyrodyne Incentive Arrangements, Benefit Plans and Pension Plans”.
Pension Benefits
The Company maintains the Gyrodyne Company of America, Inc. Pension Plan, which is a traditional defined benefit pension plan. The Pension Plan is believed to provide a reasonable benefit for the executives and all other employees. The overfunded (underfunded) status of the Company’s pension plan is included in prepaid pension costs (pension liability) in the accompanying consolidated balance sheets and is $608,807 and $(492,656) at December 31, 2013 and 2012, respectively. In compliance with the minimum funding requirements, the Company did not have a minimum funding requirement for the year ending December 31, 2013 or 2012. The Company does not maintain any nonqualified deferred compensation programs (other than the Incentive Plan) or any qualified Profit Sharing or Section 401(k) Plans intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. The Company pension has a significant investment in Gyrodyne Common Stock which reflected a closing price per share on the last trading day of 2013 and 2012 of $12.71 and $72.06, respectively. The discount rate combined with the ICP and the impact from the former CEO and restructured terminated employees had on the pension plan was responsible for a significant portion of the increase in the pension liability over the last two years. Our board of directors voted unanimously in November 2013, to freeze all benefits as of December 23, 2013 and terminate the pension plan as of February 28, 2014. The final liability to fund 100% of the pension plan will not be known until the Trustees of the Pension plan determine the purchase price of annuities and the beneficiaries communicate their elections of annuities vs. lump sum payments.
On November 25, 2013, the directors determined that it is advisable and to the advantage, welfare and best interests of the Company to terminate the Gyrodyne Company of America Inc. Pension Plan. Pursuant to our board of directors’ decision, the Company froze benefits as of December 23, 2013 and is seeking the IRS Determination Letter to complete the termination of the Plan during 2014. Based on the current assets and liabilities of the pension plan on a termination basis, the Company expects to fund up to approximately $200,000 to complete the termination and liquidation of the pension plan.
The following table provides information about the participation of our named executive officers in our Pension Plan for the fiscal year ended December 31, 2013:

Name	Plan Name(s)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Frederick C. Braun III	Pension Plan	—	—	—
Peter Pitsiokos	Pension Plan	21	$1,400,178	—
Gary Fitlin	Pension Plan	4	$187,332	—

STATUTORY APPRAISAL RIGHTS TO TRANSACTIONS
CONTEMPLATED BY THE PROPOSAL
The following summary of the applicable provisions of Sections 623 and 910 of the New York Business Corporation Law is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full text of Sections 623 and 910 of the New York Business Corporation Law, copies of which are included as Annex E to this proxy statement/prospectus.
THIS SUMMARY AND ANNEX E SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER SHARES OF COMMON STOCK WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO. FAILURE TO STRICTLY COMPLY WITH ANY OF THE PROCEDURAL REQUIREMENTS OF SECTION 623 OR SECTION 910 OF THE NEW YORK BUSINESS CORPORATION LAW MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF COMMON STOCK THAT ARE HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT WHATEVER APPRAISAL RIGHTS THE BENEFICIAL OWNER MAY HAVE.
If the Plan of Merger is authorized and implemented, holders of shares of Common Stock who did not vote for the Plan of Merger and who timely dissent and follow the procedures in Sections 623 and 910 of the New York Business Corporation Law (“Dissenting Holders”) will have certain rights to demand payment for the “fair value” of their shares of Common Stock to the extent and on the basis provided in Sections 623 and 910. Failure to follow precisely any required procedure on a timely basis may result in the loss of those rights. Holders dissenting from the Proposal and receiving payment pursuant to those rights would not also be entitled to receive Gyrodyne, LLC Shares.
Any Dissenting Holder must file a written objection to the proposal with Gyrodyne before the special meeting, or at the special meeting but before the vote on the Plan of Merger is taken. The written objection must include (i) a notice of the holder’s election to dissent, (ii) the holder’s name and residence address, (iii) the number of shares of Common Stock as to which the holder dissents, and (iv) a demand for payment of the fair value of the holder’s shares of Common Stock if the Plan of Merger is authorized and implemented. An objection is not required from any Dissenting Holder to whom Gyrodyne did not give notice of the special meeting in accordance with the New York Business Corporation Law. Any written objection must be addressed to Gyrodyne Company of America, Inc., One Flowerfield, Suite 24, Saint James, New York 11780, Attention: Corporate Secretary.
For purposes of perfecting appraisal rights pursuant to Section 623 of the New York Business Corporation Law, the written objection of any Dissenting Holder, which is addressed as provided above, shall be deemed filed with Gyrodyne upon receipt of the objection by Gyrodyne. Neither voting against nor failure to vote for the Plan of Merger will constitute the written objection required to be filed by any such Dissenting Holder. Failure to vote against the Plan of Merger, however, will not constitute a waiver of rights under Sections 623 and 910 of the New York Business Corporation Law, provided that a written objection has been properly filed. Conversely, a shareholder voting to adopt the Proposal to authorize the Plan of Merger will be deemed to have waived such shareholder’s appraisal rights.
A Dissenting Holder may not dissent as to less than all the shares of Common Stock held of record that such holder beneficially owns. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all the shares of Common Stock of the beneficial owner, as to which the nominee or fiduciary has a right to dissent, held of record by the nominee or fiduciary. Furthermore, if the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner or owners and expressly state in the demand that the agent is acting as agent for the record owner or owners of the shares of

Common Stock. A record holder, such an a broker or an agent, who holds shares of Common Stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of the beneficial owners who desire to demand appraisal with respect to the shares of Common Stock held for the beneficial owners.
Within ten days after the date the Proposal is approved, thereby authorizing the Plan of Merger, by vote of Common Stock, Gyrodyne or Gyrodyne, LLC, as the case may be, will give written notice of the authorization by registered mail to each Dissenting Holder. At the time of filing a notice of election to dissent, or within one month thereafter, a Dissenting Holder must submit the certificate or certificates representing the holder’s shares of Common Stock to Gyrodyne, for a notation thereon of the election to dissent, after which the certificates will be returned to the holder or other person who submitted them on behalf of the holder. Any Dissenting Holder who fails to submit the certificates for notation will, at the election of Gyrodyne or Gyrodyne, LLC, as the case may be (exercised by written notice to such holder within 45 days from the date of filing of the notice to dissent), lose such Dissenting Holder’s appraisal rights unless a court, for good cause shown, otherwise directs.
Dissenting Holders, within 15 days after the expiration of the period within which holders of shares of Common Stock may file their notices of election to dissent, or within 15 days after the implementation of the Plan of Merger, whichever is later (but in no case later than 90 days after the shareholders’ vote authorizing the Plan of Merger), Gyrodyne or Gyrodyne, LLC, as the case may be, is required to make a written offer (which, if the Plan of Merger has not been implemented, may be conditioned on such implementation) by registered mail to each Dissenting Holder to pay for the holder’s shares of Common Stock at a specified price which Gyrodyne or Gyrodyne, LLC, as the case may be, considers to be their fair value. If Gyrodyne or Gyrodyne, LLC, as the case may be, and a Dissenting Holder are unable to agree as to the value, Gyrodyne or Gyrodyne, LLC, as the case may be, in accordance with Section 623(h) of the New York Business Corporation Law intends to institute a special proceeding in the New York Supreme Court, New York County to determine the fair value.

FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the federal income tax consequences that may be relevant to you as a result of the First Special Dividend, the Second Special Dividend and the Plan of Merger. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Gyrodyne,” “we,” “our” and “us” mean only Gyrodyne Company of America, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department (“Treasury”), rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is for general information only and is not tax advice. The Code provisions governing the federal income tax treatment of REITs and their shareholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not purport to discuss all aspects of federal income taxation that may be important to a particular holder in light of such holder’s investment or tax circumstances or to investors subject to special tax rules, such as:
•
  financial institutions;
•
  insurance companies;
•
  broker-dealers;
•
  regulated investment companies;
•
  partnerships and trusts;
•
  persons who hold our Common Stock on behalf of other persons as nominees;
•
  persons who receive our Common Stock through the exercise of employee stock options or otherwise as compensation;
•
  persons holding our Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•
  U.S. expatriates;
•
  passive foreign investment companies and controlled foreign corporations;
•
  persons whose functional currency is not the U.S. dollar;
•
  persons subject to the alternative minimum tax; and
•
  persons subject to the mark-to-market method of accounting for their securities;
and, except to the extent discussed below:
•
  tax-exempt organizations; and
•
  foreign investors.
This summary assumes that investors will hold their stock as a capital asset, which generally means as property held for investment.
The federal income tax treatment of the First Special Dividend, the Second Special Dividend and the Plan of Merger depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Common Stock that, for federal income tax purposes, is
•
  a citizen or individual resident of the U.S.;
•
  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•
  an estate the income of which is includible in gross income for federal income tax purposes regardless of its source; or
•
  a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person.
If an entity or arrangement treated as a partnership for federal income tax purposes is a holder of shares of our Common Stock, the federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold shares of our Common Stock (and partners in such partnerships) should consult their tax advisors as to the particular federal income tax consequences applicable to them.
A “Non-U.S. Holder” means any beneficial owner of our Common Stock that is not a U.S. Holder or an entity or arrangement treated as a partnership for federal income tax purposes.
General
REIT Distribution Requirements
We elected to be subject to tax as a REIT under the Code beginning with our taxable year ended December 31, 2006. We believe that we have been organized and have operated in a manner that has allowed and will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2006. To qualify and be subject to tax as a REIT, we must generally distribute at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) each year to our shareholders. We must generally make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the applicable year and if paid before our first regular dividend payment after such declaration. Distributions are treated by us as made in the taxable year to which they relate, and generally by taxpayers as received in the year in which paid. To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate rates on the retained portion. We may elect to retain, rather than distribute, some or all our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.
As discussed above, we received the PLR in August 2013, which permitted us to recognize the 2012 Proceeds as income in 2012 without incurring a built-in gains tax (as discussed below). In order to satisfy our distribution requirement for 2012 following the inclusion of the 2012 Proceeds in 2012 income, we declared the First Special Dividend. The First Special Dividend was declared before we filed our federal income tax return for our taxable year ending December 31, 2012, and was paid on December 30, 2013, prior to any other dividend being paid by us in 2013. We therefore have designated the First Special Dividend (both the cash component and the GSD equity component) as a dividend paid with respect to our taxable year ending December 31, 2012. We expect such distribution to be counted toward our distribution requirement for 2012 and to be eligible for the dividends paid deduction with respect to our taxable year ending December 31, 2012. Therefore, subject to the discussion below regarding excise tax, we would not expect to be subject to REIT-level corporate tax with respect to the 2012 Proceeds.

As a result of our distribution of the equity interests in GSD in the First Special Dividend, we recognized approximately $28.4 million of capital gain income. After giving effect to this capital gain income and to offsetting deductions, we determined that we would have approximately $18 million in REIT income for 2013. In order to satisfy the applicable REIT distribution requirements for 2013, we declared the Second Special Dividend on December 20, 2013, payable on January 31, 2014 to Gyrodyne shareholders of record as of December 31, 2013.
Excise Tax
If a REIT does not distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods (the sum of (a)-(c), the “Required Distribution”), the REIT would be subject to a non-deductible 4% excise tax on the excess of such Required Distribution over the sum of (x) the amounts actually distributed, plus (y) the amount of income the REIT retained and on which it paid corporate income tax.
We recognized the 2012 Proceeds as income in 2012, and because we did not, after including the 2012 Proceeds in income for 2012, distribute the Required Distribution during the 2012 calendar year, we were required to pay the 4% excise tax on the amount by which the Required Distribution exceeded our distributions during the 2012 calendar year. As a result, in September 2013 we remitted excise tax of $3,342,597 and interest on this amount of $53,723.
Built-in Gains Tax
If a regular C corporation converts into a REIT in a transaction in which the adjusted tax basis of the assets in the REIT’s hands is determined by reference to the adjusted tax basis of the assets in the hands of the regular C corporation, and if the REIT subsequently disposes of any such assets (including through a taxable merger) during a specified period (the “recognition period”) following the REIT conversion from the regular C corporation, the REIT will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date of the REIT conversion over the basis of such assets on such date (such tax, the “built-in gains tax”). In connection with our REIT conversion in 2006, we acquired assets that were subject to the built-in gains tax. In 2012 and 2013, however, the 10-year recognition period did not apply. We were treated as having disposed of all of these assets either in 2012 (upon receipt of the 2012 Proceeds) or in 2013 pursuant to the distribution of the equity interests in GSD in the First Special Dividend, and therefore were not subject to the built-in gains tax upon such dispositions. As a result, we do not expect to be subject to built-in gains tax as a consequence of the merger and Tax Liquidation.
REIT Status
While we expect to continue to qualify as a REIT for the period through the merger (if consummated), or until such date as our board of directors determines it is no longer in the best interests of our shareholders, no assurance can be given that we will not lose or terminate our status as a REIT as a result of unforeseen circumstances. Should we lose our status as a REIT, either inadvertently or because our board of directors deems such loss to be in the best interests of our shareholders, we would be subject to tax as a corporation for federal income tax purposes and would be liable for federal income taxes at the corporate rate with respect to our entire income from operations and from liquidating sales and distributions of our assets for the taxable year in which our qualification as a REIT terminates and in any subsequent years.
The foregoing discussion is applicable to each of the scenarios discussed below.
If the Plan of Merger is Authorized
General
The following summary describes the federal income tax consequences to us and our shareholders if the Plan of Merger is authorized, and assumes that if the Plan of Merger is authorized, the merger will be effectuated within two years of the adoption of the Plan of Liquidation. Although the merger is, for state law purposes, a merger of us with and into Gyrodyne, LLC, we intend to treat the merger for federal income tax purposes as (i) a redemption by us of the Dividend Notes with Gyrodyne, LLC Shares and (ii) a taxable liquidating distribution by us of all of our remaining assets at the time of the merger to our shareholders, followed by a contribution by our shareholders of our assets to Gyrodyne, LLC in exchange for Gyrodyne, LLC Shares (the difference between (i) the fair market value of our assets remaining after the redemption of the Dividend Notes and (ii) our other liabilities at the time of the merger, the “Merger Distribution”).
As explained below, whether or not the merger is completed will affect the characterization of the First Special Dividend and the Second Special Dividend in the hands of our shareholders.
Consequences to Us
Dividends Paid Deduction and the REIT Distribution Requirement.   As discussed above in “— General —  REIT Distribution Requirements,” we have designated the First Special Dividend (equal in total to $98,685,000) as dividends paid with respect to our taxable year ending December 31, 2012. We expect such distribution to be counted toward our distribution requirement for 2012 and to be eligible for the dividends paid deduction with respect to our taxable year ending December 31, 2012. We have designated the Second Special Distribution (equal in total to $16,150,000) as dividends paid with respect to our taxable year ending December 31, 2013. We expect such distribution to be counted toward our distribution requirement for 2013 and to be eligible for the dividends paid deduction with respect to our taxable year ending December 31, 2013. We expect to designate the amount of the Merger Distribution as dividends paid with respect to our taxable year ending on the effective date of the merger, to be counted toward our distribution requirement for such year, and to be eligible for the dividends paid deduction with respect to such taxable year.
Tax Liquidation and Redemption of Dividend Notes.   We expect the First Special Dividend, the Second Special Dividend, and the Merger Distribution to constitute liquidating distributions by us to our shareholders, and to recognize gain or loss upon each liquidating distribution as if we had sold our remaining assets at the time of the merger to our shareholders for fair market value and our shareholders had assumed our liabilities as part of the consideration for the sale. We will similarly recognize gain or loss on that portion of our assets treated as transferred in redemption of the Dividend Notes. We expect to obtain a good faith determination from our board of directors regarding the fair market values of our assets at the time of the merger. You should be aware, however, that the IRS will not be bound by our board of director’s determination of the fair market value of our assets. As a result, the amount of gain we recognize could vary, perhaps significantly, from the expected amount. Any gain realized on the deemed asset sale to our shareholders will constitute income for us in the taxable year ending on the date of the merger.
Consequences to U.S. Holders
If the merger is approved, each U.S. Holder’s pro rata share of (i) the First Special Dividend (to the extent received by such holder), (ii) the Second Special Dividend (to the extent received by such holder), and (iii) the Merger Distribution will constitute a liquidating distribution. As liquidating distributions, the amounts will not be dividend income to a U.S. Holder, notwithstanding our treatment of such distributions as dividends for purposes of the dividends paid deduction. Instead, liquidating distributions are first treated as a tax-free return of each U.S. Holder’s basis in our Common Stock, and any liquidating distributions in excess of such shareholder’s basis will be subject to tax as a capital gain. If the sum of all liquidating distributions received by a U.S. Holder is less than the U.S. Holder’s basis in our Common Stock, the difference would constitute a capital loss which will be recognized as of the effective date of the merger. As noted above, the IRS will not be bound by our valuation with respect to any asset distributed; as a result, the amount of gain or loss a U.S. Holder recognizes could vary, perhaps significantly, from the expected amount. Such gain or loss will constitute long-term capital gain or loss if the U.S. Holder held such shares for more than one year. Capital gains of corporate shareholders are generally subject to tax at the regular tax rates applicable to corporations. The deductibility of capital losses may be subject to limitations. A U.S. Holder’s basis in its Gyrodyne, LLC Shares received in exchange for our Common Stock will be equal to the fair market value, as determined in good faith by our board of directors, of such holder’s pro rata portion of the Merger Distribution, plus such holder’s share of Gyrodyne, LLC’s liabilities, and such holder’s holding period for such shares will begin on the effective date of the merger. U.S. Holders will be treated as receiving the First Special Dividend and Second Special Dividend in 2013.

Consequences to Non-U.S. Holders
Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), liquidating distributions, to the extent attributable to gains from dispositions of U.S. real property interests that we held directly or through pass-through subsidiaries (such interests, “USRPIs,” and such gains, “USRPI capital gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. Substantially all, if not all, of the First Special Dividend and the Second Special Dividend were attributable to USRPI capital gains, and were therefore, subject to the discussion below regarding the “5% Exception,” subject to withholding tax equal to 35% on the applicable amount of any such liquidating distribution. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation.
Liquidating distributions that would otherwise have been treated as USRPI capital gains will not be so treated, and generally will not be treated as income that is effectively connected with a U.S. trade or business, provided that (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S., and (2) the recipient Non-U.S. Holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the dividend is received (such exception, the “5% Exception”). Accordingly, withholding of federal income tax at a rate of 35% is required from the portion of any liquidating distribution that is, or is treated as, USRPI capital gain and paid to a Non-U.S. Holder unless such holder qualifies (and has provided appropriate documentation evidencing that such holder so qualifies) for the 5% Exception.
A Non-U.S. Holder may be entitled to a refund or credit against the holder’s U.S. tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their tax advisor regarding withholding tax considerations.
Consequences of Redemption of the Dividend Notes
General.   Pursuant to the merger, Dividend Notes will be redeemed for Gyrodyne, LLC Shares. As a result, a holder of a Dividend Note will recognize taxable gain or loss in an amount equal to the difference between (i) the fair market value of the Gyrodyne, LLC Shares the holder receives in redemption of the Dividend Note, less the amount thereof that is attributable to accrued but unpaid interest on the Dividend Note, and (ii) the holder’s adjusted tax basis in the Dividend Note. Gain or loss will generally be short-term capital gain or loss to the holders given the date we issued the Dividend Notes. Payments attributable to accrued interest which has not yet been included in income will be taxed as ordinary interest income.
Non-U.S. Persons.   Pursuant to the merger, a Non-U.S. Holder who receives Gyrodyne, LLC Shares in redemption of a Dividend Note will generally not be subject to federal income tax on any amount which constitutes capital gain unless either of the following is true:
•
  the person’s investment in the Dividend Note is effectively connected with the conduct of a U.S. trade or business; or
•
  the person is a nonresident alien individual and is present in the U.S. for 183 or more days in the taxable year within which the merger takes place, and certain other requirements are met.
For Non-U.S. Holders described in the first bullet point above, the net gain derived from the retirement or disposition of a Dividend Note generally would be subject to federal income tax at the rates applicable to U.S. persons. In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the Dividend Note is effectively connected with the foreign corporation’s conduct of a U.S. trade or business. Non-U.S. Holders described in the second bullet point above will be subject to a flat 30% federal income tax on the gain derived from the retirement or disposition of their Dividend Notes, which may be offset by U.S. source capital losses, even though the person is not considered a resident of the U.S.

That portion of any amount received in redemption that is attributable to accrued interest will not be subject to federal income tax or withholding tax if the interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S., and the Non-U.S. Holder:
•
  does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;
•
  is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;
and
•
  provides the appropriate certification as to the Non-U.S. Holder’s status (generally, by providing a properly completed IRS Form W-8BEN).
A Non-U.S. Holder that cannot satisfy the above requirements generally will be exempt from federal withholding tax with respect to interest paid on the Dividend Notes if the Non-U.S. Holder establishes that such interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will be subject to federal income tax on a net basis in generally the same manner as a U.S. person and, if it is a foreign corporation, may be subject to a 30% (or lower applicable treaty rate) branch profits tax.
If a Non-U.S. Holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, the Non-U.S. Holder generally will be subject to federal withholding tax on the interest, currently imposed at 30%. Under certain income tax treaties, the federal withholding rate on payments of interest may be reduced or eliminated, provided the Non-U.S. Holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN).
Taxation of Gyrodyne, LLC
After the merger, Gyrodyne, LLC intends to be treated as a partnership for federal income tax purposes. An entity that is treated as a partnership for federal income tax purposes is not a taxable entity and incurs no federal income tax liability.
An entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be subject to tax as a corporation if it is a “publicly traded partnership” and certain exceptions do not apply. A partnership is a publicly traded partnership if interests in the partnership are traded on an established securities market or interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that Gyrodyne, LLC will be publicly traded and would therefore be a publicly traded partnership. However, if 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership would not be included in the definition of a regulated investment company (“a RIC”) under Section 851 of the Code if it were a domestic corporation, then the partnership will be treated as a partnership, and not as an association or publicly traded partnership subject to tax as a corporation, for federal income tax purposes. Qualifying income generally includes rents, dividends, interest and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the “conduct of a financial or insurance business” or is based, directly or indirectly, on the income or profit of any person. It is anticipated that Gyrodyne, LLC’s income will consist primarily of qualifying income (and that Gyrodyne, LLC would not be included in the definition of a RIC) and consequently, even if Gyrodyne, LLC constituted a publicly traded partnership, it would not be taxable as a corporation for federal income tax purposes.
Gyrodyne, LLC may be subject to state or local taxation in various jurisdictions, including those in which it transacts business, owns property or resides. Gyrodyne, LLC may be required to file tax returns in some or all of those jurisdictions. The state and local tax treatment of Gyrodyne, LLC may not conform to the federal income tax treatment discussed herein.

Consequences to U.S. Holders of Investments in Gyrodyne, LLC Shares
For federal income tax purposes, a shareholder’s allocable share of recognized items of income, gain, loss, deduction or credit of Gyrodyne, LLC will be determined by the limited liability company agreement of Gyrodyne, LLC. Gyrodyne, LLC may derive taxable income from an investment that is not matched by a corresponding distribution of cash. Accordingly, it is possible that a shareholder’s federal income tax liability with respect to its allocable share of Gyrodyne, LLC’s income for a particular taxable year could exceed any cash distribution such shareholder receives for the year, thus giving rise to an out-of-pocket tax liability for such shareholder.
Basis.   A U.S. Holder will have an initial tax basis for its Gyrodyne, LLC Shares equal to the fair market value, as determined in good faith by our board of directors as of the date of the merger, of that portion of the Merger Distribution received by such shareholder, plus the shareholder’s allocable share of Gyrodyne, LLC’s liabilities. That basis will be increased by the holder’s share of Gyrodyne, LLC’s income and by increases in the shareholder’s share of Gyrodyne, LLC’s liabilities, if any. That basis will be decreased, but not below zero, by distributions from Gyrodyne, LLC, by the shareholder’s share of Gyrodyne, LLC’s losses, and by any decrease in the shareholder’s share of Gyrodyne, LLC’s liabilities. In addition, if a shareholder also owns GSD Interests, upon the subsequent completion of the merger, the shareholder’s basis in its Gyrodyne, LLC Shares will also include the shareholder’s basis in its GSD Interests as of the date of the merger.
Sale or Exchange of Partnership Shares.   A holder will recognize gain or loss on a sale of Gyrodyne, LLC Shares equal to the difference, if any, between the amount realized and the holder’s tax basis in the Gyrodyne, LLC Shares sold. The holder’s amount realized will be measured by the sum of the cash or the fair market value of other property received plus the holder’s share under the partnership tax rules of the Gyrodyne, LLC’s liabilities, if any. A shareholder’s adjusted tax basis will be adjusted for this purpose by the holder’s allocable share of Gyrodyne, LLC’s income or loss for the year of such sale or other disposition.
Gain or loss recognized by a holder on the sale or exchange of a Gyrodyne, LLC Share generally will be subject to tax as capital gain or loss and will be long-term capital gain or loss if all of the Gyrodyne, LLC Shares were held for more than one year on the date of such sale or exchange. The deductibility of capital losses is subject to limitations.
Passive Losses.   The passive activity loss rules of section 469 of the Code limit the use of losses derived from passive activities, which generally include an investment in limited partnership interests such as the Gyrodyne, LLC Shares. If an investment in Gyrodyne, LLC is treated as a passive activity, a holder who is an individual investor, as well as certain other types of investors, would not be able to use losses from Gyrodyne, LLC to offset non-passive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the holder in future taxable years. In addition, if Gyrodyne, LLC were characterized as a publicly traded partnership, each holder would be required to treat any loss derived from Gyrodyne, LLC separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to Gyrodyne, LLC which are carried forward may only be offset against future income of Gyrodyne, LLC. Moreover, unlike other passive activity losses, suspended losses attributable to Gyrodyne, LLC would only be allowed upon the complete disposition of the holder’s “entire interest” in Gyrodyne, LLC.
Treatment of Distributions.   Distributions of cash by Gyrodyne, LLC will not be taxable to a holder to the extent of such holder’s adjusted tax basis (described above) in its Gyrodyne, LLC Shares. Any cash distributions in excess of a holder’s adjusted tax basis will be considered to be gain from the sale or exchange of Gyrodyne, LLC Shares. Such gain would generally be treated as capital gain and would be long-term capital gain if the holder’s holding period for its Gyrodyne, LLC shares exceeds one year, subject to certain exceptions. A reduction in a holder’s allocable share of Gyrodyne, LLC’s liabilities is treated as a cash distribution for federal income tax purposes.

Reports to Investors.   Gyrodyne, LLC will deliver Schedules K-1 to holders for any given fiscal year; however, holders may not receive such Schedules K-1 until after April 15th of the following year. The board of directors of Gyrodyne, LLC will endeavor to provide holders with estimates of the taxable income or loss allocated to their investment in Gyrodyne, LLC on or before such date. Shareholders in Gyrodyne, LLC may be required to obtain extensions of the filing date for their income tax returns at the federal, state and local levels. You should consult with your tax advisor with respect to applying for such extension.
Consequences to Non-U.S. Holders of Investments in Gyrodyne, LLC Shares
In light of Gyrodyne, LLC’s intended investment activities, Gyrodyne, LLC is expected to be treated as engaged in a U.S. trade or business or to generate effectively connected income (“ECI”) for Non-U.S. Holders of Gyrodyne, LLC Shares. If a Non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of an investment in Gyrodyne, LLC Shares in such year, such Non-U.S. Holder generally would be (1) subject to withholding by Gyrodyne, LLC on any actual distributions, (2) required to file a federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business (including, potentially, gain from the sale or exchange of Gyrodyne, LLC Shares), and (3) required to pay federal income tax at regular federal income tax rates on any such income. In addition, a Non-U.S. Holder may be required to file state or local tax returns in some or all of the jurisdictions in which Gyrodyne, LLC does business. Moreover, a corporate Non-U.S. Holder might be subject to a U.S. branch profits tax on its allocable share of Gyrodyne, LLC’s ECI. Any amount so withheld would be creditable against such Non-U.S. Holder’s federal income tax liability, and such Non-U.S. Holder could claim a refund to the extent that the amount withheld exceeded such Non-U.S. Holder’s federal income tax liability for the taxable year.
Even if Gyrodyne, LLC does not generate ECI, Non-U.S. Holders may be subject to U.S. tax under FIRPTA if Gyrodyne LLC realizes gain from a USRPI. Generally, under FIRPTA, Non-U.S. persons are subject to federal income tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. FIRPTA tax applies if a Non-U.S. person is a holder of an interest in a partnership that realizes gain in respect of an interest in a USRPI, and certain of Gyrodyne, LLC’s investments will constitute investments in USRPIs. Each Non-U.S. Holder will be subject to federal income tax under FIRPTA on such holder’s allocable share of any gain Gyrodyne, LLC realizes on the disposition of a USRPI and will be subject to the tax return filing requirements regarding ECI discussed above.
Special rules may apply in the case of a Non-U.S. Holder that (1) has an office or fixed place of business in the U.S. or (2) is present in the U.S. for 183 days or more in a taxable year. Any such holder should consult its tax advisors regarding the application of these special rules.
Consequences to Tax-Exempt Holders of Investments in Partnership Shares
A holder of Gyrodyne, LLC Shares that is a tax-exempt organization for federal income tax purposes and therefore generally exempt from federal income taxation, may nevertheless be subject to unrelated business taxable income (“UBTI”) tax, to the extent, if any, that its allocable share of Gyrodyne, LLC’s income consists of UBTI. A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership could be treated as earning UBTI to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (that is, indebtedness incurred in acquiring or holding property).
While we do not expect Gyrodyne, LLC to generate significant amounts of UBTI for tax-exempt holders of Gyrodyne, LLC Shares as a result of direct investments in operating businesses, no assurance can be given that Gyrodyne, LLC will not generate UBTI and Gyrodyne, LLC would be under no obligation to minimize UBTI. Tax-exempt holders of Gyrodyne, LLC shares should consult their tax advisors regarding all aspects of UBTI, including the availability of the so-called “fractions rule” to such tax-exempt organization.

If the Plan of Merger is Not Authorized
The following discussion assumes that if the Plan of Merger is not authorized, our board of directors will withdraw the Plan of Liquidation, and we will continue to operate as a REIT, GSD will continue to operate as a partnership, and the Dividend Notes will continue to be outstanding.
Consequences to Us
The First Special Dividend and Second Special Dividend will generally be treated as described above under “— If the Plan of Merger is Authorized — Consequences to Us.”
We will, however, have provided information returns to the IRS and to our shareholders identifying each of the First Special Dividend and the Second Special Dividend as liquidating distributions. As discussed below, if we do not complete the Tax Liquidation within two years of adoption of the Plan of Liquidation, the Special Dividends would instead constitute dividends subject to shareholder level tax. In connection with this change in the character of the distributions, we will be required to issue corrected information returns. Gyrodyne may also be subject to IRS penalties with respect to the incorrect information returns, although there is a “reasonable cause” exemption from penalties in certain circumstances, including where the error was due to actions beyond the taxpayer’s control.
Treatment of the First Special Dividend and Second Special Dividend to U.S. Holders
If the merger is not authorized, each of the Special Dividends would represent fully taxable dividends to the recipients, rather than a tax-free return of capital. U.S. Holders therefore would not be able to recover their basis in their Gyrodyne shares prior to recognizing any portion of the Special Dividends as income. As Gyrodyne did not designate the distributions as capital gain dividends, the distributions would likely be treated as ordinary dividends to holders. U.S. Holders would therefore retain their prior basis in their Gyrodyne stock, and would not be able to recognize any loss inherent therein until a sale of their stock.
Treatment of the First Special Dividend and Second Special Dividend to Non-U.S. Holders
If the merger is not authorized, Non-U.S. Holders not eligible for the 5% Exception will generally be treated as described above under “— If the Plan of Merger is Authorized — Consequences to Non-U.S. Holders.”
If the 5% Exception applied to a recipient (and such recipient provided appropriate documentation evidencing that such recipient so qualifies), a dividend that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, but will instead be treated in the same manner as ordinary dividends. Accordingly, if the merger is not authorized, we would have been required to withhold federal income tax at a rate of 30%, unless a lower applicable treaty rate applied and the Non-U.S. Holder filed an IRS Form W-8BEN with us evidencing eligibility for that reduced rate or the Non-U.S. Holder filed an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.
Non-U.S. Holders should consult their tax advisor regarding how withholding was conducted with respect to the First Special Dividend and the Second Special Dividend, as well as regarding withholding tax considerations if the plan of merger is not authorized.
THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE SPECIAL DIVIDEND AND THE PLAN OF MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE SPECIAL DIVIDEND AND THE PLAN OF MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S., FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

2014 SHAREHOLDER PROPOSALS
If a shareholder wishes to have a particular proposal considered by our board of directors for inclusion in the Company’s proxy statement for an annual meeting of shareholders, the shareholder must satisfy the requirements set by the SEC in its proxy rules. The particular proxy rule, Rule 14a-8, requires that shareholders submit their proposals in writing to the Company at least 120 days before the anniversary date of this proxy statement mailing date for the prior year’s annual meeting. Thus, shareholders who wish to submit their proposals for inclusion in the Company’s proxy statement for the 2014 annual meeting must deliver such proposals to the Corporate Secretary on or before July 30, 2014, provided that if the date of next year’s annual meeting has been changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials, which would be disclosed in the Company’s reports filed with the SEC. The notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing shareholder, and otherwise satisfy the SEC’s rule. Proposals should be addressed to the Secretary of the Company, Gyrodyne Company of America, Inc., One Flowerfield, Suite 24, Saint James, New York 11780.
In order for a shareholder nomination or proposal to be raised from the floor during the 2014 annual meeting of shareholders, the requirements set forth in the Company’s by-laws with respect to shareholder proposals must be followed, including the requirement that written notice thereof must be received by the Company not less than 120 days nor more than 150 days before the anniversary date of the prior year’s annual meeting (there are special rules if the current year’s meeting date is held more than 30 days before, or more than 60 days after, the anniversary of the prior year’s meeting date). For the 2014 annual meeting of shareholders, the written notice must be given not later than August 29, 2014 and no earlier than July 30, 2014. If the date of the annual meeting in 2014 is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. The shareholder’s written notice must contain the information required in the Company’s by-laws, including (i) all information relating to any nominees proposed by the shareholder that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, (ii) a brief description of any proposals sought to be presented for a vote at the meeting, (iii) the shareholder’s name and record address and (iv) the class and number of shares of Common Stock that are beneficially owned. Shareholders proposing nominees for election to our board of directors must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding Common Stock entitled to vote for at least one year by such date of giving of notice or be entitled to cast votes with respect to at least 5% of the outstanding Common Stock. Nominations and proposals should be submitted in writing to the Secretary of the Company, Gyrodyne Company of America, Inc., One Flowerfield, Suite 24, Saint James, New York 11780, who will submit them to our board of directors for its consideration.
LEGAL MATTERS
The legality of the Gyrodyne, LLC common shares issuable pursuant to the merger and certain U.S. federal income tax consequences relating to the merger will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.
EXPERTS
The financial statements incorporated into this prospectus by reference from Gyrodyne’s Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by Baker Tilly Virchow Krause LLP, an independent registered public accounting firm, as stated in its report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Valuation Research Corporation has consented to reference in this proxy statement/prospectus of its report to us setting forth its opinion as to the solvency of Gyrodyne after giving effect to the special distribution, and to the use in this proxy statement/prospectus of its name and any statements contained in such report.

Annex A
GYRODYNE COMPANY OF AMERICA, INC.
PLAN OF LIQUIDATION AND DISSOLUTION
This plan of liquidation and dissolution, dated as of September 12, 2013 (this “Plan”), of Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York (the “Company”), is intended to accomplish the liquidation and dissolution of the Company in accordance with the requirements of the New York Business Corporation Law (the “NYBCL”) and provides as follows:
1. Adoption and Authorization of Plan.   The Company’s Board of Directors (the “Board”) has adopted this Plan and called a meeting of the Company’s shareholders (the “Shareholders”) to take action on this Plan. If at said meeting of the Company’s Shareholders, at least two-thirds of the outstanding shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company vote for the authorization of this Plan, this Plan shall constitute the authorized Plan of the Company as of the date on which such Shareholder authorization is obtained (the “Authorization Date”).
2. Liquidation.   On and after the Authorization Date, within the twenty-four month period beginning on the Authorization Date (the “Liquidation Period”), in accordance with Article 10 of the NYBCL, the Company shall not engage in any business activities, except to the extent necessary for preserving the values of the Company’s assets, winding up its business and affairs, discharging and paying all of the Company’s liabilities and distributing the Company’s assets to its Shareholders in accordance with this Plan.
3. The Disposition.   Both prior to the Authorization Date and during the Liquidation Period, the Company shall have the authority to engage in such transactions as may be appropriate to effect the sale, exchange or other disposition of (i) the stock of any subsidiary of the Company and (ii) any assets held directly or indirectly by the Company.
4. Sale or Transfer of Other Assets.   Both prior to the Authorization Date and during the Liquidation Period, the Company shall have the authority to engage in such other transactions as may be appropriate to its complete liquidation and dissolution, including without limitation, the authority to mortgage, pledge, sell, lease, exchange or otherwise dispose of all or any part of its other assets for cash and/or shares, bonds, or other securities or property upon such terms and conditions as the Board shall determine, with no further approvals by the Company’s Shareholders, except as required by law. Without limitation of the foregoing, prior to the Authorization Date the Company may, in its discretion, contribute all of its assets to a limited liability company of which the Company is the sole member, and such entity may thereafter become the “LLC” (as described in Section 8 below).
Authorization of this Plan by two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company’s Shareholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange, or other disposition that are conditioned on authorization of this Plan.
5. Provisions for Liabilities.   As promptly as practicable on or after the Authorization Date in the discretion of the Board, the Company shall pay or discharge or set aside funds reasonably likely to be sufficient to pay for, or otherwise provide for the payment or discharge of, any liabilities and obligations of the Company.
6. Distribution to Shareholders.   The Company may pay a dividend in an aggregate amount of $98,685,000 to its Shareholders (the “Dividend”) on or prior to December 31, 2013. If the Board declares such a Dividend, it will include at least $68,000,000 in cash and the remaining amount, if any, will be distributed in kind, in the form of dividend notes, interests in a liquidating trust or interests in a limited liability company, as the case may be. Thereafter the Company would distribute pro rata to the Company’s Shareholders any other available cash including the cash proceeds of any sale, exchange or disposition, of any of its assets except such cash, property or assets as are required for paying or making provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash in such amounts, and at such time or times as the Board, in its sole discretion, may determine.

If any distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder, or for any other reason, the distribution to which the Shareholder is entitled (unless transferred to the Trust established pursuant to Section 8 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction as is authorized by applicable law to receive the proceeds of the distribution. The proceeds of the distribution shall thereafter be held solely for the benefit of and for ultimate distribution to the Shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distributions revert to or become the property of the Company.
7. Cancellation of Outstanding Shares of Stock.   The distributions contemplated by Section 6 above shall be in complete liquidation of the Company and in cancellation of all issued and outstanding shares of stock, and all certificates representing such issued and outstanding shares of stock shall thereupon be cancelled. The Board of Directors shall make such provisions as it deems appropriate regarding the cancellations, in connection with the making of distributions hereunder, of certificates representing the outstanding shares of stock. As a condition to receipt of any distribution to the Company’s Shareholders, the Board, in its sole discretion, may require Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft, or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board (“Satisfactory Evidence and Indemnity”). As a condition to receipt of any final distribution to the Company’s Shareholders, the Board, in its sole discretion, may require Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity.
The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earlier to occur of (i) the close of business on the record date fixed by the Board for the final liquidating distribution, or (ii) the date on which the Company ceases to exist under the NYBCL whether by merger, dissolution (following any post-dissolution continuation period thereunder) or otherwise, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.
8. Liquidating Trust or Other Entity.   The Board, in its sole discretion, in furtherance of the liquidation and distribution of the Company’s assets to the Company’s Shareholders, may choose to enter into a merger or otherwise transfer any or all of the assets of the Company if the Board determines that such a merger or transfer is in the best interests of the Shareholders and reasonably likely to provide either a larger final liquidating distribution to the Shareholders, minimize the potential liability of the Shareholders with respect to any potential or actual liquidating distribution or otherwise provide a benefit to the Shareholders, including: (a)(i) merging the Company with and into a liquidating trust (the “Trust”) or (ii) transferring any or all of the assets of the Company to one or more liquidating trustees, for the benefit of the Company’s Shareholders (the “Trustees”), under the Trust, or (b)(i) merging the Company with and into a LLC (the “LLC”) or (ii) transferring any or all of the assets of the Company to Gyrodyne, LLC, for the benefit of the Company’s Shareholders (the “Members”), under Gyrodyne, LLC. Any such merger or transfer shall be pursuant to such documentation as shall be approved by the Board from time to time. If the Board determines that a transfer to the Trust or LLC (whether by merger or otherwise) is in the best interests of the Shareholders then upon consummation of such transfer, the Shareholders will, unless the Board shall otherwise determine in its sole discretion and take appropriate steps to make the interests transferrable, receive a distribution of uncertificated, nontransferable interests in the Trust or LLC, as applicable, and the Trust or LLC will take the necessary actions to effect a final liquidating distribution from the Trust or LLC generally in accordance with the procedures set forth for the Company in this Plan, subject to applicable law.
The Board is hereby authorized to appoint one or more individuals, corporations, partnerships, or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents, or representatives of the Company, to act as the Trustee or Trustees, or Member, for the benefit of the Company’s Shareholders and to receive any assets of the Company. Any

Trustees or Member appointed as provided in the preceding sentence shall succeed to all right, title, and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, the Trustees or Member shall have the full power to liquidate, deal with, give receipt for and manage all of the property and assets conveyed to the Trustees or Member by the Company (whether by merger or otherwise), to the exclusion of the Company and its officers and directors (if the Company’s existence has not been terminated), and any conveyance of assets to the Trustees or Member (whether by merger or otherwise) shall be deemed to be a distribution of property and assets by the Company to its Shareholders for the purposes of this Plan. Any such conveyance to the Trustees or Member shall be solely in their capacity as Trustees or Member. The Company, subject to this Section 8 and as authorized by the Board, in its sole discretion, may enter into (a) a liquidating trust agreement or merger agreement with the Trust or the Trustees or (b) a merger agreement with Gyrodyne, LLC or the Member, on such terms and conditions as the Board, in its sole discretion, may deem necessary, appropriate, or desirable.
Authorization of this Plan by at least two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company’s Shareholders of the Plan of Merger, any appointment of Trustees or of the Member and any liquidating trust agreement and/or merger agreement as their act and as a part hereof as if herein written.
9. Dissolution.   After the Authorization Date, assuming the Company is not merged into the Trust or otherwise ceases to exist, the officers of the Company shall, at such time as the Board, in its sole discretion, deems necessary, appropriate or desirable, file with the Secretary of State a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the Sections 1003 and 1004 of the NYBCL and obtain any certificates required from the New York tax authorities related to such dissolution.
10. Expenses.    In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.
11. Compensation.   In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole discretion of the Board, pay to the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Authorization of this Plan by at least two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company’s Shareholders of the payment of any such compensation.
12. Indemnification.   The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and its by-laws and any contractual arrangements, for actions taken in connection with the Plan and the winding up of the affairs of the Company as well as for actions taken theretofore. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust or LLC. The Board and the Trustees or Member, in their sole discretion, are authorized to obtain and maintain insurance as may be necessary to cover the Company’s obligations hereunder.
13. Tax Liquidation.   This Plan, and the transactions contemplated hereby, together are intended to constitute a plan of complete liquidation of the Company, within the meaning of Sections 331 and 562(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted consistent with such treatment.
14. Filing of Forms.   The officers of the Company are authorized and directed to execute and file United States Treasury Form 966 pursuant to Section 6043 of the Code within 30 days after the adoption of this Plan, and such other forms and reports as may be necessary to comply with the requirements of any foreign, state or local law, and such additional forms and reports with and to the Internal Revenue Service or other taxing authorities as may be necessary, desirable or appropriate in connection with the execution of the Plan.

15. Modification.   Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Company’s Shareholders if it determines such action to be in the best interest of the Company or the Shareholders; provided, however, that if the Board determines that the amendment or modification of this Plan will materially and adversely affect the interests of the Shareholders, it will submit such amendment or modification to the Shareholders for approval.
16. Termination.   The Board of Directors may terminate this Plan for any reason. The power of termination shall be exercisable both before and after approval of this Plan by the Shareholders, but such power shall not continue after the Certificate of Dissolution has been accepted for record by the Secretary of State. Notwithstanding approval of this Plan by the Shareholders, the Board of Directors may modify or amend this Plan without further action by such Shareholder of the Company to the extent permitted under then current law.
17. Further Action.   The Board is hereby authorized, without further action by the Shareholders, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the sole discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Annex B

September 13, 2013
The Board of Directors of
GYRODYNE COMPANY OF AMERICA, INC.
One Flowerfield, Suite 24
St. James, NY 11780
Gentlemen:
For purposes of this letter, Gyrodyne Company of America, Inc., together with all of its subsidiaries on a consolidated basis, is referred to as “Gyrodyne” or the “Company”.
It is our understanding that currently Gyrodyne has more than $92.0 million of cash and marketable securities on their balance sheet and no long-term debts. VRC understands that on or about September 12, 2013 the Board of Directors adopted a plan of liquidation and dissolution of the Company (the “Plan”) and on September 13, 2013 (the “Distribution Approval Date”) will vote on a distribution (the “Distribution”) that is contemplated whereby Gyrodyne (i) will make a cash dividend to its shareholders of approximately $68.0 million (ii) an additional distribution to its shareholders of $30.7 million (face value) payable in the form of dividend notes (“Dividend Notes”), or in-kind interests of a liquidating trust or similar vehicle, and (iii) pay certain taxes, fees and expense associated with the transaction.
In connection with the Distribution, the Board has retained VRC and requested VRC’s written opinion (the “Opinion”), as of the Distribution Approval Date as to the capital surplus and solvency of the Company on a consolidated pro forma basis immediately after and giving effect to the consummation of the Distribution (assuming that the Distribution were to be fully consummated on the Distribution Approval Date). VRC’s Opinion has been addressed to and prepared for the sole benefit and use of the Company, its shareholders and the Board and may not be disclosed or made available to third parties without the prior written consent of VRC, which shall not be unreasonably withheld. The provisions hereof shall only inure to the benefit of and be binding upon the successors and assigns of VRC, the Company, and the Board.
Notwithstanding the foregoing, the Board, and the Company may (a) deliver information copies of the Opinion to its legal counsel and other professional advisors that are advising the Board or the Company, with respect to the Distribution (provided that such advisors agree or are otherwise under a duty to keep such information confidential), (b) produce an information copy of the Opinion and any other materials in its possession in response to any subpoena, court order, or similar legal demand, provided that prompt prior written notice thereof shall be given to VRC so that VRC may, seek a protective order or other appropriate remedy, and, if VRC fails to obtain such remedy, the Company and the Board, as the case may be, may disclose only that information which its counsel advises it is compelled to disclose, and (c) include a copy and description of the opinion in an proxy statement to be filed with the Securities and Exchange commission (“SEC”) in connection with the distribution as required by SEC regulations provided such disclosure language has been reviewed and approved by VRC which shall not be unreasonably withheld.
This Opinion does not address the following: (i) the fairness of the Distribution, in whole or in part, or any terms associated therewith to the holders of any class of securities, creditors or other stakeholders or members of the Company; (ii) the relative risks or merits of the Distribution or any other business strategies or transactional alternatives that may be available to the Company; (iii) the underlying business decisions of the Board to consummate the Distribution; (iv) any specific legal, tax, accounting, or financial reporting matters related to or associated with the Company or the Distribution; (v) the fair value of the Company, under any state or federal laws or principle in equity relating to appraisal rights or similar matters; (vi) the book value of the assets and liabilities of the Company; (vii) the projections provided by the management of the Company following consummation of the Distribution; (viii) what the value of the common stock or any other security will be in the future; (ix) any agreements entered into in connection with the Distribution; or (x) any matters relating to fees paid by the Company to its advisors in connection with the Distribution.

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For purposes of the Opinion, the following terms are defined:
Fair Value — The amount at which the aggregate or total assets of the subject entity (including goodwill) would change hands between an independent willing buyer and an independent willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts and neither being under any compulsion to act.
Present Fair Saleable Value — The amount that may be realized by an independent willing seller from an independent willing buyer if the subject entity’s aggregate or total assets (including goodwill) are sold with reasonable promptness in an arm’s-length transaction under present conditions in an existing and not theoretical market.
Statutory Capital — The aggregate par value of the issued capital stock of the subject entity plus any additional amounts that the board of directors of such subject entity has determined by resolution to be capital.
Stated Liabilities — The recorded liabilities of the subject entity as presented on the most recent consolidated balance sheet provided to VRC.
Identified Contingent Liabilities — The maximum reasonably estimated contingent liabilities that may result from, without limitation, threatened or pending litigation, asserted claims and assessments, environmental conditions, guaranties, indemnities, contract obligations, uninsured risks, purchase obligations, taxes, and other contingent liabilities as identified and explained to VRC by the Company in terms of their nature, expected timing and estimated dollar amount by responsible officers of the Company. Because Identified Contingent Liabilities are estimates of responsible officers of the Company, VRC expresses no opinion as to the completeness or propriety of such items or amounts. Except for the Identified Contingent Liabilities, VRC will assume that there are no hidden, unapparent, or unexpected conditions or circumstances (contingent or otherwise) that could affect the operating or financial conditions of the Company and accepts no responsibility for discovering any such conditions or circumstances.
Unreasonably Small Capital — This phrase means the Company will not have the ability to continue as a going concern and it lacks sufficient capital for the businesses in which it is engaged, and will be engaged, as Management has indicated such business is now conducted and are proposed to be conducted, and its current and anticipated needs, including, without limitation, Identified Contingent Liabilities.
VRC makes no representation as to the legal sufficiency for any purpose of the above definitions. Such definitions are used solely for setting forth the scope of the Opinion.
In rendering the Opinion, VRC conducted such reviews, analyses and inquiries deemed necessary and appropriate under the circumstances. Among other things, VRC has:
•
  Reviewed Gyrodyne’s 10-K SEC filings for the fiscal years ended 2011 and 2012, as well as Gyrodyne’s 10-Q SEC filings for the first and second quarter of 2013;
•
  Reviewed appraisal reports for the Company’s real estate assets prepared by Cushman & Wakefield dated as of December 1, 2012 (Port Jefferson and Flowerfield), October 1, 2012 (Fairfax) and December 27, 2012 (Cortlandt Manor);
•
  Reviewed a report compiled by Rothschild outlining broker opinions of value for the Company’s real estate assets dated February 2013;
•
  Reviewed the Plan of Liquidation;
•
  Reviewed a draft of the document outlining the terms of the Dividend Note;
•
  Reviewed a draft of the press release regarding the announcement of the Board’s declaration of a special dividend dated September 13, 2013;
•
  Reviewed a draft of the resolutions of the Board of Directors of Gyrodyne dated September 13, 2013;

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•
  Reviewed operating assumptions and forecasts for the Company for the fiscal years ending 2013 through 2016 (the “Forecast”), which included sources and uses of cash and earnings and cash flow assumptions for the Company;
•
  Had discussions with Management concerning the past, present, and future operating results, financial condition and legal affairs of the Company, among other subjects;
•
  Visited the Company’s Flowerfield real estate asset located in Long Island, New York and the Port Jefferson real estate asset located in Jefferson Station, New York;
•
  Reviewed the industry in which the Company operates, which included an analysis of certain companies deemed comparable to the Company by VRC as well as a review of analyst reports involving companies deemed comparable to the Company by VRC;
•
  Obtained a written representation from a responsible officer of the Company that there are no Identified Contingent Liabilities;
•
  Obtained a written representation from a responsible officer of the Company that there have not been any material adverse changes in the assets or liabilities of the Company, on a consolidated basis, between June 30, 2013 (the date of the most recent audited balance sheet made available to VRC) and the date hereof, that would reasonably be expected to materially affect, without limitation, the Company’s business operations or conditions (financial or otherwise);
•
  Received a written representation from a responsible officer of the Company that the financial forecasts prepared by the Company, on a consolidated and pro-forma basis, and provided to VRC reflect Management’s best estimates, and are reasonable and have been prudently prepared;
•
  Performed a cash flow and debt repayment analysis for the Company;
•
  Reviewed information concerning businesses similar to each of the Company, and investigated their financial performance;
•
  Developed indications of value for the Company using generally accepted valuation methodologies; and
•
  Conducted such other reviews, analyses and inquiries and considered such other economic, industry, market, financial and other information and data deemed appropriate by VRC.
VRC believes such areas of review, analysis and inquiry are sufficient and reasonable as a basis for rendering the Opinion. In rendering the Opinion, VRC assumed there has not been and will not be any material adverse changes in any information or data related to or associated with the Company or the Distribution with which VRC has been furnished and which is in the possession of VRC as of the date hereof.
In rendering the Opinion, VRC assumed and relied upon, without independent verification other than as described above, the accuracy and completeness of all financial and other information and data publicly available or furnished to VRC, or discussed with VRC by Management and other representatives and advisors of the Company. VRC does not assume any responsibility or liability whatsoever for the sufficiency or accuracy of any information or data publicly available or provided to VRC, or discussed with VRC by Management and other representatives and advisors of the Company. Such information and data has been accepted as reasonably reflecting the business operations and financial conditions of each of the Company as well as the pro forma financial position of the Company following the consummation of the Distribution. All items subject to audit pursuant to generally accepted auditing standards and in conformity with U.S. generally accepted accounting principles have been relied upon without review, check, or verification.
In rendering the Opinion, VRC conducted such reviews, analyses, and inquiries and considered such information, data and other material, reasonably deemed necessary and appropriate based on the facts and circumstances of the assignment. In conducting its reviews and analyses, and as a basis for arriving at its

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conclusions, VRC utilized methodology, procedures and considerations reasonably deemed relevant, appropriate and customary under the circumstances. VRC also considered its assessment of general economic, industry, market, financial and other conditions, which may or may not prove to be accurate, as well as its experience as a financial advisor in general.
Based on the foregoing, and in reliance thereon, and subject to the General Limiting Conditions and Assumptions in Exhibit A, VRC expresses the following Opinion as of the date hereof and as of the date herein, that, immediately after and giving effect to the consummation of the Distribution:
(i)
  Each of the Fair Value and the Present Fair Saleable Value of the aggregate assets of the subject entity, exceeds the sum of its total liabilities (including, without limitation, the, Stated Liabilities, the Identified Contingent Liabilities and Dividend Notes);
(ii)
  The subject entity will be able to pay its respective debts (including its respective Stated Liabilities, Identified Contingent Liabilities and the Dividend Notes), as such debts mature or otherwise become absolute or due; and
(iii)
  The subject entity does not have Unreasonably Small Capital.
(iv)
  Each of the Fair Value and the Present Fair Saleable Value of the aggregate assets of the subject entity exceeds the sum of (i) its total liabilities (including, without limitation, the, Stated Liabilities, the Identified Contingent Liabilities and Dividend Notes) and (ii) its Statutory Capital.
Respectfully submitted,
VALUATION RESEARCH CORPORATION
SIGNED
Engagement Number: 10656

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EXHIBIT A
GENERAL LIMITING CONDITIONS AND ASSUMPTIONS
■
  In accordance with recognized professional standards as generally practiced in the valuation industry, the fee for these services is not contingent upon the conclusion contained herein. VRC has determined to the best of its knowledge and in good faith that neither it nor its agents or employees have any material financial interest in the Company.
■
  Neither all nor any part of the Opinion should be disseminated to the public through, without limitation, filings with the Securities and Exchange Commission, advertising media, public relations, news media, sales media, mail, direct transmittal, or any other public means of communication, without prior written consent and approval of VRC, except as may otherwise be required by law or by a court of competent jurisdiction.
■
  The Opinion is in no way given as an indication as to the fairness of the Distribution to any stockholder or any other stakeholder of the Company or their respective subsidiaries. Furthermore, the Opinion and the conclusions associated therewith are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever.
■
  The Opinion is valid only for the pro forma capital structure of each of the Company immediately after and giving effect to the consummation of the Distribution and is not valid for any subsequent dividend, share repurchase, debt or equity financing, restructuring or other actions or events not specifically referred to in the Opinion. Furthermore, the Opinion does not represent an assurance, guarantee, or warranty that the Company will not default on any of its debt obligations, nor does VRC make any assurance, guarantee, or warranty that any covenants, financial or otherwise, associated with any financing will not be broken in the future.
■
  Neither VRC, nor any of its agents or employees assumes any responsibility for matters legal in nature. VRC assumes that the Company are in compliance in all material respects with any and all applicable laws, rules or regulations of any and all legal or regulatory authorities and that the Distribution will be consummated in a manner that complies in all material respects with any and all applicable laws, rules and regulations of any and all legal or regulatory authorities.
■
  The Opinion is necessarily based on economic, industry, market, financial and other conditions and circumstances as they exist and to the extent that they can be evaluated by VRC as of the date hereof. VRC assumes no responsibility to update or revise the Opinion based upon any events or circumstances occurring subsequent to the date hereof.
■
  VRC’s opinion as to Fair Value and Present Fair Saleable Value are for the aggregate or total assets (including goodwill) of each of the Company. VRC has not performed any individual appraisals of any specific assets or liabilities of any of the Company for the purpose of this Opinion and VRC has not made and will not make any evaluation or individual appraisal of any specific assets or liabilities for the purpose of this Opinion.
■
  While various judgments and estimates which VRC considers reasonable and appropriate under the circumstances are made by VRC in the determination of value, no assurance can be given by VRC that the sale price which might ultimately be realized in any actual transaction, if and when effected, will be at the amount or range of amounts VRC believes to be Fair Value or Present Fair Saleable Value.
■
  VRC assumes there are no hidden, unapparent, or unexpected conditions or circumstances (contingent or otherwise) that could affect the operating or financial conditions of the Company and accepts no responsibility for discovering any such conditions or circumstances. Further, amounts payable with respect to Identified Contingent Liabilities cannot be predicted with exact certainty. In addition, Identified Contingent Liabilities exclude obligations under executory contracts including, without limitation, operating leases. VRC assumes that the exclusion of any such obligations has no material effect on the excess of Fair Value and Present Fair Saleable Value of assets over liabilities.

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■
  Identified Contingent Liabilities may not meet the criteria for accrual under Statement of Financial Accounting Standards No. 5 and, therefore, may not be recorded as liabilities under Generally Accepted Accounting Principles. VRC does not give any opinion as to whether any Identified Contingent Liabilities meet the criteria for accrual under Statement of Financial Accounting Standards Number 5.
■
  As a basis for providing this Opinion, VRC has assumed that Management will operate the businesses in a manner consistent with the projections they provided to VRC.
■
  VRC has assumed that, after making the Distribution the Company will pay no other dividends to shareholders while the Dividend Notes are outstanding and that the Dividend Notes will pay interest in-kind over the life of the notes and that all net proceeds from future property sales will be used to repay the Dividend Notes.
■
  The Forecast provided by the Company does not reflect the Company paying off the principal on the Dividend Notes using funds from operations. The Company has represented that it anticipates selling various properties it owns to repay the Dividend Notes and VRC has assumed that net cash proceeds from the sale of such properties will be used to pay principal or interest on the Dividend Notes, in event such notes are not fully paid off at maturity, management has represented that the terms of the Dividend Notes provide that they can be paid off through an “in-kind” interest in a liquidating trust or similar pass through vehicle or refinancing the Dividend Notes using commercially available loans.

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Annex C
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger, dated as of October 15, 2013 and amended and restated as of December 20, 2013 (this “Plan of Merger”), is made and entered into by and among Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York (“Gyrodyne”), Gyrodyne, LLC, a New York limited liability company (“Gyrodyne, LLC”), and Gyrodyne Special Distribution, LLC, a New York limited liability company (“GSD”).
RECITALS
WHEREAS, the Board of Directors of Gyrodyne, on behalf of Gyrodyne and in Gyrodyne’s capacity as the sole member of Gyrodyne, LLC and the managing member of GSD, has approved the merger of Gyrodyne and GSD with and into Gyrodyne, LLC (the “Merger”), upon the terms and subject to the conditions set forth in this Plan of Merger, whereby (i) each outstanding share of common stock, par value $1.00 par value (“Gyrodyne Common Stock”), of Gyrodyne, (ii) each outstanding common membership interest of GSD automatically will be converted into such number of shares representing a common membership interests (each, an “LLC Share”) of Gyrodyne, LLC as provided herein and (iii) each Dividend Note (as such term is used in the dividend declaration of December 19, 2013 of Gyrodyne) of Gyrodyne will receive in full redemption of such Dividend Note a LLC Share as provided herein.
NOW, THEREFORE, the parties agree as follows:
1.
  Merger.
1.1
  Merger.   Upon the terms and subject to the conditions set forth in this Plan of Merger, and in accordance with the New York Business Corporation Law (the “NYBCL”) and the New York Limited Liability Company Law (the “NYLLCL”), each of Gyrodyne and GSD shall be merged with and into Gyrodyne, LLC at the Effective Time of the Merger (as defined in Section 1.2).
1.2
  Effective Time.   Subject to the provisions of this Plan of Merger, the parties shall duly prepare, execute and file a certificate of merger (the “Certificate of Merger”) in accordance with Section 1003 of the NYLLCL with the Department of State of New York. The Merger shall become effective upon the foregoing filing of the Certificate of Merger. The date and time when the Merger shall become effective is hereinafter referred to as the “Effective Time.”
1.3
  Effects of the Merger.   The Merger shall have the effects set forth in Section 1004 of the NYLLCL and Section 906 of the NYBCL. Following the Effective Time of the Merger and without limiting the foregoing sentence, the separate corporate existence of each of Gyrodyne and GSD shall cease and Gyrodyne, LLC shall continue as the surviving entity (the “Surviving Entity”) and shall succeed to and assume all the rights and obligations of each of Gyrodyne and GSD in accordance with the NYLLCL and the NYBCL and, without further transfer, succeed to and possess all the rights, privileges and powers of each of Gyrodyne and GSD, and all the assets and property of whatever kind and character of each of Gyrodyne and GSD shall vest in the Surviving Entity without further act or deed. Thereafter, Gyrodyne, LLC, as the Surviving Entity, shall be liable for all of the liabilities and obligations of each of Gyrodyne and GSD, and any claim or judgment against each of Gyrodyne and GSD may be enforced against Gyrodyne, LLC, as the Surviving Entity.
2.
  Name, Articles of Organization and LLC Agreement of Surviving Entity.
2.1
  Name of Surviving Entity.   The name of the Surviving Entity shall be “Gyrodyne, LLC”.
2.2
  Articles of Organization.   The Articles of Organization of Gyrodyne, LLC as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the articles of organization of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

2.3
  LLC Agreement.   The Amended & Restated Limited Liability Company Agreement of Gyrodyne, LLC as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the Amended & Restated Limited Liability Company Agreement of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.
2.4
  Management.   From and after the Effective Time, the business and affairs of the Surviving Entity shall be managed in accordance with the Amended & Restated Limited Liability Company Agreement of Gyrodyne, LLC.
3.
  Conversion and Exchange of Stock.
3.1
  Conversion.   At the Effective Time, by virtue of the Merger and without any action on the part of any other person, the following shall occur:
(a)
  each share of Gyrodyne Common Stock issued and outstanding (including any such shares that are owned by Gyrodyne as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into such number of validly issued LLC Shares representing such shares’ pro rata share of 15.2% of the LLC Shares in the aggregate, giving effect to consummation of the Merger, or as otherwise shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to Gyrodyne’s annual meeting of shareholders or such other meeting of shareholders at which shareholders of Gyrodyne shall consider and act upon this Plan of Merger;
(b)
  each common membership interest of GSD issued and outstanding immediately prior to the Effective Time will be converted into such number of validly issued LLC Shares representing such shares’ pro rata share of 55.6% of the LLC Shares in the aggregate, giving effect to consummation of the Merger, or as otherwise shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to Gyrodyne’s annual meeting of shareholders or such other meeting of shareholders at which shareholders of Gyrodyne shall consider and act upon this Plan of Merger;
(c)
  each outstanding Dividend Note at the Effective Time shall be redeemed by issuance such number of validly issued LLC Shares representing such Dividend Notes’ pro rata share (based on the aggregate amount of Dividend Notes) of 29.2% of the LLC Shares in the aggregate, giving effect to consummation of the Merger, or as otherwise shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to Gyrodyne’s annual meeting of shareholders or such other meeting of shareholders at which shareholders of Gyrodyne shall consider and act upon this Plan of Merger;
(d)
  each holder of shares of Gyrodyne Common Stock (other than Dissenting Shareholders), each member of GSD and each holder of a Dividend Note automatically will be admitted to Gyrodyne, LLC as a Member; and
(e)
  each LLC Share issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, automatically shall be canceled and retired and each person that was a member of Gyrodyne, LLC immediately prior to the Effective Time automatically shall cease to be a member of Gyrodyne, LLC, and, in each case, any consideration paid by any such member shall be returned in connection with the cancellation and retirement of such interest in Gyrodyne, LLC.
3.2
  Certificates or Book Entry Evidence.
(a)
  Certificates or Book Entry Evidence.   As of the Effective Time, all outstanding shares of Gyrodyne Common Stock and all outstanding membership interests of GSD shall no longer be outstanding and automatically shall be converted as described above, and, subject to Section 3.3, each holder of a certificate (or evidence of shares in book-entry form) which immediately prior to the Effective Time represented shares of Gyrodyne Common Stock or membership interests of GSD shall cease to have any rights with respect to such shares or membership interests of GSD, except (A) in the case of Gyrodyne Common Stock, with respect to any Dissenting Shares, (B) as otherwise provided by applicable law and (C) any dividends or other distributions to which such holder is entitled to prior to the Effective Time, without any interest thereon.
(b)
  No Exchange is Required.   Subject to Section 3.3, each outstanding certificate (or evidence of shares in book-entry form) all certificates representing each share of Gyrodyne Common Stock (other than those certificates representing Dissenting Shares) or membership interest of GSD shall be deemed for all purposes to represent the same number of LLC Shares into which the shares of Gyrodyne Common Stock or the membership interests of GSD such certificates previously represented were converted in accordance with this Plan of Merger. Holders of such outstanding certificates shall not be asked to surrender them for cancellation in connection with the Merger. Subject to Section 3.3, the registered owner on the books and records of each of Gyrodyne and GSD immediately prior to the Merger of all such outstanding certificates (or evidence of shares in book-entry form) shall have and be entitled to exercise all voting and other rights, if any, with respect to, and to receive dividends and other distributions upon the LLC Shares represented by such outstanding certificates (or evidence of shares in book-entry form) after the Effective Time. If, after the Effective Time, certificates representing shares of Gyrodyne or membership interests of GSD are presented to Gyrodyne, LLC, or its designated transfer agent, such certificates shall be canceled and exchanged for evidence of shares in book-entry form representing LLC Shares.
3.3
  Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, any shares of Gyrodyne Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who has not voted or consented in writing to adopt this Agreement and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section pursuant to Section 623 of the NYBCL by the shareholders of Gyrodyne (such shareholders, the “Dissenting Shareholders” and such shares of Gyrodyne Common Stock, the “Dissenting Shares”), shall not be converted into LLC Shares, but instead shall be cancelled and Dissenting Shareholders shall cease to have any rights with respect to such Dissenting Shares other than the right to be paid the fair value of such Dissenting Shares as may be granted pursuant to Section 623 of the NYBCL, unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn his demand or his lost rights to appraisal under the NYBCL. If, after the Effective Time, any Dissenting Shareholder shall have failed to perfect, or shall have effectively withdrawn his demand or lost his rights to appraisal under the NYBCL, (i) such Dissenting Shareholder’s shares shall no longer be considered Dissenting Shares for the purposes of this Plan of Merger and such holder’s shares shall thereupon be deemed to have been converted into, as of the Effective Time, the LLC Shares in accordance with Sections 3.1, and any dividends or other distributions to which such holder is entitled, without any interest thereon and (ii) such Dissenting Shareholder shall cease to be Dissenting Shareholder, shares of Gyrodyne Common Stock owned by such person shall cease to be Dissenting Shares and such person shall be automatically admitted to Gyrodyne, LLC as a member of Gyrodyne, LLC.
3.4
  No Fractional Shares.   No shares, certificates or scrip representing fractional LLC Shares shall be issued as a result of the Merger.
3.5
  No Further Transfers.   From and after the Effective Time, there shall be no further registration of transfers of shares of Gyrodyne Common Stock or membership interests of GSD.
4.   Conditions.   At all times prior to the Effective Time, the respective obligations of Gyrodyne, GSD and Gyrodyne, LLC to consummate the Merger shall be subject to compliance with or satisfaction of or, to the extent not prohibited by applicable law, waiver of the following conditions:
4.1
  No Injunction or Prohibition.   No governmental authority shall have enacted, issued, promulgated, enforced or entered into law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Plan of Merger.

4.2
  Consents Obtained.   All necessary material consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all material filings required to be made, by any party hereto for the authorization, execution and delivery, and performance of this Agreement by such party, and the consummation by Gyrodyne, GSD and Gyrodyne, LLC of the Merger, on or before (and to remain in effect at) the Effective Time, shall have been obtained or made.
4.3
  Appraisal.   Appraisal rights shall not have been perfected pursuant to Section 623 of the NYBCL by the shareholders of Gyrodyne with respect to more than 5% of the issued and outstanding shares of Common Stock of Gyrodyne as of immediately prior to the Effective Time.
4.4
  Registration Statement.   The Registration Statement on Form S-4, dated October 21, 2013 (333-191820) of Gyrodyne, LLC, as amended, shall have become effective under the Securities Act of 1933 and no stop order with respect thereto shall have been issued.
4.5
  Shareholder Vote.   The Merger shall have been approved by the vote of shareholders of Gyrodyne Common Stock as provided in the New York Business Corporation Law.
5.
  Liquidation.
5.1
  Plan of Liquidation.   To the extent of any conflict between the provisions of this Plan of Merger and the provisions of the Plan of Liquidation and Dissolution, dated as of September 12, 2013, of Gyrodyne, the provisions of this Plan of Merger shall supersede such provisions and control for all purposes.
5.2
  Tax Liquidation.   This Plan of Merger, and the transactions contemplated hereby, together are intended to constitute a plan of complete liquidation of Gyrodyne, within the meaning of Sections 331 and 562(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted consistent with such treatment.
5.3
  Filing of Forms.   The officers of Gyrodyne are authorized and directed to execute and file United States Treasury Form 966 pursuant to Section 6043 of the Internal Revenue Code of 1986, as amended, within 30 days after the adoption of this Plan, and such other forms and reports as may be necessary to comply with the requirements of any foreign, state or local law, and such additional forms and reports with and to the Internal Revenue Service or other taxing authorities as may be necessary, desirable or appropriate in connection with the execution of the Plan of Merger.
6.
  Termination; Effect of Termination.
6.1
  To the fullest extent permitted by applicable law, this Plan of Merger may be terminated, and the Merger herein provided for may be abandoned, by the Board of Directors of Gyrodyne, on behalf of Gyrodyne and in Gyrodyne’s capacity as the sole member of Gyrodyne, LLC and the managing member of GSD at any time prior to the Effective Time, notwithstanding any approval of this Plan of Merger by the shareholders of Gyrodyne, the sole member of Gyrodyne, LLC or the managing member of GSD.
6.2
  In the event of termination of this Plan of Merger and abandonment of the Merger pursuant to this Article VII, this Agreement shall forthwith become null and void and have no effect and no party hereto (or any of its directors, members, stockholders or officers) shall have any liability or further obligation to any other party to this Plan of Merger.
7.
  General Provisions.
7.1
  Entire Agreement; No Third Party Beneficiaries.   This Plan of Merger (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Plan of Merger and (b) except for the provisions of Article 3, are not intended to confer upon any person other than the parties any rights or remedies.
7.2
  Legal Enforceability.   In case any provision of this Plan of Merger is fully or in part invalid or unenforceable, the validity and enforceability of the other provisions of this Plan of Merger shall not be affected thereby. The invalid or unenforceable provision will then be considered replaced by a valid and enforceable provision, which comes as close as possible to the economic purpose intended by the invalid or unenforceable provision.
7.3
  Amendment.   To the fullest extent permitted by applicable law, this Plan of Merger may be amended by the parties hereto at any time prior to the Effective Time, notwithstanding any approval of this Plan of Merger by the shareholders of Gyrodyne, the sole member of Gyrodyne, LLC or the managing member of GSD. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
7.4
  No Third Party Beneficiaries.   This Plan of Merger is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies hereunder.
7.5
  Successors and Assigns.   This Plan of Merger will be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns.
7.6
  Governing Law.   This Plan of Merger shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles to the extent that the application of the law of another jurisdiction would be required thereby.
IN WITNESS WHEREOF, Gyrodyne, Gyrodyne, LLC and GSD have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
Gyrodyne Company of America, Inc.
By: /s/ Frederick C. Braun III
Name: Frederick C. Braun III
Title: President and Chief Executive Officer
Gyrodyne, LLC
By: Gyrodyne Company of America, Inc.
Its Sole Member
By: /s/ Frederick C. Braun III
Name: Frederick C. Braun III
Title: President and Chief Executive Officer
Gyrodyne Special Distribution, LLC
By: Gyrodyne Company of America, Inc.
Its Sole Member
By: /s/ Frederick C. Braun III
Name: Frederick C. Braun III
Title: President and Chief Executive Officer

Annex D
Form of Note
THIS GLOBAL NOTE IS HELD BY REGISTRAR AND TRANSFER COMPANY (THE “DEPOSITARY”) IN CUSTODY FOR THE BENEFIT OF THE HOLDERS (AS DEFINED IN THE NOTE), AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE DEPOSITARY MAY MAKE SUCH NOTATIONS ON THE NOTE REGISTER AS MAY BE REQUIRED OR PERMITTED BY THE NOTE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 17 OF THE NOTE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE COMPANY UPON REDEMPTION OR REPAYMENT IN ACCORDANCE WITH SECTION 11 OF THE NOTE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
No. 1
US $16,150,000
GYRODYNE COMPANY OF AMERICA, INC.
5% SUBORDINATED NOTE DUE JUNE 30, 2017
Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York (the “Company”), for value received, hereby promises to pay upon surrender hereof the principal sum of SIXTEEN MILLION ONE HUNDRED FIFTY THOUSAND UNITED STATES DOLLARS (U.S. $16,150,000) or such lesser principal amount then outstanding, together with interest thereon calculated in accordance with the provisions of this 5% Subordinated Note due June 30, 2017 (individually, this “Note” and, collectively with any other of the Company’s 5% Subordinated Notes due June 30, 2017, the “Notes”).

Interest Rate:	5% per annum.
Interest Payment Dates:	June 15 and December 15 of each year, commencing June 15, 2014.
Interest Record Dates:	June 1 and December 1.
PIK Period:
The Company may, in its sole discretion, at the election of the Board of Directors of the Company, pay interest on the Note in cash or in the form of additional principal amount of Notes in an amount reflecting the applicable accrued and unpaid interest.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note shall not be valid or obligatory for any purpose until authenticated by the manual signature of the Company.

[Reverse of Note]
5% Subordinated Note due June 30, 2017
1. Interest.   This Note shall accrue interest at the rate of 5% per annum. For any interest period through maturity, the Company may, in its sole discretion at the election of the Board of Directors of the Company, pay interest on the Note (a) in cash (“Cash Interest”), or (b) in-kind, by issuing new Notes (“PIK Notes”), in an amount equal to the amount of accrued and unpaid interest for the applicable interest period (rounded up to the nearest whole dollar) on the applicable Interest Payment Date (as defined below).
The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid, either as Cash Interest or PIK Notes, or, if no interest has been paid, from the date of issuance; if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2014. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2. Method of Payment.   The Company shall pay interest on this Note to the Depositary, for the benefit of the Persons who are set forth on the Note Register maintained by the Depositary (the “Holders”) at the close of business on the June 1 and December 1 (whether or not a Business Day) next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Payment of Cash Interest may be made by check mailed to the Holders at their addresses set forth in the Note Register. Such payments shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of interest in additional PIK Notes may be effected by an issuance of additional physical Notes to the Depositary, for the benefit of the Holders and to be recorded on the Note Register. A “Person” means any individual, firm, association, corporation, partnership (including, without limitation, any general and limited partnership), limited liability company, joint venture, estate, trust, public or governmental body, and other legal entities.
3. Payment of Principal and Interest.
a. Scheduled Payment.   The Company shall pay the outstanding principal amount of this Note on June 30, 2017 (the “Maturity Date”), together with all accrued and unpaid interest thereon.
b. Optional Prepayment.   The Company may, in its sole discretion, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, this Note, in cash or in kind. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest hereunder. The Company shall be required to effect any optional prepayment from the Holders on a pro rata basis, provided that such restriction shall not apply to, and the Company may redeem from a Holder, in cash or in kind, of an interest in the Note with an aggregate principal amount of $10,000 or less. The Company shall be permitted to repurchase interests in the Note on a voluntary basis in a transaction with one or more Holders from time to time on such terms as the Company determines, in its sole discretion, and such repurchase shall not be required to be effected on a pro rata basis. Upon an in-kind repayment or repurchase of Note, the valuation of any asset transferred to a Holder pursuant to such repayment or repurchase shall, after consideration and review, be made by the Board of Directors of the Company and shall be conclusively binding on the Holders.
c. Mandatory Prepayment.   Upon the first to occur of (i) a sale or (ii) a complete liquidation of the Company, the Company shall pay, in cash or in kind, the outstanding principal amount of this Note, together with all accrued and unpaid interest on the principal amount being repaid. In the case of a complete liquidation, the valuation of any interest distributed in-kind in redemption of the Note shall, after consideration and review, be made by the Board of Directors of the Company and shall be conclusively binding on the Holders. In the case of a merger of the Company into Gyrodyne, LLC pursuant to the terms of the Merger Agreement, dated as of October 15, 2013, as amended and restated on December 20, 2013, the Note may be redeemed for limited liability interests of Gyrodyne, LLC as set forth in the Merger Agreement.
d. Application of Payments.   Payments under this Note shall be applied as follows: (i) first to the payment of accrued interest hereunder until all such interest is paid and (ii) second to the repayment of the principal outstanding hereunder.

e. Allocation of Payments.   All payments of principal and interest by the Company shall be applied to all of the outstanding interest of Holders in the Note ratably in accordance with the unpaid principal amount thereof, except as permitted by Section 3(b).
4. Transfer.   The interest of any Holder in the Note shall be registered on the Note Register and may not be assigned or transferred, voluntarily or involuntarily. Any attempted assignment or transfer shall be void, except as provided in the following sentence, in which case interest of any Holder in the Note may be transferred only on the Note Register. The Company will permit transfers pursuant to the laws of bankruptcy, inheritance, descent or distribution, or to the successor to any Holder which is a corporate or other entity or by any nominee holder or agent or representative holding such interest in the Note for the account of another person to the beneficial owner of such interest in the Note. If a transfer is requested, the Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law. The Company need not exchange or register the transfer of any interest in the Note selected for redemption, except for the unredeemed portion of any interests in the Note being redeemed in part.
5. Register.   The Note Register shall be maintained by the Depositary, Registrar and Transfer Company (or a successor agent appointed by the Company for such purpose), and shall record the names and addresses of, and principal amounts owing to, each Holder pursuant to the terms hereof from time to time. The Note Register shall be conclusive, and the Company shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder for all purposes, notwithstanding notice to the contrary.
6. Unclaimed Money.   If money for the payment of principal or interest on any interest in the Note remains unclaimed for two years, Holders entitled to money must look to the Company for payment as general creditors unless an “abandoned property” law designates another person.
7. No Prior Payments.   For so long as any of the Note is outstanding, the Company shall not make any payments with respect to its capital stock, including paying dividends thereon or making distributions in respect thereof, except (i) as specifically permitted under the Company’s Plan of Liquidation, dated September 12, 2013 and (ii) such distributions as are required for the Company to qualify as, and maintain its qualification as, a REIT or to avoid the payment of federal or state income or excise tax.
8. Amendment, Supplement and Waiver.
a. Except as otherwise provided, the Note and any related documents or agreements may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding interests in the Note voting as a single class, and any existing default or compliance with any provision of the Note and any related documents or agreements may be waived with the consent of Holders of at least a majority in principal amount of the then outstanding interests in the Notes voting as a single class.
b. Without the consent of any Holder, the Company may amend or supplement the Note and any related documents or agreements for the following purposes:
i. to cure any ambiguity, defect or inconsistency;
ii. to provide for the assumption of the Company’s obligations to the Holder in case of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets;
iii. to make any change that would provide for additional rights or benefits to the Holders or does not adversely affect the rights of any such Holder; and
iv. as may be necessary to comply with the last sentence of Section 18 of the Note.
9. Defaults and Remedies.
a. For purposes of this Note, an Event of Default shall be deemed to have occurred if:
i. the Company fails to pay when due and payable (whether at maturity or otherwise) (A) the full amount of interest then accrued on this Note, (B) the full amount of any principal payment on this Note; or

ii. if the Company shall voluntarily file for relief under any bankruptcy, insolvency or other debtor relief statute enacted by any state or the United States Bankruptcy Code, or any involuntary proceeding shall be filed against the Company under any such statute and not discharged within 120 days, or if the Company shall make an assignment for the benefit of creditors or admit that it is insolvent.
b. If any Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding interests in the Notes may declare interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from bankruptcy or insolvency, all of the outstanding Notes will become due and payable immediately without further action or notice, provided, however, that Holders of a majority in aggregate principal amount of the interests in the Notes by notice to the Company may on behalf of all Holders waive any Event of Default.
10. No Recourse Against Others.   A director, officer, employer, incorporator or shareholder of the Company, as such, shall not have any liability for any obligations of the Company under the Note or any related agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an interest in the Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Note.
11. Cancellation.   After all principal and accrued interest at any time owed on this Note has been paid in full in cash or in kind, this Note shall be surrendered to the Company for cancellation and shall not be reissued.
12. Governing Law.   THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY, THE DEPOSITARY AND EACH HOLDER AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE NOTES.
13. Usury Laws.   It is the intention of the Company and each Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.
14. Agreement to Subordinate.   Notwithstanding anything to the contrary set forth in this Note, the Company agrees, and the Holder by accepting an interest in this Note agrees, that the obligations evidenced by the Note are subordinated in right of payment, to the extent and in the manner provided in this Section 14, to the prior payment in full of all senior debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) (other than unasserted contingent indemnification obligations and any unasserted contingent expense reimbursement obligations that, at such time, have not been incurred) (“Senior Debt”), and that the subordination is for the benefit of the holders of Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Section 14. Each Holder agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.
15. Severability.   In the event that any provision of this Note is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Note.

16. Authentication.   This Note shall not be valid or obligatory for any purpose until authenticated by the manual signature of the Company.
17. Rights of Holders; Certificated Notes.   No Holder will be entitled to a certificate or other instrument from the Company or the Depositary evidencing that Holders’ ownership thereof, provided that no less than annually each Holder will be sent (at the address maintained in the Note Register) a confirmation of such Holders’ beneficial interest in the Note. If the Depositary notifies the Company in writing that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Note and the Company is unable to locate a qualified successor, or if the Company at its option elects, or is required by law, to withdraw the Note from the “book-entry only” system, then physical certificates representing Notes (“Certificated Notes”) will be issued in fully registered form to Holders or their nominees in exchange for surrender of this Note.
18. Note Not Registered Under Securities Act or Qualified Under Trust Indenture Act.   This Note is not registered under the Securities Act of 1933, and the Company has no obligation to qualify an indenture under the Trust Indenture Act of 1939 unless and until such time, if any, as the Company determines, in its sole discretion, to register, and does register, the Notes under the Securities Act. If the Company determines to qualify an Indenture under the Trust Indenture Act, and any provision of this Note limits, qualifies or conflicts with a provision that is required to be included in an indenture subject to the Trust Indenture Act, such required provision shall control.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

GYRODYNE COMPANY OF AMERICA, INC.
By:	Name: Title:
By:	Name: Title:

AUTHENTICATION:
By:	Name: Title:

Annex E
APPRAISAL STATUTE
Sections 623 AND 910 of New York Business Corporation Law
§ 623. Procedure to enforce shareholder’s right to receive payment for shares
(a)
  A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.
(b)
  Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.
(c)
  Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the Plan of Merger or exchange or an outline of the material features thereof under section 905 or 913.
(d)
  A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.
(e)
  Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters’ rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.
(f)
  At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.
(g)
  Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the Securities Exchange Act of 1934, as amended. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h)
  The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:
(1)
  The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.
(2)
  If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.
(3)
  All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.
(4)
  The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.
(5)
  The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.
(6)
  The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.
(7)
  Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.
(8)
  Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.
(i)
  Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the Plan of Merger or consolidation may otherwise provide.
(j)
  No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:
(1)
  Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or
(2)
  Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.
(3)
  The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.
(k)
  The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.
(l)
  Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).
(m)
  This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

§ 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange
(a)
  A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder’s right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:
(1)
  Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).
(A)
  Any Plan of Merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:
(i)
  To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or
(ii)
  To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or
(iii)
  Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the Plan of Merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.
(B)
  Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders’ approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.
(C)
  Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.
(2)
  Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.
(3)
  Any shareholder, not entitled to vote with respect to a Plan of Merger or consolidation to which the corporation is a party, whose shares will be canceled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

Annex F
FORM OF
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
GYRODYNE, LLC

ARTICLE I
DEFINITIONS

Section 1.1 Definitions	F-2
Section 1.2 Construction	F-6

ARTICLE II
ORGANIZATION

ARTICLE III
MEMBERS AND LLC SHARES

ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS

ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS

i

ARTICLE VI
OFFICERS

ARTICLE VII
INDEMNIFICATION

Section 7.1 Mandatory Indemnification	F-22

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting	F-26
Section 8.2 Fiscal Year	F-26
Section 8.3 Reports	F-26

ARTICLE IX
TAX MATTERS

ARTICLE X
DISSOLUTION AND LIQUIDATION

ii

ARTICLE XI
AMENDMENT OF AGREEMENT

ARTICLE XII
VOTING; MEMBER MEETINGS

ARTICLE XIII
GENERAL PROVISIONS

iii

AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT OF GYRODYNE, LLC
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GYRODYNE, LLC (together with the schedules and exhibits attached hereto, and as amended, restated, supplemented or otherwise modified from time to time), effective immediately prior to the Effective Time, is entered into by Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York (“Gyrodyne”), as sole member. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Section 1.1 hereto.
WHEREAS, the Company was formed under the NYLLCL pursuant to articles of organization filed with the Secretary of State of the State of New York on October 3, 2013, and a Limited Liability Company Agreement of Gyrodyne, LLC, dated as of October 3, 2013 (the “Original LLC Agreement”), executed by Gyrodyne, as sole member;
WHEREAS, the Board of the Company have authorized and approved an amendment and restatement of the Original LLC Agreement on the terms set forth herein;
WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of October 15, 2013 (the “Plan of Merger”), between the Company, Gyrodyne and Gyrodyne Special Distribution, LLC (“GSD”), pursuant to which, at the Effective Time, Gyrodyne and GSD will merge with and into the Company with the Company being the surviving entity (the “Merger”);
WHEREAS, at the Effective Time, pursuant to the Plan of Merger and without any action on the part of any other Person (a) each share of common stock, par value $1.00 per share, of Gyrodyne (“Gyrodyne Common Stock”) issued and outstanding (including any such stock that are owned by Gyrodyne as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into [•] validly issued LLC Share, (b) all certificates representing shares of Gyrodyne Common Stock (other than those certificates representing Dissenting Shares) shall be deemed for all purposes to represent the number of LLC Shares into which the shares of Gyrodyne Common Stock they previously represented were converted in accordance with the Plan of Merger and (c) each holder of shares of Gyrodyne Common Stock (other than Dissenting Shareholders) automatically will be admitted to the Company as a Member;
WHEREAS, at the Effective Time, pursuant to the Plan of Merger and without any action on the part of any other Person (a) each share of limited liability interests of GSD (“GSD Interests”) issued and outstanding (including any such shares that are owned by GSD as treasury shares) immediately prior to the Effective Time shall be converted into [•] validly issued LLC Shares, (b) all certificates representing GSD Interests shall be deemed for all purposes to represent the number of LLC Shares into which the GSD Interests they previously represented were converted in accordance with the Plan of Merger and (c) each holder of GSD Interests automatically will be admitted to the Company as a Member; and
WHEREAS, at the Effective Time, pursuant to the Plan of Merger and without any action on the part of any other Person, each LLC Share in the Company issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, automatically shall be canceled and retired and each Person that was a member of the Company immediately prior to the Effective Time shall automatically cease to be a member of the Company, and, in each case, any consideration paid by any such member shall be returned in connection with the cancellation and retirement of such interest in the Company.

NOW THEREFORE, the limited liability company agreement of the Company is hereby amended and restated to read in its entirety as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Additional Member” means a Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of LLC Shares to such Person by the Company.
“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each fiscal year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 4.1(d)(i) or Section 4.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of a Share shall be the amount that such Adjusted Capital Account would be if such LLC Share were the only interest in the Company held by such Member from and after the date on which such LLC Share was first issued.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 3.7(d)(i) or Section 3.7(d)(ii).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board, without taking into account any liabilities to which such Contributed Property was subject at such time. The Board shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.
“Agreement” means this Amended and Restated Limited Liability Company Agreement of Gyrodyne, LLC, as it may be amended, supplemented or restated from time to time.
“Articles of Organization” means the Articles of Organization of the Company filed with the Secretary of State of the State of New York as referenced in Section 5.16, as such Articles of Organization may be amended, supplemented or restated from time to time.
“Board” has the meaning assigned to such term in Section 5.1.
“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
“Capital Account” means the capital account maintained for a Member pursuant to Section 3.7. The “Capital Account” of a Member in respect of a Share shall be the amount that such Capital Account would be if such LLC Share were the only interest in the Company held by such Member from and after the date on which such LLC Share was first issued.
“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company pursuant to this Agreement.
“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.7(d)(i) and Section 3.7(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board.
“Chairman of the Board” has the meaning assigned to such term in Section 5.12.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Commission” means the United States Securities and Exchange Commission.
“Company” means Gyrodyne, LLC, a New York limited liability company, and any successors thereto.
“Company Group” means the Company and each Subsidiary of the Company.
“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).
“Contributed Property” means each property or other asset, in such form as may be permitted by the NYLLCL, but excluding cash, contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 3.7(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.
“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 4.1(d)(ix).
“Depositary” means, with respect to any LLC Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.
“Director” means the individuals elected to the Board from time to time in accordance with this Agreement in their capacity as managers of the Company within the meaning of the NYLLCL.
“Dissenting Shares” has the meaning set forth in the Plan of Merger.
“Dissenting Shareholders” has the meaning set forth in the Plan of Merger.
“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).
“Effective Time” has the meaning set forth in the Plan of Merger.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Indemnified Person” means (a) any Person who was or is a Director or officer of Gyrodyne and who is or was a Director or officer of the Company, (b) any Person who is or was serving at the request of the Company as an officer, Director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any Person on the Board designates as an “Indemnified Person” for purposes of this Agreement.
“Independent Director” means a Director who meets the then current independence and other standards required of audit committee members established by the Exchange Act and the rules and regulations of the Commission thereunder and by each National Securities Exchange on which LLC Shares are listed for trading.
“Initial Member” means Gyrodyne.
“Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.
“Liquidator” means one or more Persons selected by the Board to perform the functions described in Section 10.2 as liquidating trustee of the Company within the meaning of the NYLLCL.
“LLC Shares” means common shares of limited liability company interests in the Company that are authorized and issued, evidencing a Member’s rights, powers and duties with respect to the Company, in accordance with the terms of this Agreement and the NYLLCL after the Effective Time.
“Member” means each member of the Company, including, unless the context otherwise requires, each Initial Member, each Substitute Member, and each Additional Member.
“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).
“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.
“Merger” has the meaning set forth in the recitals to this Agreement.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act, or the NASDAQ National Market or any successor thereto.
“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 3.7(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.
“Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain for such taxable year over the Company’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 3.7(b) and shall not include any items specially allocated under Section 4.1(d).
“Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction for such taxable year over the Company’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 3.7(b) and shall not include any items specially allocated under Section 4.1(d).
“NYBCL” means the New York Business Corporation Law of the State of New York, as amended, supplemented or restated from time to time, and any successor to such statute.

“NYLLCL” means the New York Limited Liability Company Law, as amended, supplemented or restated from time to time, and any successor to such statute.
“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 4.2(b)(i)(A), Section 4.2(b)(ii)(A) and Section 4.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such Nonrecourse Liabilities and for no other consideration.
“Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.
“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).
“Outstanding” means, with respect to LLC Shares, all LLC Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.
“Percentage Interest” means, as of any date of determination, with respect to any Member, the product obtained by multiplying (a) 100% less the percentage applicable to the LLC Shares (such percentage, as determined by the board of directors as a part of the issuance of such LLC Shares) by (b) the quotient obtained by dividing (x) the number of LLC Shares held by such Member by (y) the total number of all outstanding LLC Shares. No Member may beneficially own a percentage interest greater than 20%. As used herein, the term “beneficially own” shall have the meaning ascribed to it under Rule 13d-3 promulgated under the Exchange Act.
“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.
“Plan of Merger” has the meaning set forth in the recitals to this Agreement.
“Qualified Member” has the meaning set forth in Section 12.4 of this Agreement.
“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
“Record Date” means the date established by the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
“Record Holder” or “holder” means, with respect to the LLC Shares, the Person in whose name such LLC Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.
“Required Allocations” means (a) any limitation imposed on any allocation of Net Losses under Section 4.1(b) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Sections 4.1(d)(i), 4.1(d)(ii), 4.1(d)(iii), 4.1(d)(vi) or 4.1(d)(viii).
“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 4.2(b)(i)(A) or Section 4.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding LLC Shares.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.
“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 3.5(d) as a result of a transfer of LLC Shares to such Person.
“transfer” means, with respect to a LLC Share, a transaction by which the Record Holder of a LLC Share assigns such LLC Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
“Transfer Agent” means, with respect to any class of LLC Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of LLC Shares; provided that if no Transfer Agent is specifically designated for such class of LLC Shares, the Company shall act in such capacity.
“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 3.7(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.7(d) as of such date).
“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.7(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 3.7(d)).
“U.S. GAAP” means United States generally accepted accounting principles consistently applied.
Section 1.2   Construction.
Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.
ARTICLE II
ORGANIZATION
Section 2.1   Formation.
The Company has been formed as a limited liability company pursuant to the provisions of the NYLLCL. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the “NYLLCL” means the New York Limited Liability Company Law, as amended, supplemented or restated from time to time, and any successor to such statute. All LLC Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.
Section 2.2   Name.
The name of the Company shall be “Gyrodyne, LLC.” The Company’s business may be conducted under any other name or names, as determined by the Board. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3   Registered Office; Registered Agent; Principal Office; Other Offices.
The principal office shall be in the Village of St. James, Town of Smithtown, County of Suffolk, State of New York. The address to which the Secretary of State shall mail a copy of any process against the Company served upon him pursuant to law is: Gyrodyne, LLC, 7 Flowerfield, Suite 28, St. James, New York 11780, or such other place as the Board may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of New York as the Board determines to be necessary or appropriate.
Section 2.4   Purposes.
The purpose for which the Company is formed is to:
(a) engage in any and all lawful acts or activities for which limited liability companies may be formed under the NYLLCL;
(b) notwithstanding anything in this Agreement to the contrary, (i) without the consent of any Person, the Merger is hereby authorized, approved, ratified and confirmed, and (ii) in order to effectuate the Merger, the Company is hereby authorized to execute, deliver and perform, and Gyrodyne or any officer (as an “authorized person” within the meaning of the NYLLCL, as member, as an officer or otherwise) is hereby authorized to execute and deliver on behalf of the Company, the Plan of Merger, a Certificate of Merger of Gyrodyne and GSD into the Company to be filed in the office of the Secretary of State of the State of New York, and all documents, agreements, or certificates contemplated thereby or related thereto, in each case without further authorization or approval of any other Person (and any such execution, delivery and performance that has already occurred is hereby authorized, approved, ratified and confirmed in all respects). The foregoing authorization shall not be deemed a restriction on the powers of any Person to enter into other agreements on behalf of the Company in accordance with this Agreement.
Section 2.5   Powers.
The Company shall have, in furtherance of the purposes described in Section 2.4, all of the powers conferred upon limited liability companies organized under the NYLLCL subject to any limitations contained in this Agreement or in the laws of the State of New York.
Section 2.6   Term.
The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Articles of Organization as provided in the NYLLCL.
Section 2.7   Title to Company Assets.
Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.
ARTICLE III
MEMBERS AND LLC SHARES
Section 3.1   Members.
(a) A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any LLC Share and becomes the Record Holder of such LLC Share in accordance with the provisions of Article IV hereof. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a LLC Share.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).
(c) Except as otherwise provided in the NYLLCL, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.
(d) Subject to Articles X and XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s LLC Shares becomes a Record Holder of such LLC Shares, such transferring Member shall cease to be a member of the Company with respect to the LLC Shares so transferred.
(e) Except to the extent expressly provided in this Agreement: (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.
(f) Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.
Section 3.2   Authorization to Issue LLC Shares.
(a) The aggregate number of LLC Shares which the Company is authorized to issue is four million (4,000,000).
(b) All of the LLC Shares which the Company is authorized to issue shall be of one class, and shall be designated common shares.
(c) No holder of LLC Shares shall be entitled as a matter of right to subscribe for, purchase or receive any LLC Shares, whether out of the number of LLC Shares authorized by the Section 3.2(a) hereof or by amendment thereof, or out of the LLC Shares acquired by it after the issuance thereof, or any rights or options to subscribe for, purchase or receive LLC Shares which it may issue or sell, nor shall any holder of LLC Shares be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the Company may issue or sell that shall be convertible into or exchangeable for LLC Shares or to which shall be attached or appertain any warrant or warrants or other instrument or instruments or rights that shall confer upon the holder or owner of such securities the right to subscribe for, purchase or receive from the Company any of its LLC Shares; but any LLC Shares, whether now or hereafter authorized or acquired by the Company, and any rights or options to subscribe for, purchase or receive LLC Shares from the Company, and any bonds, debentures or other securities of the Company convertible into or exchangeable for LLC Shares or to which shall be attached or appertain any warrant or warrants or other instrument or instruments or rights that shall confer upon the holder or owner of such securities the right to subscribe for, purchase or receive from the Company any of its LLC Shares, may be issued and disposed of by the Board to such persons, firms, corporations or associations for such consideration, upon such terms and in such manner as the Board may in its discretion determine, without offering any thereof on the same terms or on any terms to the Members then of record.
Section 3.3   Outstanding LLC Shares.
(a) At the Effective Time, automatically, by virtue of the Merger and without any action on the part of any other Person (i) each share of Gyrodyne Common Stock issued and outstanding (including any such stock that is owned by Gyrodyne as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) is converted into one validly issued LLC Share, (ii) all certificates representing shares of Gyrodyne Common Stock (other than those certificates representing Dissenting Shares) shall be deemed for all purposes to represent the number of LLC Shares into which the shares of Gyrodyne Common Stock they previously represented were converted in accordance with the Plan of Merger and (iii) each holder of shares of Gyrodyne Common Stock (other than Dissenting Shareholders) automatically will be admitted to the Company as a Member. Notwithstanding Section 603 of the NYLLCL, any LLC Shares acquired by the Company by virtue of the Merger shall not be automatically deemed canceled and instead may be deemed to be authorized and issued LLC Shares held in the treasury of the Company and may subsequently be transferred in accordance with this Agreement.
(b) At the Effective Time, pursuant to the Plan of Merger and without any action on the part of any other Person (a) each share of limited liability interests of GSD (“GSD Interests”) issued and outstanding (including any such shares that are owned by GSD as treasury shares) immediately prior to the Effective Time shall be converted into [•] validly issued LLC Shares, (b) all certificates representing GSD Interests shall be deemed for all purposes to represent the number of LLC Shares into which the GSD Interests they previously represented were converted in accordance with the Plan of Merger and (c) each holder of GSD Interests automatically will be admitted to the Company as a Member.
(c) At the Effective Time, automatically, by virtue of the Merger and without any action on the part of any other Person, each limited liability company interest in the Company outstanding immediately prior to the Effective Time hereby ceases to be outstanding, is automatically canceled and retired, and each Person that was a member of the Company immediately prior to the Effective Time automatically ceases to be a member of the Company, and, in each case, any consideration paid by any such member shall be returned in connection with the cancellation and retirement of such interest in the Company.
(d) If a Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn his, her or its demand or lost his, her or its rights to appraisal under the NYBCL, (i) such Dissenting Stockholder’s shares shall no longer be considered Dissenting Shares and such Dissenting Stockholder’s shares of Gyrodyne Common Stock, if any, shall thereupon be deemed to have been converted pursuant to, and certificates representing such LLC Shares shall thereupon be treated in accordance with, Section 3.3(a) hereof, and (ii) such Dissenting Stockholder automatically shall be admitted to the Company as a Member.
Section 3.4   Uncertificated Shares.
The LLC Shares shall be uncertificated and a listing of the Record Holders thereof shall be maintained solely on the registrar of the Company’s shares and, if applicable, in the book-entry account system of any transfer agent appointed by the Company. No certificates evidencing such shares shall be issued. Upon written request of a registered holder of LLC Shares, the Company shall send to such registered owner a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 3.5   Record Holders.
The Company shall be entitled to recognize the Record Holder as the owner of a LLC Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LLC Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such LLC Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding LLC Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such LLC Shares.
Section 3.6   Registration and Transfer of LLC Shares; Limitation on Ownership.
(a) The term “transfer,” when used in this Agreement with respect to a Share, shall be deemed to refer to a transaction by which the Record Holder of a LLC Share assigns such LLC Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of LLC Shares. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering LLC Shares and transfers of such LLC Shares as herein provided. Transfers of LLC Shares shall be made upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes or other governmental charge and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement.
(c) By acceptance of the transfer of any LLC Share, each transferee of a LLC Share (including any nominee holder or an agent or representative acquiring such LLC Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member with respect to the LLC Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the LLC Shares so transferred, (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any LLC Shares and the admission of any new Member shall not constitute an amendment to this Agreement.
(d) Nothing contained in this Agreement shall preclude the settlement of any transactions involving LLC Shares entered into through the facilities of any National Securities Exchange on which such LLC Shares are listed for trading.
(e) No Member’s Percentage Interest shall exceed 20% (the “Cap”) at any time. If any Member’s Percentage Interest, at any time, is greater than the Cap for any reason whatsoever, including but not limited to additional contributions by Members, purchases or other acquisitions by Members, mergers, consolidations, acquisitions, or other business combinations involving the Member (such Member, the “Capped Member”), then the Percentage Interests resulting in such an increase over the Cap (the “Excess Interest”) shall be transferred by the Capped Member to an irrevocable trust formed and administered by the Company (the “Trust”). The Excess Interest shall have no voting rights when held in the Trust and shall be disregarded in computing any required votes under this Agreement. The Company shall be responsible for all expenses relating to the Trust. The Capped Member will be the beneficiary of the Trust. At the end of each fiscal quarter, or at such other earlier date as determined by the Board, the Company, on behalf of the Trust, shall have the option to purchase the Excess Interests from the Trust at a price (the “Excess Interests Price”) determined by an independent appraiser selected by the Board or to offer such Excess Interests to third parties. The Board may, at its discretion, offer such Excess Interests to the other Members in proportion to their Percentage Interests, or to other Persons at the Excess Interests Price. However, in the event a Capped Member’s Percentage Interests including the Excess Interest held beneficially in the Trust on behalf of such Capped Member, at any time becomes less than the Cap due to the sale of Percentage Interests by the Capped Member or due to additional issuances of LLC Shares by the Company, the Trust (to the extent such Capped Member’s Excess Interest has not been sold pursuant to this Section 3.6(e)) shall return to the Capped Member the lesser of (x) all Excess Interests of such Capped Member held in the Trust and (y) the number of Excess Interests that would increase such Capped Member’s Percentage Interest to 20%. Distributions, if any, made by the Company with respect to the Excess Interests shall be paid to the Capped Member promptly upon receipt thereof by the Trust. The Trust shall distribute the proceeds of any sale of the Excess Interests promptly upon receipt thereof to the Capped Member. Notwithstanding the foregoing, any transfer of Interests pursuant to this Section 3.6(e) that would cause the Company to be treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code shall be null and void and all transfers shall be made subject to and in compliance with all applicable laws.
Section 3.7   Capital Accounts.
(a) The Company shall maintain for each Member (or a beneficial owner of LLC Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Company) owning

LLC Shares a separate Capital Account with respect to such LLC Shares in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such LLC Shares pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 3.7(b) and allocated with respect to such LLC Shares pursuant to Section 4.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such LLC Shares pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 3.7(b) and allocated with respect to such LLC Shares pursuant to Section 4.1. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulation. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts or any adjustments thereto (including adjustments relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Treasury Regulation, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article VIII hereof upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).
(b) For purposes of computing the amount of any item of income, gain, loss or deduction, which is to be allocated pursuant to Article IV and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
(i) All fees and other expenses incurred by the Company to promote the sale of (or to sell) LLC Shares that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 4.1.
(ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.
(iii) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.
(iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined in the manner described in Regulation Section 1.704-3(d)(2). Upon an adjustment pursuant to Section 3.7(d) to the Carrying Value of any Adjusted Property that is subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined in the manner described in Regulation Section 1.704-3(d)(2).
(c) A transferee of LLC Shares shall succeed to a pro rata portion of the Capital Account of the transferor based on the number of LLC Shares so transferred.

(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional LLC Shares for cash or Contributed Property and the issuance of LLC Shares as consideration for the provision of services, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 4.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) immediately prior to the issuance of additional LLC Shares shall be determined by the Board using such method of valuation as it may adopt; provided, however, that the Board, in arriving at such valuation, must take fully into account the fair market value of the LLC Shares of all Members at such time. The Board shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a fair market value for individual properties.
(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Share), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 4.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 10.3 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 3.7(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 10.3, be determined and allocated by the Liquidator using such method of valuation as it may adopt.
(iii) The Board may make the adjustments described in clause (i) above in the manner set forth therein if the Board determines that such adjustments are necessary or useful to effectuate the intended economic arrangement among the Members (i.e., that equal distributions be paid with respect to each LLC Share), including Members who received LLC Shares in connection with the performance of services to or for the benefit of the Company.
(e) Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Board shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members (i.e., that equal distributions be paid with respect to each LLC Share), the Board may make such modification.
Section 3.8   Splits and Combinations.
(a) Subject to paragraph (d) of this Section 3.8, the Company may make a pro rata distribution of LLC Shares to all Record Holders of LLC Shares, or may effect a subdivision or combination of LLC Shares so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per share basis or stated as a number of LLC Shares are proportionately adjusted.
(b) Whenever such a distribution, subdivision or combination of LLC Shares is declared, the Board shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days nor more than 60 days prior to the date of such notice. The Board also may cause a firm of independent public accountants selected by it to calculate the number of LLC Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Company may issue uncertificated shares to the Record Holders of LLC Shares as of the applicable Record Date representing the new number of LLC Shares held by such Record Holders, or the Board may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes.
(d) The Company shall not issue fractional LLC Shares upon any distribution, subdivision or combination of LLC Shares. If a distribution, subdivision or combination of LLC Shares would otherwise result in the issuance of fractional LLC Shares, each fractional LLC Share shall be rounded to the nearest whole LLC Share (and a 0.5 LLC Share shall be rounded to the next higher LLC Share).
ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS
Section 4.1   Allocations for Capital Account Purposes.
For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Section 3.7(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.
(a) Net Income.   After giving effect to the special allocations set forth in Section 4.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated to the Members in accordance with their respective Percentage Interests.
(b) Net Losses.   After giving effect to the special allocations set forth in Section 4.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated to the Members in accordance with their respective Percentage Interests; provided that to the extent any allocation of Net Losses would cause any Members to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account), such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective Percentage Interests.
(c) Allocation upon Termination.   With respect to all Section 4.1(a) and (b) allocations following a Liquidation Date, such allocations shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 4.1 and after giving effect to all distributions during such taxable year; provided, however, that solely for purposes of this Section 4.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 10.3.
(d) Special Allocations.   Notwithstanding any other provision of this Section 4.1, the following special allocations shall be made for such taxable period:
(i) Company Minimum Gain Chargeback.   Notwithstanding any other provision of this Section 4.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 4.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 4.1(d)(iii) and 4.1(d)(vi)). This Section 4.1(d)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii) Chargeback of Member Nonrecourse Debt Minimum Gain.   Notwithstanding the other provisions of this Section 4.1 (other than Section 4.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a LLC Share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 4.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(d), other than Section 4.1(d)(i) and other than an allocation pursuant to Sections 4.1(d)(v) and 4.1(d)(vi), with respect to such taxable period. This Section 4.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iii) Qualified Income Offset.   In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 4.1(d)(i) or (ii). This Section 4.1(d)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(iv) Gross Income Allocations.   In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 4.1(d)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 4.1 have been tentatively made as if this Section 4.1(d)(iv) were not in this Agreement.
(v) Nonrecourse Deductions.   Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Board determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
(vi) Member Nonrecourse Deductions.   Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.
(vii) Nonrecourse Liabilities.   Nonrecourse Liabilities of the Company described in Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Members in a manner chosen by the Board and consistent with such Treasury Regulation.
(viii) Code Section 754 Adjustments.   To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix) Curative Allocation.
(A) The Required Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.1(d)(ix). Therefore, notwithstanding any other provision of this Article IV (other than the Required Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Members.
(B) The Board shall, with respect to each taxable period, (1) apply the provisions of Section 4.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 4.1(d)(ix)(A) among the Members in a manner that is likely to minimize such economic distortions.
Section 4.2   Allocations for Tax Purposes.
(a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 4.1.
(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:
(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.
(ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Sections 3.7(d)(i) or 3.7(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 4.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.
(iii) The Board shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities. Notwithstanding the preceding sentence, the Board may cause the Company to eliminate Book-Tax Disparities using another method described in Treasury Regulation Section 1.704-3.
(c) For the proper administration of the Company and for the preservation of uniformity of the LLC Shares, the Board shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the LLC Shares; and (iv) adopt and employ such methods for (A) the maintenance of Capital Accounts for book and tax purposes, (B) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of

Members, (E) the provision of tax information and reports to the Members, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of LLC Shares, (J) tax compliance and other tax-related requirements, including the use of computer software, and to use filing and reporting procedures similar to those employed by publicly-traded partnerships and limited liability companies, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law, and to achieve uniformity of LLC Shares. The Board may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 4.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Members, the holders of any class or classes of LLC Shares issued and Outstanding or the Company, and if such allocations are consistent with the principles of Section 704 of the Code.
(d) The Board may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Company’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the Board determines that such reporting position cannot be taken, the Board may adopt depreciation and amortization conventions under which all purchasers acquiring LLC Shares in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Company’s property. If the Board chooses not to utilize such aggregate method, the Board may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any LLC Shares, so long as such conventions would not have a material adverse effect on the Members or the Record Holders of LLC Shares.
(e) Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 4.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
(f) All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Board) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.
(g) Pursuant to Section 4.2(c), the Board may adopt and employ such conventions and methods as it determines in its sole discretion to be appropriate for the determination for federal income tax purposes of each item of Company income, gain, loss, and deduction and the allocation of such items among Members and between transferors and transferees under this Agreement and pursuant to the Code (including Section 706 of the Code) and the regulations or rulings promulgated thereunder. The Board may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.
(h) Allocations that would otherwise be made to a Member under the provisions of this Article IV shall instead be made to the beneficial owner of LLC Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board.
Section 4.3   Distributions to Record Holders.
(a) The Board may fix any time whatsoever not less than ten (10) nor more than sixty (60) days prior to the date of any meeting of Members, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of LLC Shares will be made or will go into effect, as a record date for the determination of the Members entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of LLC Shares.
(b) Notwithstanding Section 4.3(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 10.3(a).
ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS
Section 5.1   Power and Authority of Board.
The business and affairs of the Company shall be managed by its board of Directors (the “Board”), acting, collectively, as managers of the Company within the meaning of the NYLLCL. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and of the officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the NYBCL. In addition to the powers that now or hereafter can be granted to managers under the NYLLCL and to all other powers granted under any other provision of this Agreement, the Board may exercise all such powers of the Company and shall have full power and authority to do, and to direct the officers to do, all such lawful acts and things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company.
Section 5.2   Procedure for Election of Directors; Required Vote.
Election of Directors at all meetings of the Members at which Directors are to be elected (an “Election Meeting”) shall be by ballot, a plurality of the votes cast thereat shall elect Directors.
Section 5.3   Number of Directors.
The Board shall consist of not less than three (3) nor more than seven (7) Directors, who need not be Members. Within these limits, the number of Directors of the Company shall be fixed from time to time by resolution of the Board.
Section 5.4   Classification of Directors.
The Directors in office shall be divided, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. The term of office of the Class I Directors will expire at the 2014 annual meeting of Members, the term of office of the Class II Directors will expire at the 2015 annual meeting of Members and the term of office of the Class III Directors will expire at the 2016 annual meeting of Members following their election, and shall hold office until their successors have been duly elected and qualified. At each annual meeting of Members, commencing with the 2014 annual meeting, Directors elected to succeed the Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Members following their election. Directors shall hold office until their successors have been duly elected and qualified, provided, however, that a Directors may resign. If the number of Directors is not evenly divisible into thirds, the Board shall determine which Class or Classes shall have one extra Directors. Any additional Directors of any Class elected to the Board to fill a vacancy from an increase in such Class shall hold office for the term that expires as to that Class. The tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board.
Section 5.5   Removal and Vacancies.
Any Director or Directors may be removed at any time, but only for “cause” by the affirmative vote of two-thirds (2/3) of the Directors then in office or by vote of the Members at a special meeting called for that purpose. “Cause” for purposes hereof shall be defined as criminal acts, misfeasance of office or other similar acts. If the office of any Director or Directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the authorized number of Directors, or otherwise, the remaining Directors, though less than a quorum or by the sole remaining Director shall choose a successor, successors or additional Directors who shall hold office for the remainder of the term of the vacant office. In the event of a vacancy, the Board, may, in its discretion, reduce the number of Directors by allowing the vacated office to remain vacant. In the event that the Board increases the number of Directors, such new Directors will be elected by the Board to a Class or Classes of Directors so designated by the Board for the term(s) to expire at the annual meeting(s) of the Company next electing such Class or Classes, except as otherwise required by law.
Section 5.6   Quorum and Adjournment.
A majority of the Directors shall constitute a quorum at any meeting except as otherwise provided by law but a lesser number may adjourn any meeting from time to time and the meeting may be held as so adjourned without further notice.
Section 5.7   Regular Meetings.
Regular meetings of the Board shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board shall meet at the first regular meeting following the annual meeting of Members at which the Directors are elected. Notice need not be given of regular meetings of the Board that are held at the time and place designated by the Board. If a regular meeting is not to be held at the time and place designated by the Board, notice of such meeting, which need not specify the business to be transacted thereat and shall be given (a) if by mail, at least five (5) days, or (b) if by electronic communications or delivered personally or by telephone, not less than two (2) days before the time of such meeting, excepting the meeting following the election of Directors. Notices shall be given to each Director at the addresses that he/she shall furnish from time to time to the Secretary as the address for such notices.
Except as otherwise provided by law or this Agreement, a majority of those Directors present and voting at any meeting of the Board, if a quorum is present at such time, shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy, at a meeting of the Board.
Section 5.8   Special Meetings.
Special meetings of the Board may be called by the Chairman of the Board, or in his absence, by the President, or at the request of three or more members of the Board. A special meeting of the Board shall be deemed to be any meeting other than a regular meeting of the Board. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board (a) if by mail, at least seventy-two (72) hours or (b) if by electronic communications or delivered personally or by telephone, not less than eighteen hours before the time of such meeting, excepting the meeting following the election of Directors. Notices shall be given to each Director at the addresses that he/she shall furnish from time to time to the Secretary as the address for such notices.
Waiver of Notice in writing by any Director of any special meeting of the Board or of any committee thereof, whether prior or subsequent to such meeting, or attendance at such meeting by any Director, shall be equivalent to notice to such Directors of such meeting.
Section 5.9   Report and Records.
The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Company and presented to the Board, if practicable, at its next regular meeting. The Board shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.
Section 5.10   Committees.
(a) Executive Committee. The Board, in its discretion, may appoint three or more of its Directors to act as an Executive Committee. The Committee shall be comprised of the Chairman and such other Directors as appointed by the Board. Such Committee shall, when the Board is not meeting, assume such duties and perform such services as may be assigned to it by the Board, with the same force and effect as though the Board had performed the same.

The Executive Committee has all the authority of the Board, except with respect to certain matters that by the NYLLCL may not be delegated by the Board. The Committee may act only in the intervals between meetings of the full Board. It acts usually in those cases where it is not feasible to convene a special meeting of the Board or where the agenda is the technical completion of undertakings already approved in principle by the Board.
All action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board; provided that no rights or acts of third parties shall be affected by any such revision or alteration. The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules, or by resolution of the Board, but in every case the presence of a majority of its members shall be necessary to constitute a quorum.
In every case, the affirmative vote of a majority of all members of the Committee present at the meeting shall be necessary to its adoption of any resolution.
Section 5.11   Other Committees of the Board.
The Board may appoint one or more Directors to comprise one or more of the following Committees, or such other committees as may be designated from time-to-time by the Board, who shall serve at the pleasure of the Board:
(a) Audit Committee.   The Committee shall be comprised of non-employee Directors. The duties of the Committee include recommendation of the independent accountants to be appointed by the Board; approval of the scope of the accountants’ examination and other services; review of financial statements, including auditors’ opinions and management letters, and reporting to the Board the Committee’s recommendation with respect thereto; review of financial and/or fiscal policies and policy decisions; determination of the duties and responsibilities of the officer with internal auditing responsibility; approval of the scope of such officer’s work and review of the results thereof and, through review of the results of internal and external audits, monitoring of internal programs to ensure compliance with laws, regulations and the Company’s responsibilities for financial reporting to the public.
(b) Compensation Committee.   The Committee shall be comprised of non-employee Directors. The duties of the Committee include approval of salaries to be paid to senior executive officers; approval of or delegation to the President of the authority to approve the salaries of all other officers; and the annual review of all significant financial relationships which Directors and officers have with the Company, directly or indirectly. The duties also include investigation of any complaints concerning possible conflicts of interests involving Directors or officers of the Company, recommendations to the Board of actions to be taken to remove any such conflicts and recommendation of policies or procedures designed to avoid any such conflicts of interest.
(c) Nominating Committee.   The Committee shall be comprised of the Chairman of the Board and non-employee Directors. The duties of the Committee include recommendation to the Board with respect to nominees for election as Directors; and recommendation to the Board with respect to the composition of all Committees of the Board other than the Executive and Nominating Committees.
A majority of the number of members of any Committee shall constitute a quorum for the transaction of business. The action of a majority of members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.
Section 5.12   Chairman of the Board.
The Board shall elect a Chairman of the Board at the first regular meeting of the Board following each annual meeting of Members at which Directors are elected. The Chairman of the Board shall be a member of the Board and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board.
Section 5.13   Eligibility to Make Nominations.
Nominations of candidates for election as Directors at any Election Meeting may be made (1) by any Members entitled to vote at such Election Meeting only in accordance with the procedures established by Section 5.14, or (2) by the Board. In order to be eligible for election as a Director, any Director nominee must first be nominated in accordance with the provisions of this Agreement.

Section 5.14   Procedures for Nominations by Members.
(a) Any Member entitled to vote for the election of a Director at an Election Meeting may nominate one or more persons for such election only if written notice of such Member’s intent to make such nomination is delivered to or mailed and received by the Secretary of the Company. Such notice shall be delivered to the Secretary at the principal executive offices of the Company (1) with respect to an annual meeting of Members, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting, which, in the case of the first annual meeting of Members following the date hereof, the preceding year’s annual meeting shall mean the annual meeting of Gyrodyne’s shareholders held in the preceding year); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Member to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company; and (2) with respect to a special meeting, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the date of public disclosure of the date of such special meeting. In no event shall the public disclosure of an adjournment of an Election Meeting commence a new time period for the giving of a Member’s notice as described above. The written notice of the Member intending to make the nomination (the “Proponent”) shall set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of LLC Shares that are owned of record and beneficially by each such nominee, (iv) with respect to each nominee for election or reelection to the Board, the completed and signed questionnaire, representation and agreement required by Section 5.15, (v) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a Director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission, and (vi) as to the Proponent: (A) the name and address of the Proponent, and of any holder of record of the Proponent’s LLC Shares as they appear on the Company’s books, (B) the class and number of LLC Shares that are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s LLC shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Company in writing of the class and number of such LLC Shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to LLC Shares, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proponent has continuously held at least $2000 in market value, or 1%, of the Company’s Outstanding LLC Shares entitled to vote for at least one year (or such lesser period that shall have elapsed since the Merger) by such date of giving written notice or a representation that the Proponent is entitled to cast votes with respect to at least 5% of the Outstanding LLC Shares, (F) a representation that the Proponent intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (G) a representation whether the Proponent intends to deliver a proxy statement and form of proxy to Members of the Company and/or otherwise solicit proxies from Members in support of the nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Director of the Company or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.
(b) If the chair of the Election Meeting determines that a nomination of any candidate for election as a Director was not made in accordance with the applicable provisions of this Section 5.14, such nomination shall be void. Notwithstanding anything in this Section 5.14 to the contrary, unless otherwise required by law, if a Proponent intending to make a nomination at an Election Meeting pursuant to this Section 5.14 does not provide the information required under clauses (B) through (D) of subparagraph (vi) of paragraph (a) of this Section 5.14 to the Company promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.
Section 5.15   Submission of Questionnaire.
To be eligible to be a nominee for election or reelection as a Director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 5.14 of this Agreement) to the Secretary of the Company at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Company, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply with, applicable law and all applicable publicly disclosed governance, conflict of interest, opportunities, confidentiality and ownership and trading policies and guidelines of the Company.
Section 5.16   Articles of Organization.
The Articles of Organization has been filed with the Secretary of State of the State of New York as required by the NYLLCL, such filing being hereby confirmed, ratified and approved in all respects. The Board shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of New York or any other state in which the Company may elect to do business or own property. To the extent that the Board determines such action to be necessary or appropriate, the Board shall direct the appropriate officers of the Company to file amendments to and restatements of the Articles of Organization and do all things to maintain the Company as a limited liability company under the laws of the State of New York or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the NYLLCL for purposes of filing any such certificate with the Secretary of State of the State of New York. The Company shall not be required, before or after filing, to deliver or mail a copy of the Articles of Organization, any qualification document or any amendment thereto to any Member.
ARTICLE VI
OFFICERS
Section 6.1   Officers.
The officers of the Company shall be a President, a Secretary, a Treasurer, and such other officers and assistant officers, as the Board may from time to time deem advisable. Except for President and

Secretary, the Board may refrain from filling any of the said offices at any time and from time to time. Except as otherwise required by applicable law, the same individual may hold any two (2) or more offices. The officers shall be elected by the Board at the time, in the manner and for such terms as the Board from time to time shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected, but without prejudice to any contract right of such officer. Each officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board.
Section 6.2   President.
The President shall have general supervision of all of the departments and business of the Company and shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board carried into effect. The President shall execute on behalf of the Company and may affix or cause to be affixed a seal to authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Company by the Board or by the President. The President shall be a member of the Board. In the absence or disability of the Chairman of the Board or his/her refusal to act, the President shall preside at meetings of the Board. In general, the President shall perform all the duties and exercise all of the powers and authorities incident to such office or as prescribed by the Board.
Section 6.3   Secretary.
The Secretary shall act under the supervision of the President or such other officers as the President may designate. Unless the Board has elected a Secretary to the Board, or unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board and all meetings of the Members and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by this Agreement or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the Members and of the Board. The Secretary shall keep a seal of the Company, and, when authorized by the Board or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board, the President, or such other supervising officer as the President may designate.
Section 6.4   Treasurer.
The Treasurer shall act under the supervision of the President or such other officer as the President may designate. The Treasurer shall have custody of the Company’s funds and such other duties as may be prescribed by the Board, President or such other supervising officer as the President may designate.
Section 6.5   General Powers.
The officers are authorized to do and perform such acts as are necessary in the carrying on of the business of the Company, subject always to the direction of the Board.
ARTICLE VII
INDEMNIFICATION
Section 7.1   Mandatory Indemnification.
(a) No Director of the Company shall be liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Director, except if a judgment or other final adjudication adverse to the Director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Sections 409(c) and 609 of the NYLLCL. If the NYLLCL hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended NYLLCL. Any repeal or modification of this Section 7.1(a) by the Members of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Company existing at the time of such repeal or modification.
(b) The Company shall, to the full extent permitted by the NYLLCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a Director, officer or employee of the Company or any of its subsidiaries or was serving at the request of the Company as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Section 7.1, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. Any right of indemnification so provided shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the NYLLCL requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such Director or officer to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article VII or otherwise.
(c) To obtain indemnification under this Article VII, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the Members of the Company. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceedings for which indemnification is claimed a Change of Control (as hereinafter defined), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten days after such determination.
(d) If a claim under paragraph (a) of this Article VII is not paid in full by the Company within thirty days after a written claim pursuant to paragraph (b) of this Article VII has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the NYLLCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board, Independent Counsel or Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the NYLLCL, nor an actual determination by the Company (including its Board, Independent Counsel or Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(e) If a determination shall have been made pursuant to paragraph (b) of this Article VII that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Article VII.
(f) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Article VII that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Article VII.
(g) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Organization, this Agreement, vote of Members or Disinterested Directors or otherwise. No repeal or modification of this this Article VII shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Company hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
(h) The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the NYLLCL. To the extent that the Company maintains any policy or policies providing such insurance, each such Director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this this Article VII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such Director, officer, employee or agent.
(i) The Company may, to the extent authorized from time to time by the Board or the Members of the Company by resolution thereof, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this this Article VII with respect to the indemnification and advancement of expenses of Directors and officers of the Company, or to any Directors or officers of the Company to the extent such rights are permitted by law and not available under this this Article VII.
(j) If any provision or provisions of this this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this this Article VII (including, without limitation, each portion of any paragraph of this this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this this Article VII (including, without limitation, each such portion of any paragraph of this this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(k) For purposes of this Article VII:
(i) “Change of Control” means
(A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding LLC Shares or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (C) of this Section 7.1(k)(i); or
(B) Individuals who, as of August 1, 2001, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to August 1, 2001 whose election, or nomination for election by the Company’s Members, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(C) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding LLC Shares and outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then Outstanding LLC Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s Outstanding LLC Shares and outstanding voting securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then Outstanding LLC Shares resulting from such Business Combination or the combined voting power of the then Outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(D) Approval by the Members of the Company of a complete liquidation or dissolution of the Company.
(ii) “Disinterested Director” means a Director of the Company who is not and was not a party to the action or proceeding in respect of which indemnification is sought by the claimant.
(iii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate, securities and limited liability company law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under this Article VII.

(l) Any notice, request or other communication required or permitted to be given to the Company under this Article VII shall be in writing and either delivered in person or sent by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Company and shall be effective only upon receipt by the Secretary.
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.1   Records and Accounting.
The Board shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.
Section 8.2   Fiscal Year.
The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or permitted by law.
Section 8.3   Reports.
(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board shall cause to be mailed or made available to each Record Holder of a LLC Share, as of a date selected by the Board, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board.
(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board shall cause to be mailed or made available to each Record Holder of a LLC Share, as of a date selected by the Board, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the LLC Shares are listed for trading, or as the Board determines to be necessary or appropriate.
ARTICLE IX
TAX MATTERS
Section 9.1   Tax Returns and Information.
The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and its fiscal year. The officers of the Company shall use reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the fiscal year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company or any Group Member holds an interest. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2   Tax Elections.
(a) The Company may make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Board’s determination that such revocation is in the best interests of the Members. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the Board shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a LLC Share will be deemed to be the lowest quoted closing price of the LLC Shares on any National Securities Exchange on which such LLC Shares are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 4.2(g) without regard to the actual price paid by such transferee.
(b) Except as otherwise provided herein, the Board shall determine whether the Company should make any other elections permitted by the Code.
Section 9.3   Tax Controversies.
The Board shall designate one Member as the Tax Matters Partner (as defined in the Code). The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.
Section 9.4   Withholding.
Notwithstanding any other provision of this Agreement, the Board is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Board may treat the amount withheld as a distribution of cash pursuant to Sections 4.3 or 10.3 in the amount of such withholding from such Member.
Section 9.5   Partnership Treatment.
The Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a publicly traded partnership taxable as a partnership for federal (and applicable state) income tax purposes.
ARTICLE X
DISSOLUTION AND LIQUIDATION
Section 10.1   Dissolution.
The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:
(a) an election to dissolve the Company by the Board (i) that is approved by the holders of a Share Majority or (ii) in its sole discretion and without any separate approval by the Members at any time the value of the Company’s assets, as determined by the Board in good faith, is less than $1,000,000;
(b) the sale, exchange or other disposition of all of the real properties (or indirect interests) of the Company;
(c) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the NYLLCL; or
(d) at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the NYLLCL.

Section 10.2   Liquidator.
Upon dissolution of the Company, the Board shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority. The Liquidator (if other than the Board) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Share Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.
Notwithstanding the foregoing, in lieu of appointing a Liquidator, the Board may cause the then-remaining real properties (and indirect interests) of the Company to be transferred to a liquidating trust, which shall have the full power and authority to carry out the liquidation in accordance with this Agreement and the NYLLCL.
Section 10.3   Liquidation.
The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 1005 of the NYLLCL and the following:
(a) Subject to Section 10.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 10.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.
(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 10.2) and amounts to Members otherwise than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.
(c) All property and all cash in excess of that required to discharge liabilities as provided in Section 10.3(b) shall be distributed to the Members in accordance with and to the extent of the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 10.3(c)) for the taxable year of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined by the Board, and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

(d) Notwithstanding any other provision of this Agreement, if, upon the dissolution and liquidation of the Company pursuant to this Article VIII and after all other allocations provided for in Section 4.1 have been tentatively made as if this section were not in this Agreement, the quotient obtained by dividing the positive balance of a Member’s Capital Account with respect to LLC Shares by the aggregate of all Members’ Capital Account balances with respect to LLC Shares at such time would differ from such Member’s Percentage Interest, then Net Income (and items thereof) and Net Loss (and items thereof) for the Fiscal Year in which the Company dissolves and liquidates pursuant to Article VIII shall be allocated among the Members in a manner such that the positive balance in the Capital Account of each Member with respect to LLC Shares on a share by share basis, immediately after giving effect to such allocation, is, as nearly as possible, equal to each such Member’s Percentage Interest on a share by share basis.
Section 10.4   Cancellation of Articles of Organization.
Upon the completion of the distribution of Company cash and property as provided in Section 10.3 in connection with the liquidation of the Company, the Articles of Organization and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of New York shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.
Section 10.5   Return of Contributions.
None of any member of the Board or any officer of the Company will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.
Section 10.6   Waiver of Partition.
To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.
Section 10.7   Capital Account Restoration.
No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.
ARTICLE XI
AMENDMENT OF AGREEMENT
Section 11.1   General.
Except as provided in Section 11.2, Section 11.3 and Section 11.4, the Board may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 11.1. If the Board desires to amend any provision of this Agreement other than pursuant to Section 11.3, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (ii) direct that the amendment proposed be considered at the next annual meeting of the Members or (iii) seek the written consent of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board. Such special or annual meeting shall be called and held upon notice in accordance with Article XI of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under this Agreement or by the NYLLCL.
Section 11.2   Super-Majority Amendments.
Notwithstanding Section 11.1, the affirmative vote of the holders of Outstanding LLC Shares representing at least two-thirds of the total votes that may be cast by all Outstanding LLC Shares in the election of Directors, voting together as a single class, shall be required to alter or amend any provision of this Section 11.2 or Section 11.4(b).

Section 11.3   Amendments to be Adopted Solely by the Board.
Notwithstanding Section 11.1, the Board, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;
(b) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;
(c) a change that the Board determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes other than as the Company specifically so designates;
(d) a change that, in the sole discretion of the Board, it determines (i) does not adversely affect the Members (including adversely affecting the holders of any particular class of LLC Shares as compared to other holders of other classes of LLC Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the NYLLCL), (iii) to be necessary, desirable or appropriate to facilitate the trading of the LLC Shares (including, without limitation, the division of any class or classes of Outstanding LLC Shares into different classes to facilitate uniformity of tax consequences within such classes of LLC Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which LLC Shares are or will be listed for trading, compliance with any of which the Board deems to be in the best interests of the Company and the Members, (iv) to be necessary or appropriate in connection with action taken by the Board pursuant to Section 3.7, or (v) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;
(e) a change in the fiscal year or taxable year of the Company and any other changes that the Board determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;
(f) an amendment that the Board determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(g) an amendment that the Board determines to be necessary or appropriate in connection with the authorization or issuance of any class of LLC Shares pursuant to Section 3.2 and the admission of Additional Members;
(h) any amendment expressly permitted in this Agreement to be made by the Board acting alone;
(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;
(j) a merger, conversion or conveyance pursuant to Section 10.3(d); or
(k) any other amendments substantially similar to the foregoing.
Section 11.4   Amendment Requirements.
(a) Notwithstanding the provisions of Sections 11.1 and 11.3, no provision of this Agreement that establishes a percentage of Outstanding LLC Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Shares whose aggregate Outstanding LLC Shares constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 11.1 and 11.3, but subject to the provisions of Section 11.2, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 11.4(c), (ii) change Section 10.1(a), (iii) change the term of the Company or, (iv) except as set forth in Section 10.1(a), give any Person the right to dissolve the Company.
(c) Except as provided in Section 10.3, and without limitation of the Board’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 11.1, notwithstanding the provisions of Section 11.1, (i) any amendment that would have a material adverse effect on the rights or preferences of any class of LLC Shares in relation to other classes of LLC Shares must be approved by the holders of a majority of the Outstanding LLC Shares of the class affected.
ARTICLE XII
VOTING; MEMBER MEETINGS
Section 12.1   Voting.
Except as otherwise set forth in this Agreement, with respect to any matter submitted to a vote of Members, each holder shall be entitled to one vote per LLC Share. Any LLC Share representing an Excess Interest shall not be eligible to vote.
Section 12.2   Place of Meetings.
All meetings of the Members shall be held at such place or places, within or without the State of New York, as shall be determined by the Board from time to time.
Section 12.3   Annual Meetings.
The annual meeting of the Members shall be held at such date or hour as may be fixed by the Board. At an annual meeting of the Members, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a Member in accordance with (i) this Section 12.3 for any business other than the nomination of a person for election as a Director or (ii) Sections 5.13, 5.14 and 5.15 hereof for any nomination of a person for election as a Director.
Section 12.4   Special Meetings.
Special meetings of the Members may be called at any time by (i) the President, (ii) the Chairman of the Board, (iii) the Board pursuant to a resolution adopted by a majority of the total number of Directors that the Company would have if there were no vacancies, or (iv) by the President of the Company at the request of Qualified Members holding at least thirty percent (30%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. For purposes of this Section, a “Qualified Member” shall mean a person who shall have been a Member of the Company for at least six (6) months immediately preceding the request for a special meeting. In connection with any request for a special meeting, each Qualified Member must comply with Section 12.1 for any business proposed for the special meeting other than the nomination of a person for election as a Director. Any Member nominating a Director proposed to be elected at the special meeting must comply with Sections 5.13, 5.14 and 5.15 hereof. Business transacted at all special meetings shall be confined to the objects stated in the notice of the special meeting.
Section 12.5   Notice of the Meeting.
(a) Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the Company not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by first class mail. Notice may be given by third class mail, in which event, the notice shall be given not fewer than twenty-four (24) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the Member at his address as it appears on the stock transfer books of the Company or at such other address given by the Member in accordance with law.
(b) Any previously scheduled meeting of the Members may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of Members.
Section 12.6   Quorum.
The holders of a majority of the LLC Shares entitled to vote thereat shall constitute a quorum at any meeting of Members for the transaction of business except as otherwise provided by law.
Section 12.7   Conduct of Members’ Meetings; Adjournment.
(a) The Chairman of the Board shall preside at all Member meetings. In the absence of the Chairman of the Board, the President shall preside. The Chairman or the officer presiding over the Members meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting, and shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the stockholders’ meeting. Subject to Section 5.2 hereof, unless the Chairman or the officer presiding over the Members’ meeting otherwise requires, stockholders need not vote by ballot on any question.
(b) The Chairman or the presiding officer at a Members meeting or a majority of the LLC Shares of the Company present thereat, represented in person or by proxy, may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The Members present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 12.8   Inspectors of Election.
At least two inspectors of election shall be appointed by the Board to serve at each annual or special meeting of Members. Such inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives.
The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. If there are three or more inspectors, the act of a majority shall govern. On request of the presiding officer or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.
Section 12.9   Action of Members.
Except as otherwise provided by law, the Articles of Organization, or this Agreement, in all matters other than the election of Directors, the affirmative vote of a majority of the LLC Shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Members.
Section 12.10   Notice of Member Proposal For Business Other Than Nominations.
(a) or business to be properly brought before an annual meeting by a Member or before a special meeting called at the request of a Qualified Member (other than, in either case, the nomination of a person for election as a director, which is governed by Section 5.14), the Member intending to propose the business at the annual meeting or the Qualified Member on whose behalf the special meeting is called (each, a “Proponent”) must have given timely notice in writing to the Secretary of the Company of the intention to propose such business and such business must otherwise be a proper matter for Member action. To be timely, such notice shall be delivered to the Secretary at the principal executive offices of the Company (1) in the case of an annual meeting, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Member to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company; (2) in the case of a special meeting called pursuant to Section 203.(i),(ii) or (iii) of this Article II, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the date of public disclosure of the date of such special meeting; and (3) in the case of a special meeting called at the request of a Qualified Member (other than, in either case, the nomination of a person for election as a director, which is governed by Section 5.14), not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the 90th day prior to the date of such special meeting. In no event shall the public disclosure of an adjournment of an annual meeting or special meeting (each, a “Member Meeting”) commence a new time period for the giving of a Member’s notice as described above. (For purposes of this Agreement, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). A Proponent’s notice to the Secretary shall set forth as to each matter the Proponent proposes to bring before the Member Meeting: (A) a brief description of the business desired to be brought before the Member Meeting and the reasons for conducting such business at the Member Meeting, (B) the name and address of the Proponent, and of any holder of record of the Proponent’s shares as they appear on the Company’s books, (C) the class and number of shares of the Company which are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) any material interest of the Proponent in such business, (E) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (F) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (G) a representation that the Proponent is a holder of record or beneficial owner of shares of the Company entitled to vote at the Member Meeting and intends to appear in person or by proxy at the meeting to propose such business, and (H) a representation whether the Proponent intends to deliver a proxy statement and form of proxy to Members of the Company and/or otherwise solicit proxies from Members in support of the proposal.
(b) If the chair of the Member Meeting determines that any business (other than the nomination of a person for election as a director, which is governed by Section 5.14) was not made in accordance with the applicable provisions of this Agreement, such business shall not be transacted. Notwithstanding anything in this Agreement to the contrary, unless otherwise required by law, if a

Proponent intending to propose business at a Member Meeting pursuant to this Section 12.10 does not provide the information required under subparagraphs (C), (E) and (F) of Section 12.10(a). to the Company promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company. The requirements of this Section 12.10 shall apply to any business to be brought before a Member Meeting by a Member (other than the nomination of a person for election as a director, which is governed by Section 5.14) whether such business is to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to Members by means of an independently financed proxy solicitation. The requirements of this Section 12.10 are included to provide the Company notice of a Member’s intention to bring business before a Member Meeting and shall in no event be construed as imposing upon any Member the requirement to seek approval from the Company as a condition precedent to bringing any such business before a Member Meeting.
ARTICLE XIII
GENERAL PROVISIONS
Section 13.1   Seal of the Company.
The seal of the Company shall be circular in form and shall contain the name of the Company, the year “2013” and the words “Company Seal, New York.”
Section 13.2   Fiscal Year.
The fiscal year of the Company shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.
Section 13.3   Emergency Provisions.
In the event of any state of emergency, disaster or catastrophe (whether or not declared by the United States Government or the State of New York), and during the continuance of such emergency, the following By-Laws provisions shall be in effect, notwithstanding any other provisions of the By-Laws:
(a) A meeting of the Board or of any Committee thereof may be called by any officer or director upon one (1) hour’s notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;
(b) The director or directors in attendance at the meeting of the Board or of any Committee thereof shall constitute a quorum; and
(c) These By-Laws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board, provided such amendment or repeal shall only be effective for the duration of such state.
Section 13.4   Further Action.
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 13.5   Severability.
If any provision of this Agreement is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of this Agreement and such other provisions shall continue in full force and effect.
Section 13.6   Amendment or Repeal.
This Agreement may be altered or amended or repealed by the affirmative vote of a majority of the LLC Shares issued and outstanding and entitled to vote thereat, at any annual meeting of the Members or at any special meeting of the Members if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the Board at any regular meeting of the Board, or at any special meeting of the Board if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting.
Section 13.7   Binding Effect.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 13.8   Integration.
This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 13.9   Creditors.
None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.
Section 13.10   Waiver.
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 13.11   Counterparts.
This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a LLC Share, upon receipt of such issuance or transfer.
Section 13.12   Applicable Law.
This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of laws.
Section 13.13   Invalidity of Provisions.
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 13.14   Consent of Members.
Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.
Section 13.15   Facsimile Signatures.
The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company is expressly permitted by this Agreement.
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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GYRODYNE COMPANY OF AMERICA, INC.
By:	Name: Title:

[Signature Page to Amended and Restated LLC Agreement of Gyrodyne, LLC]

▼   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   ▼

GYRODYNE COMPANY OF AMERICA, INC.

SPECIAL MEETING OF SHAREHOLDERS, AUGUST 14, 2014

Revocable Proxy

PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION

OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby designates Frederick C. Braun III, Gary J. Fitlin and Peter Pitsiokos, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of GYRODYNE COMPANY OF AMERICA, INC. to be held at Flowerfield Celebrations, Mills Pond Road, St. James, New York 11780 on August 14, 2014 at 11:00 A.M., and any adjournment thereof, and revoking all proxies heretofore given, as designated hereon. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. This proxy shall remain in effect for a period of one year from its date.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.gyrodyne.com/proxy.php.

▼ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL ▼

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

THIS PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Receipt of the Proxy Statement and Annual Report is hereby acknowledged.

A vote FOR Item 1 is recommended by the Board of Directors.

1.    To authorize the Plan of Merger and the transactions contemplated thereby under the New York Business Corporation Law, including the merger of Gyrodyne Company of America, Inc. and Gyrodyne Special Distribution, LLC into Gyrodyne, LLC, and to transact such other business as may properly come before the special meeting or any adjournment thereof.

☐  FOR   ☐  AGAINST   ☐  ABSTAIN

Dated ___________________________________________________ ,2014

______________________________________________________________

Signature

______________________________________________________________

Title

SIGN ABOVE - Please sign exactly as your name appears hereon. If shares are registered in more than one name, all should sign but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign partnership name by an authorized person.